Exhibit 10.6

$1,400,000,000

SECOND AMENDED AND RESTATED

ABL CREDIT AGREEMENT

Dated as of October 11, 2007,

as Amended and Restated on September 20, 2010

and

as Further Amended and Restated on March 25, 2013,

among

UNIVAR INC.,

as the U.S. Parent Borrower,

The U.S. Subsidiary Borrowers

from Time to Time Party Hereto,

UNIVAR CANADA LTD.,

as the Canadian Borrower,

The Several Lenders

from Time to Time Parties Hereto,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

WELLS FARGO CAPITAL FINANCE LLC,

as Joint Lead Arrangers

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

WELLS FARGO CAPITAL FINANCE LLC,

DEUTSCHE BANK SECURITIES INC.

and

J.P. MORGAN SECURITIES LLC,

as Joint Bookrunners,

BANK OF AMERICA, N.A.,

as U.S. Administrative Agent, Collateral Agent, U.S. Swingline Lender

and U.S. Letter of Credit Issuer,

BANK OF AMERICA, N.A. (acting through its Canada branch),

as Canadian Administrative Agent, a Canadian Swingline Lender

and Canadian Letter of Credit Issuer,

WELLS FARGO CAPITAL FINANCE LLC,

DEUTSCHE BANK SECURITIES INC.

and

J.P. MORGAN SECURITIES LLC,

as Co-Syndication Agents

and

HSBC BANK USA, N.A.,

UNION BANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.

and

SUNTRUST BANK,

as Co-Documentation Agents

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SCHEDULES

Schedule 1.1(a)	Mortgaged Properties
Schedule 1.1(b)	Commitments
Schedule 1.1(c)(i)	Excluded Subsidiaries
Schedule 1.1(c)(ii)	Excluded Canadian Subsidiaries
Schedule 1.1(d)	Mandatory Costs
Schedule 1.1(e)	Existing Indebtedness
Schedule 1.1(f)	Debt Repayment
Schedule 1.1(j)	Existing Parent Subordinated Notes
Schedule 7.4	Litigation
Schedule 7.12	Subsidiaries
Schedule 8.11	Post-Closing Actions
Schedule 8.13(a)	Lockboxes and Blocked Accounts
Schedule 9.2	Existing Liens
Schedule 9.5	Existing Investments
Schedule 9.8	Existing Affiliate Transactions
Schedule 12.2	Notice Addresses

EXHIBITS

Exhibit A-1	U.S. Notice of Borrowing
Exhibit A-2	Canadian Notice of Borrowing
Exhibit A-3	Term Notice of Borrowing
Exhibit C	[Reserved]
Exhibit D	[Reserved]
Exhibit E-1	[Reserved]
Exhibit E-2	[Reserved]
Exhibit H	Form of Assignment and Acceptance
Exhibit J	Form of Joinder Agreement
Exhibit K	Form of U.S. Tax Compliance Certificate
Exhibit L	Form of U.S. Parent Borrower Assumption Agreement
Exhibit M	Form of Borrowing Base Certificate
Exhibit N	Form of U.S. Subsidiary Borrower Assumption Agreement
Exhibit O	Form of Reaffirmation by the Canadian Borrower

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SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT, dated as of October 11, 2007, as amended and restated as of September 20, 2010 and as further amended and restated as of March 25, 2013, among UNIVAR INC., a Delaware corporation (“Univar U.S.”), UNIVAR CAN-ADA LTD., a company formed under the laws of the Province of Alberta (the “Canadian Borrower”), the Domestic Subsidiaries (each capitalized term used but not defined in this preamble having the meaning provided in Section 1) of the U.S. Borrower from time to time party hereto (the “U.S. Subsidiary Borrowers”; together with the U.S. Parent Borrower, the “U.S. Borrowers”; and the U.S. Borrowers, together with the Canadian Borrower, the “Borrowers” and each a “Borrower”), the registered lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”), BANK OF AMERICA, N.A., as U.S. Administrative Agent, Collateral Agent, U.S. Swingline Lender and U.S. Letter of Credit Issuer, BANK OF AMERICA, N.A. (acting through its Canadian branch), as Canadian Administrative Agent, a Canadian Swingline Lender and Canadian Letter of Credit Issuer and Bank of Montreal as a Canadian Swingline Lender.

WHEREAS, Parent, the Borrowers, the Lenders, the U.S. Administrative Agent, the Collateral Agent and the Canadian Administrative Agent are parties to a Credit Agreement, dated as of October 11, 2007 (as amended prior to September 20, 2010, the “Original Credit Agreement”), as amended and restated as of September 20, 2010 (as further amended prior to the date hereof, the “First Restated Credit Agreement”); and

WHEREAS, the Required Lenders (under and as defined in the First Restated Credit Agreement) have consented to the amendment and restatement of the First Restated Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1.	Definitions

1.1. Defined Terms.

(a) As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“ABL Priority Collateral” shall have the meaning set forth in the Intercreditor Agreement.

“ABR” shall mean for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the U.S. Administrative Agent as its “prime rate” and (c) the LIBOR Rate plus 1.00%. The “prime rate” is a rate set by the U.S. Administrative Agent based upon various factors including the U.S. Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the ABR due to a change in such rate announced by the U.S. Administrative Agent or in the Federal Funds Effective Rate or LIBOR Rate shall take effect at the opening of business on the day specified in the public announcement of such change or on the effective date of such change in the Federal Funds Effective Rate or LIBOR Rate, respectively.

“ABR Loan” shall mean (i) any U.S. Revolving Loan denominated in Dollars, U.S. Agent Advance, U.S. Swingline Loan or Term Loan, in each case, during any period for which it bears interest by reference to the ABR, or (ii) any Canadian Revolving Loan, Canadian Swingline Loan or Canadian Agent Advance, in each case, denominated in Dollars, during any period for which it bears interest by reference to the Canadian Base Rate, as the context requires.

“Accommodation Payment” shall have the meaning provided in Section 12.22.

“Account Debtor” shall mean each Person obligated in any way on or in connection with an Account or Chattel Paper.

“Accounts” shall mean, with respect to a Credit Party, all of such Credit Party’s now owned or hereafter acquired or arising accounts, as defined in Article 9 of the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance; provided, however, if the governing law where a Credit Party has its domicile or chief executive office is the PPSA or the Civil Code of Quebec, then for purposes of this definition, “UCC” shall mean the PPSA or the Civil Code of Quebec, as the case may be.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the U.S. Parent Borrower and its Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in a manner consistent with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Adjusted Term Commitment” shall mean at any time the Term Commitment minus the Term Commitments of all Defaulting Lenders.

“Adjusted Total Revolving Commitment” shall mean at any time the Total Revolving Commitment minus the Revolving Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean as the context requires, (a) the U.S. Administrative Agent or (b) the Canadian Administrative Agent. Any general reference to the “Administrative Agent” shall refer to the U.S. Administrative Agent with respect to the U.S. Revolving Facility and the Term Facility and/or the Canadian Administrative Agent with respect to the Canadian Revolving Facility, as applicable.

“Administrative Agent’s Office” shall mean, with respect to any currency, the applicable Administrative Agent’s address and, as appropriate, account as set forth on Schedule 12.2 with respect to such currency, or such other address or account as such Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” shall have the meaning provided in Section 12.6(b)(ii)(D).

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agent Advances” shall mean the collective reference to U.S. Agent Advances and Canadian Agent Advances.

“Agent Parties” shall have the meaning provided in Section 12.17(d).

“Agents” shall mean the Administrative Agents, the Collateral Agent and the Arrangers.

“Aggregate Canadian Revolving Exposure” shall mean, at any date of determination, without duplication: the sum of (a) the Outstanding Amount of all Canadian Revolving Loans, Canadian Swingline Loans and Canadian Agent Advances on such date, in each case, borrowed by the Canadian Borrower and (b) the Outstanding Amount of Canadian Letter of Credit Obligations on such date in respect of Canadian Letters of Credit issued for the account of the Canadian Borrower.

“Aggregate Revolving Exposure” shall mean, at any date of determination, the sum of (a) Aggregate Canadian Revolving Exposure on such date and (b) the Aggregate U.S. Revolving Exposure (other than Canadian Overadvances) on such date.

“Aggregate U.S. Revolving Exposure” shall mean, at any date of determination, without duplication: the sum of (a) the aggregate Outstanding Amount of all U.S. Revolving Loans, U.S. Swingline Loans and U.S. Agent Advances on such date, (b) the Outstanding Amount of U.S. Letter of Credit Obligations on such date, (c) the Outstanding Amount of Canadian Overadvances on such date, (d) the Outstanding Amount of all Canadian Revolving Loans, Canadian Swingline Loans and Canadian Agent Advances on such date, in each case, borrowed by the U.S. Borrowers and (e) the Outstanding Amount of all Canadian Letter of Credit Obligations on such date in respect of Canadian Letters of Credit issued for the account of the U.S. Borrowers.

“Agreement” shall mean this Second Amended and Restated ABL Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Agreement Currency” shall have the meaning provided in Section 12.19.

“Allocable Amount” shall have the meaning provided in Section 12.22.

“Alternative Currency” shall mean (i) with respect to the Canadian Revolving Facility, Euros, Cdn. Dollars and Sterling and (ii) with respect to the U.S. Revolving Facility, Euros and Sterling and, in each case, each other currency (other than Dollars) that is approved in accordance with Section 1.7.

“Applicable Canadian Unused Line Fee Margin” shall mean, with respect to any period for which Canadian Unused Line Fees are paid, (a) 0.375% if the average daily Outstanding Amount of Canadian Revolving Loans (excluding Canadian Agent Advances and Canadian Swingline Loans) and Canadian Letter of Credit Obligations during such period is equal to or greater than 33 1/3%, but less than 66 2/3%, of the average daily amount of the Total Canadian Revolving Commitment during such period, (b) 0.25%, if the average daily Outstanding Amount of Canadian Revolving Loans (excluding Canadian Agent Advances and Canadian Swingline Loans) and Canadian Letter of Credit Obligations during such period is equal to or greater than 66 2/3% of the average daily amount of the Total Canadian Revolving Commitment during such period or (c) 0.50%, otherwise.

“Applicable Margin” shall mean, for purposes of calculating the applicable interest rate for any day for (x) any Term Loan that is (i) an ABR Loan, 2.25%, or (ii) a LIBOR Loan, 3.25%, and (y) any Revolving Loan, Swingline Loan or other Obligations and the applicable rate of the Letter of

Credit Fees for any day under Section 3.3, the percentage corresponding to Average Combined Availability as a percentage of the lesser of the Total Revolving Commitment and the Combined Borrowing Base for the most recent fiscal quarter (subject to the immediately succeeding sentence):

Pricing Level	Average Combined Availability as a percentage of the lesser of the Total Revolving Commitment and the Combined Borrowing Base	Applicable Margin
		Swingline Loans, Agent Advances, U.S. Revolving Loans and Canadian Revolving Loans that are ABR Loans or Canadian Prime Rate Loans	U.S. Revolving Loans and Canadian Revolving Loans that are LIBOR Loans or BA Equivalent Loans and Letter of Credit Fees
I	Greater than or equal to 66 2⁄3%	0.50%	1.50%
II	Greater than or equal to 33 1⁄3% but less than 66 2⁄3%	0.75%	1.75%
III	Less than 33 1⁄3%	1.00%	2.00%

The Applicable Margins shall be adjusted (up or down) prospectively, determined by reference to the pricing grid set forth above, on a quarterly basis on the date (each a “Calculation Date”) that is the first Business Day after each fiscal quarter end; provided, however, that (i) except as set forth below, the initial Applicable Margins shall be based on Pricing Level II; all such initial Applicable Margins shall remain at such levels until the first Business Day following the last calendar day of the first fiscal quarter commencing after the Second Restatement Effective Date and (ii) if an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first Business Day following the date such Event of Default is waived or cured.

“Applicable U.S. Unused Line Fee Margin” shall mean, with respect to any period for which U.S. Unused Line Fees are paid, (a) 0.375%, if the average daily Aggregate U.S. Revolving Exposure (excluding Swingline Loans, Agent Advances, Canadian Revolving Loans and Canadian Letter of Credit Obligations) during such period is equal to or greater than 33 1/3%, but less than 66 2/3%, of the average daily amount of the Total U.S. Revolving Commitment during such period, (b) 0.25%, if the average daily Aggregate U.S. Exposure (excluding Swingline Loans, Agent Advances, Canadian Revolving Loans and Canadian Letter of Credit Obligations) during such period is equal to or greater than 66 2/3% of the average daily amount of the Total U.S. Revolving Commitment during such period or (c) 0.50%, otherwise

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean MLPFS and Wells Fargo Capital Finance LLC, as Joint Lead Arrangers, and MLPFS, Wells Fargo Capital Finance LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as Joint Bookrunners.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit H, or such other form as may be approved by the applicable Administrative Agent.

“Authorized Officer” shall mean the President, the Chief Financial Officer, the Treasurer, the Vice President-Finance or any other senior officer of the U.S. Parent Borrower or the Canadian Borrower or any other general officers authorized by the board of directors), or any other officer designated as such in writing to the applicable Administrative Agent by such Person.

“Availability” shall mean the U.S. Availability or Canadian Availability, as the context requires.

“Availability Conditions” shall be deemed to be satisfied on any date if:

(a) U.S. Availability shall be not less than $0 on such date; and

(b) Canadian Availability shall be not less than $0 on such date.

“Average Combined Availability” shall mean, for any period of determination, average daily Combined Availability for such period, as calculated by the Administrative Agents.

“BA Equivalent Interest Payment Date” shall mean, with respect to a BA Equivalent Loan, (i) the last day of each BA Equivalent Interest Period applicable to such BA Equivalent Loan, (ii) if such BA Equivalent Interest Period is longer than three months, each three month anniversary of the making of such BA Equivalent Loan and (iii) the Termination Date.

“BA Equivalent Interest Period” shall mean, with respect to each BA Equivalent Loan, the interest period applicable thereto, as determined pursuant to Section 2.7.

“BA Equivalent Loan” shall mean a Canadian Revolving Loan denominated in Cdn. Dollars which bears interest based on the BA Rate.

“BA Rate” shall mean, for the BA Equivalent Interest Period of each BA Equivalent Loan, the rate of interest per annum equal to the annual rates applicable to Cdn. Dollar Bankers’ Acceptances having an identical or comparable term as the proposed BA Equivalent Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 a.m. New York City time on such day (or, if such day is not a Business Day, as of 10:00 a.m. New York City time on the immediately preceding Business Day), provided that if such rates do not appear on the CDOR Page at such time on such date, the rate for such date will be the average of the annual discount rates (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. New York City time on such day at which the Canadian chartered banks listed on Schedule 1 of the Bank Act (Canada) are then offering to purchase Cdn. Dollar Bankers’ Acceptances accepted by them having such specified term (or a term as closely as possible comparable to such specified term), plus five (5) points.

“Bank of America” shall mean Bank of America, N.A. and its successors.

“Bank Product Reserves” shall mean all reserves which the Administrative Agents from time to time establish in their reasonable credit judgment exercised in good faith for the Bank Products then provided or outstanding.

“Bank Products” shall mean Secured Cash Management Agreements and Secured Hedge Agreements.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (or any successor statute), as amended from time to time.

“Benefited Lender” shall have the meaning provided in Section 12.8(a).

“BIA” shall mean the Bankruptcy and Insolvency Act (Canada) (or any successor statute), as amended from time to time and includes all regulations thereunder.

“Blocked Account” shall mean the U.S. Blocked Account or the Canadian Blocked Account, as the context requires.

“Blocked Account Agreement” shall have the meaning provided in Section 8.13(a)(iii).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower Materials” shall have the meaning provided in Section 12.17(c).

“Borrowers” shall have the meaning provided in the preamble to this Agreement.

“Borrowing” shall mean the incurrence of one Type of Loan of a single Class on a single date (or resulting from conversions on a single date) having, in the case of LIBOR Loans or BA Equivalent Loans, the same Interest Period or BA Equivalent Interest Period, as applicable (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans or BA Equivalent Loans, as applicable). For the avoidance of doubt, the conversion of a LIBOR Loan into an ABR Loan (or vice versa), the continuation or selection of any Interest Period shall not, in each case, constitute a Borrowing or a Loan.

“Borrowing Base” shall refer to the U.S. Borrowing Base or the Canadian Borrowing Base, as the context requires.

“Borrowing Base Certificate” shall mean a certificate of the U.S. Parent Borrower and the Canadian Borrower, substantially in the form of Exhibit M (or another form acceptable to the Administrative Agents) setting forth the calculation of the U.S. Borrowing Base and the Canadian Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agents. All calculations of the U.S. Borrowing Base and Canadian Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the U.S. Parent Borrower and the Canadian Borrower and certified to the Administrative Agents; provided that the Administrative Agents shall have the right to review and adjust any such calculation to the extent that such calculation is not in accordance with this Agreement.

“Business Day” shall mean any day excluding Saturday, Sunday and any day that in the jurisdiction where the Administrative Agent’s Office for Loans in Dollars is located shall be a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close; provided, however,

(a) if such day relates to any interest rate settings as to a LIBOR Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such LIBOR Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) when used in connection with a Canadian Revolving Loan (subject to clause (a) above in the case of a Canadian Revolving Loan that is a LIBOR Loan), such day shall be a day on which banks are open for business in Toronto, Canada but excluding Saturday, Sunday and any other day which is a legal holiday in Toronto, Canada;

(c) if such day relates to any interest rate settings as to a LIBOR Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such LIBOR Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a TARGET Day;

(d) if such day relates to any interest rate settings as to a LIBOR Loan denominated in a currency other than Dollars or Euro, such day shall be a day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(e) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a LIBOR Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such LIBOR Loan (other than any interest rate settings), such day shall be a day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Administrative Agent” shall mean Bank of America, N.A. (acting through its Canada branch), as the administrative agent for the Canadian Revolving Lenders under this Agreement, or any successor administrative agent pursuant to Section 11.

“Canadian Agent Advances” shall have the meaning provided in Section 2.3(h).

“Canadian Availability” shall mean at any time the lesser of (i) the excess of (x) the Total Canadian Revolving Commitment at such time minus (y) the Outstanding Amount of Canadian Revolving Loans, Canadian Swingline Loans, Canadian Agent Advances and the Outstanding Amount of Canadian Letter of Credit Obligations and (ii) the excess of (x) the Combined Borrowing Base at such time, minus (y) the Aggregate Revolving Exposure at such time.

“Canadian Bank” shall mean Bank of America, N.A. (acting through its Canada branch), for so long as it is a Canadian Revolving Lender hereunder.

“Canadian Base Rate” shall mean for any day, the greater of (x) the rate of interest in effect for such day as publicly announced from time to time by the Canadian Administrative Agent in Toronto, Ontario as its “base rate” (the “base rate” being a rate set by the Canadian Administrative Agent based on various factors including costs and desired return of the Canadian Administrative Agent, general economic conditions and other factors, and used as a reference point for pricing some loans in Dollars, which may be priced at, above or below such announced rate) and (b) the LIBOR Rate plus 1.00%. Any change in the “base rate” announced by the Canadian Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based upon the Canadian Base Rate shall be adjusted simultaneously with any change in the “base rate”. In the event that the Canadian Administrative Agent (including any successor or assignee) does not at any time publicly announce a “base rate”, then “Canadian Base Rate” shall mean the “base rate” publicly announced by a Schedule 1 chartered bank in Canada selected by the Canadian Administrative Agent.

“Canadian Blocked Account” shall have the meaning provided in Section 8.13(a).

“Canadian Borrower” shall have the meaning specified in the preamble hereto.

“Canadian Borrowing Base” shall mean, with respect to the Canadian Credit Parties, at any time, an amount equal to the Dollar Equivalent of (w) 85% multiplied by the book value of Eligible Accounts of the Canadian Credit Parties plus (x) 85% multiplied by the Net Orderly Liquidation Value of Eligible Inventory of the Canadian Credit Parties (without duplication) plus (y) 100% multiplied by the amount of cash of the Canadian Credit Parties held in deposit accounts with the Canadian Administrative Agent or any other bank reasonably satisfactory to the Administrative Agent and, in each case, subject to control agreements (in form and substance reasonably satisfactory to the Collateral Agent) in favor of the Collateral Agent (without duplication) minus (z) any Reserves from time to time established by the Canadian Administrative Agent with respect to the Canadian Borrowing Base.

“Canadian Collateral” shall mean all property pledged or purported to be pledged pursuant to the Canadian Security Documents.

“Canadian Commitment Increase” shall have the meaning provided in Section 2.15(a).

“Canadian Concentration Account” shall have the meaning provided in Section 8.13(a).

“Canadian Credit Parties” shall mean the Canadian Borrower and the Canadian Guarantors.

“Canadian Defined Benefit Plan” shall mean a Foreign Plan for the purposes of any applicable pension benefits standards statute or regulation in Canada, which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Designated Account” shall have the meaning specified in Section 2.3(c).

“Canadian Fronting Fee” shall have the meaning specified in Section 3.3(b).

“Canadian Fronting Lender” shall mean the Canadian Bank, in its capacity as fronting lender under the Canadian Revolving Facility, together with its successors and assigns in such capacity.

“Canadian Guarantee” shall mean, collectively, the guarantees by the Canadian Subsidiaries in favor of the Collateral Agent for the benefit of the Canadian Secured Parties in respect of the Canadian Obligations.

“Canadian Guarantee and Pledge Agreement” shall mean each of a Canadian limited recourse guarantee and a Canadian share pledge agreement entered into by any subsidiary that is required to enter into such agreement pursuant to Section 8.8(b) and the Collateral Agent for the benefit of the Canadian Secured Parties dated as of the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time.

“Canadian Guarantor” shall mean, except as set forth in Schedule 8.11, each Canadian Subsidiary that provides a Canadian Guarantee or becomes a party to the Canadian Guarantee after the Closing Date pursuant to Section 8.8 or otherwise.

“Canadian Letter of Credit” shall have the meaning specified in Section 2.4(a)(ii).

“Canadian Letter of Credit Fee” shall have the meaning specified in Section 3.3(b).

“Canadian Letter of Credit Issuer” shall mean the Canadian Bank, any Affiliate of the Canadian Bank or any other financial institution, in each case, that issues any Canadian Letter of Credit pursuant to this Agreement; provided that solely for purposes of each Existing Canadian Letter of Credit, the entity identified on Schedule 1.1(h) as the issuer of such Letter of Credit shall be deemed for all purposes of this Agreement to be the Canadian Letter of Credit Issuer and shall have all rights, obligations and privileges of the Canadian Letter of Credit Issuer with respect thereto.

“Canadian Letter of Credit Obligations” shall mean, as at any date of determination, the Dollar Equivalent of the aggregate amount available to be drawn under all outstanding Canadian Letters of Credit plus the aggregate Dollar Equivalent of all amounts drawn under the Canadian Letters of Credit, including all Letter of Credit Borrowings arising under Canadian Letters of Credit. For all purposes of this Agreement, if on any date of determination a Canadian Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Canadian Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Canadian Letter of Credit Participant” shall mean a Letter of Credit Participant in a Canadian Letter of Credit.

“Canadian Letter of Credit Subfacility” shall mean $110,000,000.

“Canadian Lock Boxes” shall have the meaning provided in Section 8.13(a).

“Canadian Notice of Borrowing” shall have the meaning specified in Section 2.3(b)(i).

“Canadian Notice of Conversion or Continuation” shall have the meaning provided in Section 2.9(c).

“Canadian Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, the Canadian Borrower arising under any Credit Document and all obligations of the Canadian Credit Parties arising under any Secured Cash Management Agreement or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent (including by way of Guarantee), due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Canadian Credit Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Canadian Overadvances” shall mean, at any time, the excess (if any) of the Aggregate Canadian Revolving Exposure at such time over the Canadian Borrowing Base at such time.

“Canadian Prime Rate” shall mean, on any day, the nominal annual rate of interest announced from time to time by the Canadian Administrative Agent as its reference rate of interest for loans made in Cdn. Dollars to Canadian customers and designated as its “prime rate” (the “prime rate” being a rate set by the Canadian Administrative Agent based upon various factors including the Canadian Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate). Any change in the prime rate announced by the Canadian Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. Each rate of interest based upon the Canadian Prime Rate shall be adjusted simultaneously with any change in the Canadian Prime Rate. In the event that the Canadian Administrative Agent (including any successor or assignor) does not at any time publicly announce a prime rate, the “Prime Rate” shall mean the “prime rate” publicly announced by a Schedule 1 chartered bank in Canada selected by the Canadian Administrative Agent.

“Canadian Prime Rate Loan” shall mean a Canadian Revolving Loan, Canadian Swingline Loan or Canadian Agent Advance which bears interest based on the Canadian Prime Rate.

“Canadian Revolving Commitment” shall mean, as to any Canadian Revolving Lender, the obligation of such Lender, if any, to make Canadian Revolving Loans and participate in Canadian Letters of Credit and Canadian Swingline Loans in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Canadian Revolving Commitment” opposite such Lender’s name on Schedule 1.1(b) or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the aggregate Canadian Revolving Commitments of all Canadian Revolving Lenders as of the Second Restatement Effective Date is $400,000,000.

“Canadian Revolving Facility” shall have the meaning provided in Section 2.1(b).

“Canadian Revolving Lender” shall mean a Lender with a Canadian Revolving Commitment or an outstanding Canadian Revolving Loan, Canadian Swingline Loan, Canadian Agent Advance or that is a Canadian Letter of Credit Participant.

“Canadian Revolving Loans” shall have the meaning specified in Section 2.3(a).

“Canadian Revolving Participant” shall mean each Canadian Revolving Lender for whom the Canadian Fronting Lender will make Canadian Revolving Loans denominated in Euro or Sterling as set forth on Schedule 1.1(b) or a separate written agreement between the Canadian Fronting Lender and such Canadian Revolving Lender.

“Canadian Secured Parties” shall mean the Canadian Administrative Agent, the Collateral Agent, each Canadian Revolving Lender, each Canadian Swingline Lender, the Canadian Letter of Credit Issuer, each Secured Hedge Bank that is party to any Secured Hedge Agreement with any Restricted Foreign Subsidiary, each Cash Management Bank that is party to a Secured Cash Management Agreement with a Restricted Foreign Subsidiary and each sub-agent pursuant to Section 11 appointed by the Canadian Administrative Agent.

“Canadian Security Agreement” shall mean the general security agreements and deeds of hypothec entered into by the Canadian Credit Parties in favor of the Collateral Agent to secure the Canadian Obligations, dated as of the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time.

“Canadian Security Documents” shall mean the Canadian Security Agreement, the Canadian Guarantee and Pledge Agreement and any other agreements executed by one or more of the Canadian Credit Parties pursuant to which the Collateral Agent has been granted a Lien to secure the Canadian Obligations.

“Canadian Subsidiary” shall mean any direct or indirect Subsidiary of the U.S. Parent Borrower which is incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

“Canadian Swingline Commitment” shall mean the obligation of the Canadian Swingline Lenders to make Canadian Swingline Loans in an aggregate Outstanding Amount not to exceed $30,000,000.

“Canadian Swingline Lenders” shall mean (i) the Canadian Bank, (ii) Bank of Montreal and (iii) any successor financial institution to either of the foregoing agreed to by the Agent, each in its capacity as provider of Canadian Swingline Loans.

“Canadian Swingline Loan” shall have the meaning specified in Section 2.3(g)(i).

“Canadian Unused Line Fee” shall have the meaning provided in Section 3.2(b).

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the U.S. Parent Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the U.S. Parent Borrower and its Subsidiaries.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Cash Dominion Event” shall mean the occurrence of any of the following events: (a) Combined Availability (as determined by the Administrative Agents in their reasonable credit judgment) is less than or equal to the greater of (i) $130,000,000 and (ii) 10.0% of the Combined Borrowing Base for five consecutive Business Days, (b) U.S. Availability is less than or equal to 10.0% of the U.S. Borrowing Base for five consecutive Business Days or (c) upon the declaration of such by the Required Lenders when an Event of Default has occurred and is continuing.

“Cash Dominion Period” shall mean the period commencing with prior written notice by the Administrative Agents to the Borrowers of the occurrence of a Cash Dominion Event and ending (a) no less than 20 consecutive days thereafter and (b) only after such Cash Dominion Event (i) is no longer in existence for a period of at least 20 consecutive days, provided that no other Cash Dominion Event has been in existence during such 20 consecutive day period; or (ii) has been waived by Required Lenders.

“Cash Flow Term Administrative Agent” shall mean Bank of America, in its capacity as administrative agent under the Cash Flow Term Credit Agreement, and its successors and assigns.

“Cash Flow Term Collateral Agent” shall mean Bank of America, in its capacity as collateral agent under the Cash Flow Term Credit Agreement, and its successors and assigns.

“Cash Flow Term Credit Agreement” shall mean the Fourth Amended and Restated Term Credit Agreement, dated February 22, 2013, by and among the U.S. Parent Borrower, Univar UK Ltd., the lenders party thereto, the Cash Flow Term Administrative Agent and the other parties named therein, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Cash Flow Term Credit Agreement or other credit agreements or otherwise, unless such agreement or instrument expressly provides that it is not intended to be and is not a Cash Flow Term Credit Agreement hereunder). Any reference to the Cash Flow Term Credit Agreement hereunder shall be deemed a reference to any Cash Flow Term Credit Agreement then in existence.

“Cash Flow Term Credit Documents” shall mean the Credit Documents (or comparable term) as defined in the Cash Flow Term Credit Agreement, as the same may be amended, supplemented, waived, otherwise modified, extended, renewed, refinanced or replaced from time to time.

“Cash Flow Term Facility” shall mean the collective reference to the Cash Flow Term Credit Documents, any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Cash Flow Term Credit Agreement or one or more other credit agreements, indentures or financing agreements or otherwise, unless such agreement or instrument expressly provides that it is not intended to be and is not a Cash Flow Term Facility hereunder).

“Cash Management Agreement” shall mean (i) any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payable services), purchase card, electronic funds transfer and other cash management arrangements and (ii) any other agreement (including, without limitation, any agreement which states that it is a “Cash Management Agreement” for purposes of this Agreement) other than an agreement relating to Indebtedness incurred in reliance on Section 9.1(a)(y), Section 9.1(i) or Section 9.1(m).

“Cash Management Bank” shall mean any Person that, either (x) at the time it enters into a Cash Management Agreement or (y) on the Closing Date, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“CCAA” shall mean Companies’ Creditors Arrangement Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.

“CD&R” shall mean Clayton, Dubilier & Rice, LLC and any successor in interest thereto, and any successor to its investment management business.

“CD&R Group” shall mean (a) CD&R, (b) Clayton, Dubilier & Rice Fund VIII, L.P. and its successors in interest, (c) any investment fund or vehicle managed, sponsored or advised by CD&R or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle and (d) any limited or general partners of, or other investors in, any entity described in clause (b) above or any Affiliate thereof, or any such investment fund or vehicle.

“Cdn. Dollar” and “Cdn.$” shall mean dollars in the lawful currency of Canada.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the Second Restatement Effective Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Second Restatement Effective Date or (c) any guideline, request or directive issued or made after the Second Restatement Effective Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) that requires compliance by a Lender; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean and be deemed to have occurred if (a) prior to a Qualified IPO the Permitted Investors shall at any time not beneficially own, in the aggregate, directly or indirectly, at least 50% of the voting power of the outstanding Voting Stock of (x) so long as the U.S. Parent Borrower is a Subsidiary of any Parent Entity, such Parent Entity (other than a Parent Entity that is a Subsidiary of a Parent Entity) and (y) if the U.S. Parent Borrower is not a Subsidiary of a Parent Entity, the U.S. Parent Borrower; or (b) after a Qualified IPO, any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than one or more Permitted Investors, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of (x) so long as the U.S. Parent Borrower is a Subsidiary of any Parent Entity, such Parent Entity (other than a Parent Entity that is a Subsidiary of a Parent Entity) and (y) if the U.S. Parent Borrower is not a Subsidiary of a Parent Entity, the U.S. Parent Borrower that (i) exceeds 35% of the outstanding Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of a Parent Entity) or the U.S. Parent Borrower, as applicable, and (ii) exceeds the percentage of the voting power of such Voting Stock then beneficially owned, in the aggregate, by the Permitted Investors, unless, in the case of either clause (a) or (b) above, the Permitted Investors have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of (x) so long as the U.S. Parent Borrower is a Subsidiary of any Parent Entity, such Parent Entity (other than a Parent Entity that is a Subsidiary of a Parent Entity) and (y) if the U.S. Parent Borrower is not a Subsidiary of a Parent Entity, the U.S. Parent Borrower; or (c) Continuing Directors shall not constitute at least a majority of the board of directors of the U.S. Parent Borrower; or (d) at any time, a Change of Control (as defined in any agreement governing Junior Indebtedness) shall have occurred.

“Chattel Paper” shall have the meaning provided in Article 9 of the UCC and in the PPSA, as applicable.

“Claims” shall have the meaning provided in the definition of “Environmental Claims.”

“Class,” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are U.S. Revolving Loans, Canadian Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a U.S. Revolving Commitment, a Canadian Revolving Commitment or a Term Commitment.

“Closing Date” shall mean October 11, 2007.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code, as in effect at the Closing Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean the U.S. Collateral and the Canadian Collateral, collectively. “Collateral”, for the avoidance of doubt, shall not include at any time any Excluded Assets.

“Collateral Agent” shall mean Bank of America, as collateral agent under the Security Documents, or any successor collateral agent pursuant to Section 11.

“Combined Availability” shall mean, at any date of determination, the sum of (a) U.S. Availability and (b) the lesser of (x) Canadian Availability on such date and (y) the greater of (i) zero dollars and (ii) the excess of the Canadian Borrowing Base over Aggregate Canadian Revolving Exposure.

“Combined Borrowing Base” shall mean, at any time, the sum of (a) the U.S. Borrowing Base at such time and (b) the Canadian Borrowing Base at such time.

“Commitment Increase” shall have the meaning provided in Section 2.15.

“Commitment Increase Effective Date” shall have the meaning provided in Section 2.15(c).

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s U.S. Revolving Commitment, Canadian Revolving Commitment, Swingline Commitment and Term Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning provided in Section 12.17(a).

“Concentration Account” shall mean the U.S. Concentration Account or the Canadian Concentration Account, as the context requires.

“Confidential Information” shall have the meaning provided in Section 12.16.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the U.S. Parent Borrower and the Restricted Subsidiaries for such period:

(i) total interest expense,

(ii) provision for taxes based on income, profits or capital (or any alternative in lieu of), including federal, foreign state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including any penalties and interest relating to any tax examinations, including payments made pursuant to any tax sharing agreements or arrangements among the U.S. Parent Borrower, its Restricted Subsidiaries and any direct or indirect parent company of the U.S. Parent Borrower (so long as such tax sharing payments are attributable to the operations of the U.S. Parent Borrower and its Restricted Subsidiaries),

(iii) depreciation and amortization,

(iv) extraordinary losses and unusual or non-recurring charges, including, without limitation, severance costs, relocation costs and integration and facilities opening costs including in connection with any Investment or Disposition,

(v) the amount of any interest expense of any minority interest,

(vi) management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor in an amount not to exceed the maximum amount permitted under clause (a) of the first proviso in Section 9.8,

(vii) any costs or expenses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the U.S. Parent Borrower or net cash proceeds of an issuance of Stock or Stock Equivalents (other than Disqualified Equity Interests) of the U.S. Parent Borrower,

(viii) [Reserved],

(ix) to the extent covered by insurance and actually reimbursed, or, so long as the U.S. Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption,

(x) any fees, costs, commissions, expenses or other charges incurred during such period in connection with the Transaction, any other acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt or issuance of equity securities amendment, or modification to any Indebtedness and any non-recurring costs relating to corporate reorganizations (in each case, including any such transaction undertaken but not completed) and any charges during such period as a result of any such transaction,

(xi) expenses to the extent covered by contractual indemnification or refunding provisions in favor of the U.S. Parent Borrower or a Restricted Subsidiary and actually paid or refunded, or, so long as the U.S. Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be paid or refunded by the indemnifying party or other obligor and only to the extent that such amount is (A) not denied by the applicable indemnifying party or obligor in writing within 90 days and (B) in fact reimbursed within 180 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 180 days),

(xii) any non-cash increase in expenses (A) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or (B) due to purchase accounting and other charges associated with the Transactions and the First Restatement Transactions,

(xiii) the amount of loss from the early extinguishment of Indebtedness or Hedge Agreements or other derivative instruments, and

(xiv) any other non-cash charges or expenses reducing Consolidated Net Income except to the extent representing accruals or reserves for future cash expenditures,

less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for the U.S. Parent Borrower and its Restricted Subsidiaries for such period:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period),

(iii) gains on asset sales (other than asset sales in the ordinary course of business), and

(iv) any net after-tax income from the early extinguishment of Indebtedness or Hedge Agreements or other derivative instruments,

in each case, as determined on a consolidated basis for the U.S. Parent Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that

(i) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency re-measurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Hedge Agreements for currency exchange risk),

(ii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the U.S. Parent Borrower or any Restricted Subsidiary following the first day of such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the U.S. Parent Borrower or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Lenders and the Administrative Agents, and

(iii) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the U.S. Parent Borrower or any Restricted Subsidiary following the first day of such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary following the first day of such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (i) Consolidated EBITDA for such Test Period minus Capital Expenditures of the U.S. Parent Borrower and the Restricted Subsidiaries paid in cash during such Test Period except to the extent such Capital Expenditures were made with the proceeds of Indebtedness (other than any Loans) or through equity investments in the Parent minus the aggregate amount of income taxes of the U.S. Parent Borrower and the Restricted Subsidiaries paid in cash during such Test Period to (ii) Consolidated Fixed Charges for such Test Period.

“Consolidated Fixed Charges” shall mean, for any period, without duplication, the sum of (A) all scheduled payments of principal on Indebtedness (other than (i) refinancings or repayments made with additional Indebtedness (other than proceeds of Loans), (ii) payments of Obligations under this Agreement, (iii) payments and prepayments under other revolving credit facilities that do not constitute permanent payments under any such facility, whether upon termination of such facility or otherwise, and do not result in a permanent reduction in any revolving credit commitment under any such facility and (iv) payments of intercompany Indebtedness), (B) the Consolidated Interest Expense for such period and (C) cash dividends paid by the U.S. Parent Borrower with respect to its Stock and Stock Equivalents for such period (other than (i) management, monitoring, consulting and advisory fees paid to the Sponsor in an amount not to exceed the maximum amount permitted under clause (a) of the first proviso in Section 9.8 and (ii) cash dividends made with the proceeds of additional Indebtedness (other than proceeds of Loans)).

“Consolidated Interest Coverage Ratio” shall have the meaning assigned to such term in the Cash Flow Term Credit Agreement as in effect on the Second Restatement Effective Date.

“Consolidated Interest Expense” shall mean, for any period, the total interest expense (including, without limitation, interest expense attributable to Capital Leases and all net payment obligations actually made in cash pursuant to Hedge Agreements) of the U.S. Parent Borrower and its Restricted Subsidiaries net of all interest income of the U.S. Parent Borrower and its Restricted Subsidiaries, all determined for such period on a consolidated basis, without duplication, in accordance with GAAP to the extent payable in cash, but excluding (i) commitment fees, letter of credit fees and non-cash amortization of loan costs, (ii) any non-cash or deferred interest financing costs, including on account of bridge, commitment and other financing fees and any non-cash accretion or accrual of discounted liabilities not constituting Indebtedness, all as determined on a consolidated basis in accordance with GAAP, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, including expenses resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition and (iv) interest with respect to Indebtedness of any Parent Entity appearing on the balance sheet of such Person, solely by reason of push-down accounting under GAAP.

“Consolidated Net Income” shall mean, for any period, the net income (loss) of the U.S. Parent Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a) extraordinary items for such period,

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c) in the case of any period that includes a period ending prior to or during the fiscal quarter ending September 30, 2013, fees and expenses in connection with the Second Restatement Transactions,

(d) any income (loss) for such period attributable to the early extinguishment of Indebtedness or Hedge Agreements or other derivative instruments,

(e) [Reserved], and

(f) the income (loss) for such period of any Person that is not a Restricted Subsidiary, except to the extent distributed to the U.S. Parent Borrower or any Restricted Subsidiary.

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to inventory, property, equipment and intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the U.S. Parent Borrower and the Restricted Subsidiaries), as a result of the Transactions and the First Restatement Transactions, any consummated acquisition whether consummated before or after the Closing Date, or the amortization or write-off of any amounts thereof.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the U.S. Parent Borrower and the Restricted Subsidiaries at such date.

“Continuing Director” shall mean, at any date, an individual (a) who is a member of the board of directors of the U.S. Parent Borrower on the Closing Date, (b) who has been nominated to be a member of such board of directors, directly or indirectly, by a Sponsor or Persons nominated by a Sponsor or (c) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Contractual Requirement” shall have the meaning provided in Section 7.3.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Covenant Compliance Event” shall mean either (a) the Combined Availability at any time is less than or equal to 10.0% of the Combined Borrowing Base or (b) the U.S. Availability at any time is less than or equal to 10.0% of the U.S. Borrowing Base. For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing until the Combined Availability has exceeded 10.0% of the Combined Borrowing Base and the U.S. Availability has exceeded 10.0% of the U.S. Borrowing Base for 20 consecutive days, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Credit Documents” shall mean this Agreement, the Canadian Guarantee, the Security Documents, the Canadian Guarantee and Pledge Agreement, and any promissory notes issued by a Borrower hereunder, as the same may be amended, supplemented, waived, otherwise modified, extended, renewed, refinanced or replaced from time to time.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Revolving Loan, Agent Advance or a Swingline Loan or the issuance of a Letter of Credit. For the avoidance of doubt “Credit Event” does not include participation payments or advances, sold or made (as applicable) pursuant to Section 2.4(f)(iii).

“Credit Party” shall mean each of the Borrowers and the Canadian Guarantors.

“CVC” shall mean CVC Capital Partners Group S.a.r.l.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.5(c).

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Designated Account Debtor” shall mean each Account Debtor designated in writing by the U.S. Borrower to the U.S. Administrative Agent as a “Designated Account Debtor” (provided that, if such Account Debtor had any Eligible Accounts that were included in the calculation of any Borrowing Base in the most recent Borrowing Base Certificate delivered to the Administrative Agents, such designation shall only be allowed to the extent the Borrowers have provided an updated Borrowing Base Certificate to the U.S. Administrative Agent prepared as of the date of such most recently delivered Borrowing Base Certificate but giving effect to the exclusion of all Accounts of such Designated Account Debtor from Eligible Accounts and demonstrating that after giving effect to such designation no prepayment of Loans or cash collateralization of Letters of Credit would be required pursuant to Section 4.3(a) or (b)); provided that upon written notice to the U.S. Administrative Agent, the U.S. Parent Borrower may designate an Account Debtor that was previously designated as a Designated Account Debtor as no longer being a Designated Account Debtor so long as no Accounts of such Account Debtor have been transferred pursuant to Section 9.4(p) within the previous 120 days (or 210 days, with respect to any Account Debtor who has Accounts arising from transactions with the Canadian Borrower’s agricultural division) prior to such date of designation.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the U.S. Parent Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 9.4(b) or Section 9.4(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the U.S. Parent Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash following the consummation of the applicable Disposition).

“Designated Obligations” shall mean all obligations of the Borrowers with respect to (a) principal of and interest on the Loans, (b) all unreimbursed drawings under Letters of Credit and (c) accrued and unpaid fees under the Credit Documents.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the U.S. Parent Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.

“Disposition” shall have the meaning provided in Section 9.4.

“Disqualified Equity Interests” shall mean any Stock or Stock Equivalent which, by its terms (or by the terms of any security or other Stock or Stock Equivalent into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for scheduled mandatory payments of dividends (other than dividends payable solely in the form of Qualified Equity Interests), or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Stock or Stock Equivalent that would constitute Disqualified Equity Interests, in each case, unless any provisions set forth in clause (a) through (d) above do not apply prior to the earlier of (x) the date that is 180 days after the Final Maturity Date, (y) the date such payment would be permitted to be made pursuant to this Agreement or (z) in the case of clause (a) above, following the repayment of all Loans and all other Obligations that are accrued and payable and the termination of all Commitments.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the applicable Administrative Agent, Fronting Lender or Letter of Credit Issuer, as applicable, on the basis of the Spot Rate for the purchase of Dollars with such Alternative Currency.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the U.S. Parent Borrower that is organized under the laws of the United States (within the meaning of Section 7701(a)(9) of the Code).

“Eligible Accounts” shall mean, with respect to any Credit Party, the Accounts created and owned by such Credit Party and arising in the ordinary course of such Credit Party’s business from the sale of goods by such Credit Party, and which the applicable Administrative Agent in the exercise of its reasonable, good faith credit judgment determines to be Eligible Accounts; provided that neither Administrative Agent shall establish any criteria for excluding Accounts from Eligible Accounts other than those set forth below unless (i) such Administrative Agent shall have given the U.S. Parent Borrower at least five Business Days’ prior notice of such Administrative Agent’s intention to establish such criteria including an explanation as to the reasons that such Administrative Agent has determined in its reasonable, good faith credit judgment that such criteria are appropriate and (ii) to the extent the U.S. Parent Borrower shall have objected to the addition of such criteria within five Business Days of receiving such notice, such Administrative Agent shall have taken into consideration the U.S. Parent Borrower’s basis of objection and shall have negotiated in good faith with the U.S. Parent Borrower for a period of five Business Days in order to reach a mutually satisfactory resolution with respect to such additional criteria (it being understood that nothing in the foregoing shall prohibit either Administrative Agent from establishing additional criteria for excluding Accounts from Eligible Accounts without the consent of the U.S. Parent Borrower if, following such Administrative Agent’s compliance with the procedures set forth above, such Administrative Agent shall have determined in its reasonable, good faith credit judgment that such criteria are appropriate). Without limiting the discretion of the Administrative Agents to establish other criteria of ineligibility in their reasonable good faith credit judgment in accordance with the foregoing, unless otherwise approved by the Administrative Agents in their discretion, Eligible Accounts shall not include any Account:

(a) with respect to which more than 120 days (or 210 days, with respect to Accounts of the Canadian Borrower arising from its agricultural division) have elapsed since the date of the original invoice therefor or which is more than 60 days past due from the due date of the original invoice;

(b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Agreement, any Security Agreement or any other Credit Document are incorrect in any material respect or have been breached and remain uncured;

(c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason, unless and until such uncollected payment has been made and the Administrative Agents have consented to the inclusion of such Account as eligible;

(d) which represents a Progress Billing;

(e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request, proposal, notice of intent to file a proposal, or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States or Canada, any state, province or territory thereof, or any other foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver, interim receiver, monitor, custodian, sequestrator, administrator or trustee for the Account Debtor or for any of the assets of the Account Debtor, including the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States, Canada (including the BIA and CCAA) or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or substantially all of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(f) if fifty percent (50%) or more of the aggregate amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

(g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or, in the case of any Account Debtor of a Canadian Credit Party, Canada; or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any country or sovereign state (other than the United States of America or Canada or any state, province, municipality or other political subdivision thereof), or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the applicable Administrative Agent in its reasonable credit judgment;

(h) owed by an Account Debtor which is an Affiliate or officer, director or employee of a Credit Party or owed by an Account Debtor which is a Designated Account Debtor;

(i) owed by an Account Debtor to which a Credit Party or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the applicable Administrative Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; of if such Account is subject to a chargeback or a rebate that has been earned but not taken; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, claim, chargeback or rebate;

(j) owed by the government of the United States of America or Canada, or any department, agency, public or crown corporation or other instrumentality thereof, unless, (i) in the case of an Account owed to a U.S. Borrower by the government of the United States or any department, agency, public corporation or other instrumentality thereof, the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the U.S. Administrative Agent’s Liens therein, have been complied with to the U.S. Administrative Agent’s satisfaction with respect to such Account or (ii) in the case of an Account owed to a Canadian Credit Party by the government of Canada, or any department, agency, public or crown corporation or other instrumentality thereof, the FAA or any equivalent legislation and any other steps necessary to perfect the Collateral Agent’s Liens therein, have been complied with to the Canadian Administrative Agent’s satisfaction with respect to such Account;

(k) which is subject to cash-on-delivery or cash-in-advance payment terms;

(l) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(m) which is evidenced by a promissory note or other instrument or by chattel paper unless the Collateral Agent has a perfected first priority security interest in such note, instrument or chattel paper;

(n) if the applicable Administrative Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is materially impaired or that there is a material likelihood that such Account may not be paid by reason of the Account Debtor’s financial inability to pay;

(o) with respect to which the Account Debtor is located in any State requiring the filing of a notice of business activities report or similar report in order to permit the applicable Credit Party to seek judicial enforcement in such State of payment of such Account, unless such Credit Party has qualified to do business in such state or has filed a notice of business activities report or equivalent report for the then current year;

(p) which is not evidenced by an invoice;

(q) with respect to an Account arising from a sale, if the Account does not represent a final sale;

(r) owed by an Account Debtor which is obligated to the Credit Parties respecting Accounts the aggregate unpaid balance of which (together with the aggregate unpaid balance of Accounts owing by Affiliates of such Account Debtor) exceeds 7.5% of the aggregate unpaid balance of all Accounts owed to the Credit Parties at such time by all of the Credit Parties’ Account Debtors, but only to the extent of such excess;

(s) with respect to which the Account Debtor has made any security deposit (including container drum deposits) or other advance payment that, in the applicable Administrative Agent’s reasonable credit judgment, adversely affects the collectibility of the Account but only up to the amount of such security deposit;

(t) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Credit Party, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

(u) that was acquired, or is an Account of a Person that was acquired, by the Parent or its Restricted Subsidiaries following the Effective Date outside the ordinary course of business in a transaction involving the payment of consideration by the Parent and its Restricted Subsidiaries in excess of $50,000,000 unless the applicable Administrative Agent has had an opportunity to conduct a field examination with respect to the Accounts or Persons so acquired;

(v) which is not subject to the Collateral Agent’s first priority Liens, which are perfected as to such Accounts, or which are subject to any other Lien whatsoever (other than the Liens described in Section 9.2(a) or (b) and Permitted Liens, provided that such Liens (i) are junior in priority to the Collateral Agent’s Liens or subject to Reserves and (ii) do not impair the ability of the Collateral Agent to realize on or obtain the full benefit of the Collateral); or

(w) which is payable in any currency other than Dollars or Cdn. Dollars.

If any Account at any time ceases to be an Eligible Account, the Administrative Agents may exclude such Account from the calculation of Eligible Accounts.

“Eligible Inventory” shall mean, with respect to any Credit Party, the Inventory of such Credit Party, valued at the lower of cost (on a first-in, first-out basis) or market, which the Administrative Agents, in their reasonable, good faith credit judgment, determine to be Eligible Inventory; provided that neither Administrative Agent shall establish any criteria for excluding Inventory from Eligible Inventory other than those set forth below unless (i) such Administrative Agent shall have given the U.S. Parent Borrower at least five Business Days’ prior notice of such Administrative Agent’s intention to establish such criteria including an explanation as to the reasons that such Administrative Agent has determined in its reasonable, good faith credit judgment that such criteria are appropriate and (ii) to the extent the U.S. Parent Borrower shall have objected to the addition of such criteria within five Business Days of receiving such notice, such Administrative Agent shall have taken into consideration the U.S. Parent Borrower’s basis of objection and shall have negotiated in good faith with the U.S. Parent Borrower for a period of five Business Days in order to reach a mutually satisfactory resolution with respect to such additional criteria (it being understood that nothing in the foregoing shall prohibit either Administrative Agent from establishing additional criteria for excluding Inventory from Eligible Inventory without the consent of the U.S. Parent Borrower if, following such Administrative Agent’s compliance with the procedures set forth above, such Administrative Agent shall have determined in its reasonable, good faith credit judgment that such criteria are appropriate). Without limiting the reasonable good faith credit judgment of the Administrative Agents to establish other criteria of ineligibility unless otherwise approved by the Administrative Agents in their discretion, Eligible Inventory of a Credit Party shall not include any Inventory of such Credit Party:

(a) that is not owned by such Credit Party;

(b) that is not subject to the Collateral Agent’s first priority Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in Section 9.2(a) or (b) and Permitted Liens, provided that such Liens (i) are junior in priority to the Collateral Agent’s Liens or subject to Reserves and (ii) do not impair the ability of the Collateral Agent to realize on or obtain the full benefit of the Collateral);

(c) that consists of work-in-progress, customized products, display items, samples or packing or shipping materials, packaging, manufacturing supplies or replacement or spare parts not considered for sale in the ordinary course of business;

(d) that consists of goods which have been returned by the buyer, other than goods that are undamaged or that are resaleable in the normal course of business;

(e) that does not comply in all material respects with each of the representations and warranties respecting Eligible Inventory made in the Credit Documents;

(f) that is covered by negotiable document of title, unless such document has been delivered to the Collateral Agent;

(g) the cost of which is subject to a deferred rebate, to the extent of such rebate;

(h) that is not in good condition, is unmerchantable or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

(i) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of such Credit Party’s business or that is slow moving, defective or stale;

(j) that is more than one year old, or that is obsolete or returned or repossessed or used goods taken in trade;

(k) that is located outside the United States of America or Canada;

(l) that is in-transit, other than Inventory in-transit from a Credit Party’s location in the United States of America or Canada to another location of a Credit Party in the United States of America or Canada;

(m) that is located in a public warehouse or in possession of a bailee or in a facility leased by a Credit Party, unless (A) the warehouseman or the bailee or the lessor has delivered to the applicable Administrative Agent, if requested by such Administrative Agent, a waiver agreement in form and substance satisfactory to such Administrative Agent or (B) a Reserve for rents or storage charges has been established for Inventory at that location;

(n) that contains or bears any intellectual property rights licensed to a Credit Party by any Person if the applicable Administrative Agent is not satisfied that the Collateral Agent may sell or otherwise dispose of such Inventory in accordance with the terms of the U.S. Security Agreement or the Canadian Security Agreement, as applicable, without infringing the rights of the licensor of such intellectual property rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement) and as to which such Credit Party has not delivered to the applicable Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to such Administrative Agent if requested, in each case to the extent necessary in order to enable the Collateral Agent to foreclose on or otherwise exercise remedies with respect to the Collateral pursuant to the terms of the U.S. Security Agreement or the Canadian Security Agreement, as applicable;

(o) that is not included in the calculation of a current perpetual inventory report (including all Inventory purchased by the U.S. Borrowers’ International Sourcing Group);

(p) that represents intercompany profit;

(q) that is Inventory placed on consignment or with a processor;

(r) that is reserved for as slow or dead inventory by the Borrowers; or

(s) that was acquired, or is Inventory of a Person that was acquired, by the Parent or its Restricted Subsidiaries following the Closing Date outside the ordinary course of business in a transaction involving the payment of consideration by the Parent and its Restricted Subsidiaries in excess of $50,000,000 unless the applicable Administrative Agent has had an opportunity to conduct a field examination with respect to the Inventory or Persons so acquired.

If any Inventory of a Credit Party at any time ceases to be Eligible Inventory, the Administrative Agents may exclude such Inventory from the calculation of Eligible Inventory of such Credit Party.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by the Parent or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, Release or threatened Release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to pollution or the protection of the environment, including, without limitation, ambient air, indoor air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the U.S. Parent Borrower or any Subsidiary would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Euro” and “EUR” shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default” shall have the meaning provided in Section 10.

“Excluded Assets” shall mean (i) any lease, license, contract, property right or agreement to which any Credit Party is a party or any of such Credit Party’s rights or interests thereunder if and only for so long as the grant of a security interest therein under any Credit Document shall constitute or result in a breach, termination or default or invalidity under such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law); provided that such lease, license, contract, property right or agreement shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer exist; (ii) any interests in real property that constitutes a leasehold of any Credit Party; (iii) any Excluded Stock and Stock Equivalents; (iv) all properties and assets of the Credit Parties secured by Indebtedness permitted by Section 9.1(f), so long as the granting of a Lien in favor of the Secured Parties would constitute or result in a breach, termination or default under any agreement or instrument governing the applicable Indebtedness permitted by Section 9.1(f)) and such properties or assets shall cease to be Excluded Assets once such prohibition ceases to exist and shall immediately and automatically become subject to the security interest granted under the Security Documents; (v) any intellectual property if and to the extent a grant of a security interest therein will result in the loss, voiding, abandonment, cancellation or termination of any right, title or interest in or to such intellectual property; provided, however, that such intellectual property shall be an Excluded Asset only to the extent and for so long as the circumstances specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such circumstances shall no longer exist; (vi) any vehicles (whether powered or unpowered) subject to certificate of title statutes and (vii) any segregated and identifiable cash proceeds from the issuance of Qualified Equity Interests and borrowings under the Cash Flow Term Facility, in each case, in connection with the First Restatement Transactions; provided that no amounts in the Concentration Account shall be excluded by this clause (vii).

“Excluded Canadian Subsidiary” shall mean (a) each Canadian Subsidiary listed on Schedule 1.1(c)(ii) and each future Canadian Subsidiary, in each case, for so long as any such Subsidiary does not (on a consolidated basis with its Restricted Subsidiaries) have property, plant and equipment with a book value in excess of $2,500,000 or a contribution to Consolidated EBITDA for any four fiscal quarter period that includes any date on or after the Closing Date in excess of $1,000,000; provided that for all such Canadian Subsidiaries in the aggregate under this clause (a), the book value of property, plant and equipment shall not (on a consolidated basis with their respective Restricted Subsidiaries) exceed $25,000,000 and the contribution to Consolidated EBITDA for any four fiscal quarter period that includes any date on or after the Closing Date in shall not exceed $10,000,000, and (b) each Canadian Subsidiary that is an Unrestricted Subsidiary.

“Excluded Perfection Assets” shall mean any property or assets (i) constituting deposit accounts, securities accounts or commodities accounts (except to the extent provided in Section 8.13); (ii) leasehold interests in real property; (iii) monies; (iv) any interest in real property with a book value of less than $5,000,000; (v) any property or assets that the Collateral Agent and the Borrowers agree in good faith that the cost of perfecting a security interest in respect of which the cost of perfecting a security interest is excessive in relation to the value of the security to be afforded thereby or is not commercially practical; (vi) letter of credit rights not constituting supporting obligations; (vii) any property or assets that constitute intellectual property owned by any U.S. Borrower that is registered or issued or the subject of an application for registration or issuance in a jurisdiction other than the United States); and (viii) any other property or assets in which, pursuant to the terms and conditions of any Credit Document, the security interest of the Security Documents need not be perfected.

“Excluded Stock and Stock Equivalents” shall mean (i) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Collateral Agent (confirmed in writing by notice to the U.S. Parent Borrower), the cost or other consequences (including any adverse tax consequences) of providing a pledge of which shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) solely in the case of any pledge of Stock and Stock Equivalents of any Foreign Subsidiary (or any Domestic Subsidiary substantially all of the assets of which consist, directly or indirectly, of Stock and Stock Equivalents of Foreign Subsidiaries) to secure the U.S. Obligations, any Stock or Stock Equivalents of any class of such Foreign Subsidiary or Domestic Subsidiary, as applicable, in excess of 65% of the outstanding Stock or Stock Equivalents of such class, (iii) any Stock or Stock Equivalents to the extent the pledge thereof would violate any applicable Requirement of Law, (iv) the Stock and Stock Equivalents of any Subsidiary that is organized as an unlimited liability company under the laws of any province of Canada, and (v) in the case of Stock or Stock Equivalents of any Subsidiary that is not wholly-owned by the U.S. Parent Borrower and its Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Stock or Stock Equivalents of such Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the UCC or other applicable law), (B) any Contractual Requirement or other contract, agreement or instrument or indenture, prohibits such a pledge without the consent of any other party; provided that this clause (B) shall not apply if (I) such other party is the U.S. Parent Borrower or a wholly-owned Subsidiary or (II) such consent has been obtained and is in effect (it being understood that the foregoing shall not be deemed to obligate the U.S. Parent Borrower or any Subsidiary to obtain any such consent)) and for so long as such Contractual Requirement or other contract, agreement or instrument or indenture, or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than the U.S. Parent Borrower or a wholly-owned Subsidiary) to any contract, agreement, instrument or indenture governing such Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the UCC, the PPSA or other applicable law).

“Excluded Subsidiary” shall mean:

(a) each Domestic Subsidiary listed on Schedule 1.1(c)(i) and each future Domestic Subsidiary designated as an Excluded Subsidiary by the U.S. Parent Borrower in a written notice to the Administrative Agent, in each case, for so long as any such Subsidiary does not (on a consolidated basis with its Restricted Subsidiaries) have property, plant and equipment with a book value in excess of $5,000,000 or a contribution to Consolidated EBITDA for any four fiscal quarter period for which Section 8.1 Financials have been delivered that includes any date on or after the Closing Date in excess of $2,500,000; provided that for all such Domestic Subsidiaries in the aggregate under this clause (a), the book value of property, plant and equipment shall not (on a consolidated basis with their respective Restricted Subsidiaries) exceed $40,000,000 and the contribution to Consolidated EBITDA for any four fiscal quarter period for which Section 8.1 Financials have been delivered that includes any date on or after the Closing Date shall not exceed $20,000,000,

(b) each Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary of the U.S. Parent Borrower,

(c) each Domestic Subsidiary substantially all of the assets of which consist directly or indirectly of Stock and Stock Equivalents of Foreign Subsidiaries, and

(d) each Unrestricted Subsidiary.

“Excluded Swap Obligations” shall mean, with respect to any Swap Guarantor, any Swap Obligation if, and to the extent that, all or a portion of any Guaranty of such Swap Guarantor of, or the grant by such Swap Guarantor of a security interest to secure, such Swap Obligations (or any Guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Swap Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 12.27, any other keepwell, support, or other agreement for the benefit of such Swap Guarantor and any and all guarantees of such Swap Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty or grant of security interest of such Swap Guarantor would otherwise have become effective with respect to such Swap Obligation but for such Swap Guarantor’s failure to constitute an “eligible contract participant” at such time.

“Excluded Taxes” shall mean, with respect to any Agent or any Lender, (a) tax imposed on or measured by net income (however denominated) and franchise taxes or similar taxes (imposed or measured by overall gross receipts) imposed on such Agent or Lender by the jurisdiction under the laws of which such Agent or Lender is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located; (b) in the case of a Non-U.S. Lender with respect to any U.S. Revolving Loan or other Loans made to the U.S. Borrowers, any U.S. federal withholding tax to the extent imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party hereto (or designates a new lending office) except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 4.5(a); (c) taxes attributable to a Non-U.S. Lender’s failure to comply with Section 4.5(d); (d) any U.S. federal withholding taxes imposed pursuant to current Section 1471, Section 1472 or Section 1474 of the Code (and any amended or successor version that is substantively comparable), and any regulations issued thereunder or published administrative guidance issued pursuant thereto; or (e) unless an Event of Default has occurred and is continuing, Taxes imposed under Part XIII of the Income Tax Act (Canada).

“Existing Canadian Revolving Loans” shall mean all “Canadian Revolving Loans” (as defined in the First Restated Credit Agreement) outstanding immediately prior to the Second Restatement Effective Date.

“Existing Indebtedness” shall mean Indebtedness of the U.S. Parent Borrower and its Subsidiaries outstanding on the Second Restatement Effective Date and set forth on Schedule 1.1(e).

“Existing Revolving Commitments” shall mean all “Revolving Commitments” (as defined in the First Restated Credit Agreement) outstanding immediately prior to the Second Restatement Effective Date.

“Existing U.S. Revolving Loans” shall mean all “U.S. Revolving Loans” (as defined in the First Restated Credit Agreement) outstanding immediately prior to the Second Restatement Effective Date.

“Extension” shall have the meaning provided in Section 2.17(a).

“Extension Offer” shall have the meaning provided in Section 2.17(a).

“Extended Revolving Commitment” shall have the meaning provided in Section 2.17(a).

“Extended Term Loans” shall have the meaning provided in Section 2.17(a).

“Extending Revolving Lender” shall have the meaning provided in Section 2.17(a).

“Extending Term Lender” shall have the meaning provided in Section 2.17(a).

“FAA” shall mean Financial Administration Act (Canada), as amended.

“Facilities” shall mean the U.S. Revolving Facility, the Canadian Revolving Facility and the Term Facility.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the U.S. Administrative Agent on such day on such transactions as determined by the U.S. Administrative Agent.

“Final Maturity Date” shall mean the later of the Revolving Maturity Date and the Term Maturity Date.

“First Restated Credit Agreement” shall have the meaning provided in the preamble.

“First Restatement Effective Date” shall mean September 20, 2010.

“First Restatement Transactions” shall have the meaning assigned to the term “Restatement Transactions” in the First Restated Credit Agreement.

“Flood Insurance Documentation” shall mean, with respect to each Mortgaged Property located in the United States or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Borrower and the applicable Credit Party relating thereto) and (ii) evidence of the insurance policies required by Section 8.3(c) hereof, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the U.S. Administrative Agent, on behalf of the Secured Parties, as loss payee and mortgagee, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto, and (iv) be otherwise in form and substance reasonably satisfactory to the U.S. Administrative Agent.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Plan” shall mean a pension plan that is covered by the applicable pension standards laws of any jurisdiction in Canada including the PBA and the Income Tax Act (Canada) and that is either (a) maintained or sponsored by the Canadian Borrower or any other Canadian Subsidiary for employees or (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which the Canadian Borrower or any other Canadian Subsidiary is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions.

“Foreign Plan Termination Event” shall mean (a) the withdrawal of the Canadian Borrower or any other Canadian Subsidiary from a Canadian Defined Benefit Plan which is “multi-employer pension plan”, as defined under applicable pension standards legislation, during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Canadian Defined Benefit Plan or the filing of an amendment with the applicable Governmental Authority which terminates a Canadian Defined Benefit Plan, in whole or in part; or (c) the institution of proceedings by any Governmental Authority to terminate a Canadian Defined Benefit Plan in whole or in part or have a replacement administrator appointed to administer a Canadian Defined Benefit Plan; or (d) any other event or condition or declaration or application which results in the termination or winding up of a Canadian Defined Benefit Plan, in whole or in part, or the appointment by any Governmental Authority of a replacement administrator to administer a Canadian Defined Benefit Plan.

“Foreign Subsidiary” shall mean each Subsidiary of the U.S. Parent Borrower that is not a Domestic Subsidiary.

“Fronting Fees” shall mean the U.S. Fronting Fee and the Canadian Fronting Fee.

“Fronting Lender” shall mean, with respect to the U.S. Revolving Facility, the U.S. Fronting Lender and, with respect to the Canadian Revolving Facility, the Canadian Fronting Lender.

“FSCO” shall mean the Financial Services Commission of Ontario or like body in any other province of Canada with whom a Canadian Defined Benefit Plan is registered in accordance with applicable law and any other Governmental Authority succeeding to the functions thereof.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” shall mean (a) generally accepted accounting principles in the United States of America as in effect from time to time; provided, however, that if there occurs after the date hereof any change in GAAP that affects in any respect the calculation of any covenant contained in Section 9, the Lenders and the Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 9 shall be calculated as if no such change in GAAP has occurred; provided further, that for purposes of determining compliance with any financial test or basket under this Agreement, any change in GAAP following the Second Restatement Effective Date with respect to whether a lease is required to be capitalized or operating shall be disregarded for all purposes.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the Primary Obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include any endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedge Agreements” shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, cross-currency rate swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements.

“Hedge Bank” shall mean any Person that either (x) at the time it enters into a Hedge Agreement or (y) on the Closing Date, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Hedge Agreement.

“Historical Financial Statements” shall mean the audited consolidated balance sheets of the U.S. Parent Borrower as of December 31, 2011 and the audited consolidated statements of income, stockholders’ equity and cash flows of the U.S. Parent Borrower for each of the fiscal years in the three year period ending on December 31, 2011, in the form provided to the Lenders.

“Increasing Lender” shall have the meaning provided in Section 2.15(c).

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (e) the principal component of all Capitalized Lease Obligations of such Person with respect to obligations of another Person of a type described in one of the foregoing clauses, (f) all obligations of such Person under Hedge Agreements, (g) all obligations of such Person in respect of Disqualified Equity Interests and (h) without duplication, all Guarantee Obligations of such Person, provided that Indebtedness shall not include trade payables and accrued expenses arising in the ordinary course of business and not past due by more than 270 days or being disputed in good faith.

“Indemnified Liabilities” shall have the meaning provided in Section 12.5.

“Indemnified Taxes” shall mean all Taxes (including Other Taxes) other than Excluded Taxes.

“Indemnitees” shall have the meaning provided in Section 12.5.

“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Credit Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 8.3 and all renewals and extensions thereof.

“Insurance Requirements” shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions in the U.S. or Canada) binding upon each U.S. Borrower which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

“Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the Closing Date, between the Cash Flow Term Collateral Agent and the Collateral Agent, and acknowledged by each of the U.S. Borrowers, as amended prior to the Second Restatement Effective Date and as the same may be further amended, restated, modified supplemented, superseded or waived from time to time.

“Interest Period” shall mean, with respect to any LIBOR Loan, the interest period applicable thereto, as determined pursuant to Section 2.7.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents (or any other capital contribution), bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit or capital contribution to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); (c) the entering into of any guarantee of, or other contingent obligation with respect to, any obligations of another Person; or (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the U.S. Parent Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 9.5.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit J.

“Judgment Currency” shall have the meaning provided in Section 12.19.

“Junior Indebtedness” shall have the meaning provided in Section 9.7(a).

“Lender” shall have the meaning provided in the preamble to this Agreement and shall include each Swingline Lender, with respect to Agent Advances, each Administrative Agent and, with respect to its Participating Interest, each Revolving Participant and, as the context requires, any Lender under the First Restated Credit Agreement.

“Lender Default” shall mean (a) the failure (which has not been cured) of a Lender to make available its portion of any Borrowing or (b) a Lender having notified an Administrative Agent and/or any Borrower that it does not intend to comply with the obligations under Section 2.1 or (c) a Lender becoming the subject of a bankruptcy or insolvency proceeding.

“Letter of Credit Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“Letter of Credit Fees” shall mean the collective reference to the U.S. Letter of Credit Fees and the Canadian Letter of Credit Fees.

“Letter of Credit Issuer” shall mean the Canadian Letter of Credit Issuer or the U.S. Letter of Credit Issuer. Any reference to the “Letter of Credit Issuer” shall refer to the U.S. Letter of Credit Issuer with respect to the U.S. Revolving Facility and the Canadian Letter of Credit Issuer with respect to the Canadian Revolving Facility, as applicable.

“Letter of Credit Maturity Date” shall mean the date that is 5 days prior to the Revolving Maturity Date.

“Letter of Credit Obligations” shall mean, collectively, the U.S. Letter of Credit Obligations and the Canadian Letter of Credit Obligations.

“Letter of Credit Participant” shall have the meaning provided in Section 2.4(f)(i).

“Letter of Credit Participation” shall have the meaning provided in Section 2.4(f)(i).

“Letters of Credit” shall mean the collective reference to U.S. Letters of Credit and Canadian Letters of Credit.

“LIBOR Interest Payment Date” shall mean, with respect to a LIBOR Loan, (i) the last day of each Interest Period applicable to such LIBOR Loan, (ii) if such Interest Period is longer than 3 months, each 3 month anniversary of the making of such LIBOR Loan and (iii) the Termination Date.

“LIBOR Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate” shall mean:

(a) for any Interest Period with respect to a LIBOR Loan of any currency, the rate per annum equal to the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers’ Association is no longer making a LIBOR rate available (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LI-BOR as designated by the applicable Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or on the first day of such Interest Period in the case of any LIBOR Loan denominated in Sterling), for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the rate per annum determined by the applicable Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by such Administrative Agent and with a term equivalent to such Interest Period would be offered by such Administrative Agent’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank eurocurrency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (or on the first day of such Interest Period in the case of any LIBOR Loan denominated in Sterling); and

(b) for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the Lon-don interbank Eurodollar market at their request at the date and time of determination.

“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement under the UCC, the PPSA or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Estate, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. For the avoidance of doubt, “Lien” shall not be deemed to include any license of intellectual property.

“Loans” shall mean the Revolving Loans and the Term Loans and shall include, as the context requires, Swingline Loans and Agent Advances.

“Lock Boxes” shall mean the U.S. Lock Boxes or the Canadian Lock Boxes, as the context requires.

“Management Agreements” shall mean, collectively, any agreement entered into by any Sponsor from time to time, primarily providing for or relating to any management, consulting, financial advisory, financing, underwriting or placement services or other investment banking activities with respect to the U.S. Parent Borrower and its Subsidiaries or any direct or indirect parent company of the U.S. Parent Borrower, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Mandatory Canadian Borrowing” shall have the meaning provided in Section 2.3(g).

“Mandatory Cost” shall mean, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.1(d).

“Mandatory U.S. Borrowing” shall have the meaning provided in Section 2.2(g)(ii).

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the U.S. Parent Borrower and the Subsidiaries, taken as a whole, that would materially adversely affect (a) the ability of the Credit Parties, taken as a whole, to perform their obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Administrative Agents, the Collateral Agent and the Lenders under this Agreement or any of the other Credit Documents taken as a whole.

“Material Subsidiary” shall mean, at any date of determination, one or more Restricted Subsidiaries of the U.S. Parent Borrower as to which a specified condition exists, that have, in the aggregate, (a) total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 8.1 Financials have been delivered accounting for 5% or more of the Consolidated Total Assets of the U.S. Parent Borrower and the Restricted Subsidiaries at such date or (b) revenues during such Test Period accounting for 5% or more of the consolidated revenues of the U.S. Parent Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Minimum Borrowing Amount” shall mean (a) with respect to a Borrowing of LIBOR Loans, the Dollar Equivalent of $5,000,000, (b) with respect to a Borrowing of ABR Loans, $1,000,000, (c) with respect to a Borrowing of BA Equivalent Loans, Cdn.$1,000,000 and (d) with respect to a Borrowing of Canadian Prime Rate Loans, Cdn.$1,000,000.

“Minimum Extension Condition” shall have the meaning provided in Section 2.17(b).

“Minimum Tranche Amount” shall have the meaning provided in Section 2.17(b).

“MLPFS” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors.

“Monthly Borrowing Base Certificate” shall have the meaning provided in Section 8.1(k).

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean with respect to any Credit Party, a mortgage, collateral charge mortgage, assignment of leases and rents, or other security document entered into by the owner of a Mortgaged Property in favor of the Collateral Agent in respect of that Mortgaged Property to secure the Obligations, substantially in the form of Exhibit C to the First Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Mortgaged Property” shall mean, initially, each parcel of Real Estate and the improvements thereto owned by a Credit Party identified on Schedule 1.1(a), and includes each other parcel of Real Estate and improvements thereto with respect to which a Mortgage is granted pursuant to Section 8.11.

“Multiemployer Plan” shall mean any multiemployer plan, as defined in Section 4001 of ERISA that is subject to Title IV of ERISA (i) to which the U.S. Parent Borrower, any Subsidiary or ERISA Affiliate is then making or has an obligation to make contributions or (ii) to which the U.S. Parent Borrower or any Subsidiary has or would reasonably expect to incur liability (including on account of its ERISA Affiliates). For the avoidance of doubt, “Multiemployer Plan” does not include any Foreign Plan.

“Net Orderly Liquidation Value” shall mean, with respect to the Inventory of a Credit Party at any time, the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of such Credit Party’s Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, expressed as a percentage of the net book value thereof, such percentage to be as determined from time to time by reference to the most recent Inventory appraisal completed by a qualified third-party appraisal company (approved by the applicable Administrative Agent in its reasonable discretion) delivered to such Administrative Agent.

“New Lender” shall have the meaning provided in Section 2.15(c).

“Non-Consenting Lender” shall have the meaning provided in Section 12.7(b).

“Non-U.S. Lender” shall mean any Administrative Agent or Lender that is not, for United States federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate whose income is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or a trust that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. In addition, solely for purposes of clause (b) of the definition of Excluded Taxes, a Non-U.S. Lender shall include a Lender that is a partnership or other entity treated as a partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia or a qualified intermediary, but only to the extent the partners of such partnership (including indirect partners if the direct partners are partnerships or other entities treated as partnerships for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia), or the beneficial owners with respect to such qualified intermediary, are treated as Non-U.S. Lenders under the preceding sentence.

“Notice of Borrowing” shall mean a Canadian Notice of Borrowing, a U.S. Notice of Borrowing or a Term Notice of Borrowing, as the context requires.

“Notice of Conversion or Continuation” shall mean a U.S. Notice of Conversion or Continuation or a Canadian Notice of Conversion or Continuation as the context requires.

“Notice of Revolving Loan Refunding” shall have the meaning assigned to such term in Section 2.16(a).

“Obligations” shall mean the U.S. Obligations and the Canadian Obligations, collectively, except Excluded Swap Obligations.

“Original Credit Agreement” shall have the meaning provided in the preamble.

“Other Taxes” shall mean any and all present or future stamp, registration, documentary or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related expenses with regard thereto) arising from any payment made or required to be made under this Agreement or any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document.

“Outstanding Amount” shall mean (i) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; and (ii) with respect to any Letter of Credit Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such Letter of Credit Obligations on such date after giving effect to any issuance of any Letter of Credit occurring on such date and any other changes in the aggregate amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements by the Borrowers of any drawings under Letters of Credit on such date.

“Overnight Rate” shall mean, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, (b) with respect to any amount denominated in Cdn. Dollars, the rate of interest per annum at which overnight deposits in Cdn. Dollars in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Canadian Administrative Agent in the Canadian banking market for Cdn. Dollars to major banks in such market and (c) with respect to any amount denominated in an Alternative Currency other than Cdn. Dollars, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent” shall mean Ulixes Acquisition, B.V., a private limited company under the laws of the Netherlands.

“Parent Entity” shall mean any company (at the time it is designated a Parent Entity by the U.S. Parent Borrower) whose only assets are the Stock and Stock Equivalents of the U.S. Parent Borrower (or one or more other Parent Entities) and assets incidental to such ownership and its existence; provided that such Parent Entity shall cease to be a “Parent Entity” at such time as such Parent Entity ceases to beneficially own, directly or indirectly, 100% of the Voting Stock of the U.S. Parent Borrower. It being understood that as of the Second Restatement Effective Date, the U.S. Parent Borrower has not designated any Parent Entity.

“Participant” shall have the meaning provided in Section 12.6(c).

“Participant Register” shall have the meaning provided in Section 12.6(c).

“Participating Interest” shall mean, with respect to each Participant, such Person’s obligations hereunder to fund a participating interest in Revolving Loans hereunder from the applicable Fronting Lender.

“Participating Member State” shall mean each state so described in any EMU Legislation.

“Patriot Act” shall have the meaning provided in Section 12.18.

“Payment Conditions” shall be deemed to be satisfied on any date if, after giving Pro Forma Effect to any specified action occurring on such date (i) no Default or Event of Default has occurred and (ii) either (A) (I) Combined Availability is greater than or equal to 20% of the Combined Borrowing Base and (II) the U.S. Availability shall be greater than 20% of the U.S. Borrowing Base or (B) (x) the Combined Availability shall be greater than 12.5% of the Combined Borrowing Base (or, for purposes of Section 9.6, 15.0% of the Combined Borrowing Base), (y) the U.S. Availability shall be greater than 12.5% of the U.S. Borrowing Base (or, for purposes of Section 9.6, 15.0% of the U.S. Borrowing Base) and (z) on a Pro Forma Basis, the U.S. Parent Borrower shall be in compliance with a minimum Fixed Charge Coverage Ratio of 1.0 to 1.0.

“PBA” shall mean the Pension Benefits Act (Ontario) and all regulations thereunder as amended from time to time and any successor legislation.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall mean a certificate of the Borrowers in the form of Exhibit D to the First Restated Credit Agreement or any other form approved by the Administrative Agent.

“Permitted Investments” shall mean:

(a) securities issued or unconditionally guaranteed by the United States or Canadian government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(b) securities issued by any state of the United States of America, or any Province of Canada or any political subdivision of any such state or province or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either S&P or Moody’s;

(c) commercial paper maturing no more than 24 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s;

(d) domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than one year after the date of acquisition thereof issued by any bank having combined capital and surplus of not less than $500,000,000;

(e) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with (i) any Lender or an Affiliate thereof or (ii) any commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (d) above entered into with any bank meeting the qualifications specified in clause (d) above or securities dealers of recognized national standing;

(g) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(h) investment funds investing 95% of their assets in securities of the types described in clauses (a) through (g) above;

(i) Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(j) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (i) above; and

(k) in the case of Investments by any Restricted Foreign Subsidiary, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located or operates.

“Permitted Investors” shall mean (a) the Sponsor, (b) any Person making an Investment in Parent or the U.S. Parent Borrower (directly or indirectly) concurrently with the Sponsor on or following the Closing Date, and (c) any Person who is an officer or otherwise a member of management of the U.S. Parent Borrower (or any of its direct or indirect parent companies) or any of its subsidiaries; provided that in no event shall the Sponsor own a lesser percentage of voting stock of (x) so long as the U.S. Parent Borrower is a Subsidiary of any Parent Entity, such Parent Entity (other than a Parent Entity that is a Subsidiary of a Parent Entity) and (y) if the U.S. Parent Borrower is not a Subsidiary of any Parent Entity, the U.S. Parent Borrower than any other person or group referred to in clauses (b) or (c).

“Permitted Liens” shall mean:

(a) Liens for taxes, assessments or governmental charges or claims not yet delinquent or that are being contested in good faith and by appropriate proceedings;

(b) Liens in respect of property or assets of the U.S. Parent Borrower or any of the Subsidiaries imposed by law, such as carriers’, materialmen’s, repairmen’s, construction, warehousemen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c) zoning, building codes and other land use laws regulating the use or occupancy of the real property owned by the U.S. Parent Borrower and its Subsidiaries, or the activities conducted thereon, which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Parent and its Subsidiaries, or any violation of which would not have a Material Adverse Effect;

(d) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 10.9;

(e) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

(f) ground leases in respect of Real Estate on which facilities owned or leased by the U.S. Parent Borrower or any of its Subsidiaries are located;

(g) minor survey exceptions, minor encumbrances, servitudes, easements, rights-of-way, covenants, conditions and restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the U.S. Parent Borrower and its Subsidiaries, taken as a whole;

(h) any interest or title of a lessor or secured by a lessor’s interest under any lease permitted by this Agreement;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens on goods the purchase price of which is financed by a documentary letter of credit or in respect of bankers’ acceptances in each case issued or created for the account of the U.S. Parent Borrower or any of its Subsidiaries, provided that such Lien secures only the obligations of the U.S. Parent Borrower or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 9.1;

(k) leases or subleases granted to others not interfering in any material respect with the business of the U.S. Parent Borrower and its Subsidiaries, taken as a whole;

(l) Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by the U.S. Parent Borrower or any of its Subsidiaries;

(m) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the U.S. Parent Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(n) Liens in favor of the issuer of stay, customs, appeal, performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(o) undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable law or which written notice has not been duly given in accordance with applicable law or which, although filed or registered, relate to obligations not due or delinquent;

(p) the rights reserved to or vested in Governmental Authorities by statutory provisions or by the terms of leases, licenses, franchises, grants or permits, which affect any land, to terminate the leases, licenses, franchises grants or permits or to require annual or other periodic payments as a condition of the continuance thereof;

(q) security deposits to public utilities or to any municipalities or Governmental Authorities or other public authority when required by the utility, municipality or Governmental Authorities or other public authority in connection with the supply of services or utilities to the Credit Parties;

(r) Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not materially and adversely affect the use of the lands by any Credit Party;

(s) statutory Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of obligations of any Credit Party under Environmental Laws to which any assets of such Credit Party are subject;

(t) a Lien granted by the Canadian Borrower or any Canadian Subsidiary to a landlord to secure the payment of arrears of rent in respect of leased properties in the Province of Quebec leased from such landlord, provided that such Lien is limited to the assets located at or about such leased properties and that such lien is recorded on a date that is after the date of the Collateral Agent’s Liens;

(u) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 9.1; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; and

(v) restrictions permitted by Section 9.11.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, unlimited liability company, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Plan” shall mean any single-employer plan, as defined in Section 4001 of ERISA that is subject to Title IV of ERISA, maintained or contributed to by the U.S. Borrowers, their Subsidiaries or any ERISA Affiliate or with respect to which the U.S. Borrowers, or any of their Subsidiaries have or would reasonably expect to incur liability (including on account of its ERISA Affiliates). For the avoidance of doubt, “Plan” does not include any Foreign Plans.

“Platform” shall have the meaning provided in Section 12.17(c).

“Post-Acquisition Period” shall mean, with respect to any acquisition, the period beginning on the date such acquisition is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such acquisition is consummated.

“PPSA” shall mean the Personal Property Security Act (Ontario) (or any successor statute) or similar legislation of any other jurisdiction the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests.

“Primary Obligor” shall have the meaning provided in the definition of “Guarantee Obligations.”

“prime rate” shall mean the “prime rate” referred to in the definition of “ABR.”

“Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended from time to time, and including all regulations thereunder.

“Process Agent” shall have the meaning provided in Section 12.13(f).

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to (i) the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the U.S. Parent Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, as a result of adjustments that are factually supportable as determined by the U.S. Parent Borrower in its reasonable discretion and set forth on the Pro Forma Adjustment Certificate, and (ii) the calculation of Availability, the inclusion of any Eligible Accounts or Eligible Inventory of the applicable Acquired Entity or Business.

“Pro Forma Adjustment Certificate” shall mean any certificate of an Authorized Officer of the Parent delivered pursuant to Section 8.1(h) or Section 8.1(d).

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder for any Test Period, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of such Test Period: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Capital Stock in any Subsidiary of the U.S. Parent Borrower or any division, product line, or facility used for operations of the U.S. Parent Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of an Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any incurrence or assumption of Indebtedness by the U.S. Parent Borrower or any of the Restricted Subsidiaries in connection therewith (it being agreed that if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are factually supportable.

“Pro Forma Entity” shall have the meaning provided in the definition of “Acquired EBITDA”.

“Progress Billing” shall mean any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the Credit Party’s completion of any further performance under the contract or agreement.

“Pro Rata Share” shall mean:

(a) with respect to a U.S. Revolving Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such U.S. Revolving Lender’s U.S. Revolving Commitment and the denominator of which is the sum of the amounts of all of the U.S. Revolving Lenders’ U.S. Revolving Commitments (or if the U.S. Revolving Commitments have been terminated, such percentage as most recently in effect prior to such termination and after giving effect to subsequent assignments);

(b) with respect to a Canadian Revolving Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Canadian Revolving Lender’s Canadian Revolving Commitment and the denominator of which is the sum of the amounts of all of the Canadian Revolving Lenders’ Canadian Revolving Commitments (or if the Canadian Revolving Commitments have been terminated, such percentage as most recently in effect prior to such termination and after giving effect to subsequent assignments); and

(c) with respect to a Term Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Term Lender’s Term Commitment and the denominator of which is the sum of all Term Lenders’ Term Commitments (or, if the Term Commitments have been terminated, a fraction (expressed as a percentage), the numerator of which is the Outstanding Amount of such Term Lender’s Term Loan and the denominator of which is the Outstanding Amount of all Term Lenders’ Term Loans);

provided that, in determining the Pro Rata Share of any Fronting Lender in its capacity as such with respect to any Borrowing, such Pro Rata Share shall be the sum of the Pro Rata Shares of such Borrowing of all Revolving Participants on whose behalf such Fronting Lender is making available Loans included in such Borrowing.

“Public Lender” shall have the meaning provided in Section 12.17(c).

“Qualified Canadian Lender” shall mean a financial institution that (i) is listed on Schedule I, II, or III of the Bank Act (Canada), (ii) has received an approval to have a financial establishment in Canada pursuant to Section 522.21 of the Bank Act (Canada), or (iii) is not a foreign bank for purposes of the Bank Act (Canada), and if such financial institution is not resident in Canada and is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada), that financial institution deals at arm’s length with each Canadian Credit Party for purposes of the Income Tax Act (Canada).

“Qualified Equity Interest” shall mean any Stock or Stock Equivalent of the Parent that does not constitute a Disqualified Equity Interest.

“Qualified IPO” shall mean the issuance by the U.S. Parent Borrower or any direct or indirect parent of the U.S. Parent Borrower of its common Stock or the sale of such common Stock by the holders thereof, in either case, in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act of 1933, as amended.

“Qualified New U.S. Parent Borrower” shall mean a Domestic Subsidiary of the U.S. Parent Borrower which (i) owns, directly or indirectly, substantially all of the operations of the U.S. Parent Borrower and its Subsidiaries, taken as a whole, (ii) has executed and delivered the U.S. Parent Borrower Assumption Agreement and (iii) has taken all actions reasonably requested by the U.S. Administrative Agent to grant and perfect a security interest in its assets (other than with respect to Excluded Assets and Excluded Perfection Assets) to secure the Obligations to the extent the U.S. Parent Borrower was required to do so by the Credit Documents.

“Real Estate” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Register” shall have the meaning provided in Section 12.6(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating of any Hazardous Materials in, into, onto or through the environment.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the thirty day notice period has been waived.

“Required Lenders” shall mean, at any date, Lenders having or holding a majority of the Dollar Equivalent of the sum of (x) the Adjusted Total Revolving Commitment at such date (or, if the Revolving Commitments have been terminated, the Revolving Commitments as most recently in effect prior to such termination and after giving effect to subsequent assignments), (y) the Adjusted Term Commitment at such date and (z) the Outstanding Amount of all Term Loans (excluding Term Loans held by Defaulting Lenders) on such date.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Reserves” shall mean reserves that limit the availability of credit hereunder, consisting of reserves against the U.S. Borrowing Base and Canadian Borrowing Base in each instance, established by the Administrative Agents from time to time in the Administrative Agents’ reasonable credit judgment in good faith, reasonably consistent with the Administrative Agents’ practices with similarly situated borrowers and proportionate, in the Administrative Agents’ reasonable credit judgment to the credit risk associated with the relevant risk or event; without duplication, and in each case to the extent not already taken into account in the calculation of the applicable Borrowing Base. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Administrative Agent’s credit judgment (but such Administrative Agent shall not be required to utilize such reserve): (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest then due on the Obligations, (c) reserves for rent at a leased, warehouse or bailment location for which the applicable Administrative Agent has not received a collateral access or similar agreement, which reserve shall be in an amount equal to the lesser of (i) 3 months’ rent or (ii) applicable Availability provided by the Eligible Inventory at such location, and reserves for other statutory liens (including, without limitation, for liens arising from the nonpayment of claims or demands when due permitted in clause (b) of the defined term Permitted Liens), (d) Inventory shrinkage reserves and Inventory cost test reserves, (e) reserves for taxes, assessments, charges and other governmental levies which are delinquent, where the Person holding such claim has a perfected security interest in the Collateral, (f) customs and frequent charges relating to transportation of Inventory, (g) an amount equal to the product of (i) the excess, if any, of (x) the percentage amount, determined by the applicable Administrative Agent in its reasonable credit judgment as of the Second Restatement Effective Date and adjusted for each field audit examination hereunder, equal to (A) the aggregate amount of discounts, credits, rebates, adjustments, returns, writedowns, writeoffs and other reductions in the aggregate amount collected by the Credit Parties in respect of Accounts during the period of four fiscal quarters most recently ended, divided by (B) the aggregate amount of Eligible Accounts during the period of four fiscal quarters most recently ended (y) 5.0%, multiplied by (ii) the aggregate amount of Eligible Accounts as of such date and (h) reserves established by the applicable Administrative Agent for amounts payable by the Canadian Borrower and the Canadian Guarantors and secured by any Liens, choate or inchoate, which rank or which would reasonably be expected to rank in priority to the Collateral Agent’s Liens and/or for amounts which represent costs relating to the enforcement of the Collateral Agent’s Liens including, without limitation, any such amounts due and not paid for wages and vacation pay (including, pursuant to, the Wage Earners Protection Program Act (Canada)), severance pay, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or movable property) and all amounts currently or past due and not contributed, remitted or paid to any Plan or Foreign Plan or under the Canada Pension Plan or the PBA, or any similar statutory or other claims that would have or would reasonably be expected to have priority over any Liens granted to the Collateral Agent in the future.

“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.

“Restricted Payments” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Stock or Stock Equivalents of the U.S. Parent Borrower (or any direct or indirect parent company thereof) or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Stock or Stock Equivalents.

“Restricted Subsidiary” shall mean any Subsidiary of the U.S. Parent Borrower other than an Unrestricted Subsidiary. For the avoidance of doubt, on the Second Restatement Effective Date, all Subsidiaries of the U.S. Parent Borrower that were Restricted Subsidiaries under the First Restated Credit Agreement immediately prior to the effectiveness of this Agreement on the Second Restatement Effective Date shall initially be Restricted Subsidiaries under this Agreement.

“Revaluation Date” shall mean (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Loan denominated in an Alternative Currency, (ii) each date of a continuation of an Interest Period or BA Equivalent Interest Period for a Loan denominated in an Alternative Currency, and (iii) such additional dates as the Administrative Agents shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by a Letter of Credit Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agents or the Letter of Credit Issuers shall determine or the Required Lenders shall require.

“Revolving Commitments” shall mean the U.S. Revolving Commitments and the Canadian Revolving Commitments.

“Revolving Facilities” shall have the meaning provided in Section 2.1(b).

“Revolving Loans” shall mean the collective reference to the U.S. Revolving Loans and the Canadian Revolving Loans.

“Revolving Maturity Date” shall mean the date that is five years after the Second Restatement Effective Date (or if such date is not a Business Day, the preceding Business Day); provided that (i) if any loans under the Cash Flow Term Credit Agreement in excess of $300 million with a final maturity date prior to the date that is five years after the Second Restatement Effective Date remain outstanding on the date that is 60 days prior to such final maturity date, then the Revolving Maturity Date shall instead be the date that is 60 days prior to such final maturity date and (ii) if clause (i) of this proviso does not apply, but any Subordinated Notes in excess of $300 million remain outstanding on the date that is 60 days prior to the final maturity date of any such Subordinated Notes, then the Revolving Maturity Date shall instead be the date that is 60 days prior to such final maturity date.

“Revolving Participant” shall mean a Canadian Revolving Participant or a U.S. Revolving Participant as the context requires.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sale and Lease-Back Transaction” shall mean any arrangement providing for the leasing by the Parent or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Parent or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Restatement Effective Date” shall mean the first date on which each of the conditions set forth in Section 5 has been satisfied.

“Second Restatement Transactions” shall mean the transactions contemplated by Section 5 of this Agreement.

“Section 8.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 8.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 8.1(d).

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between U.S. Parent Borrower (or any direct or indirect parent company of the U.S. Parent Borrower) or any of its Subsidiaries and any Cash Management Bank.

“Secured Hedge Agreement” shall mean any Hedge Agreement that is entered into by and between the U.S. Parent Borrower or any of its Subsidiaries and any Hedge Bank.

“Secured Parties” shall mean each Administrative Agent, the Collateral Agent, each Lender, each Letter of Credit Issuer, each Hedge Bank, each Cash Management Bank and each sub-agent pursuant to Section 11 appointed by either Administrative Agent.

“Securitization” shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns of securities or notes which represent an interest in, or which are collateralized, in whole or in part, by the Loans and the Lender’s rights under the Credit Documents.

“Security Documents” shall mean the Canadian Security Documents and the U.S. Security Documents, collectively.

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Solidary Claim” shall have the meaning assigned in Section 11.1(c).

“Solvent” shall mean, with respect to any Person, that (a) (i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated; and (iii) such Person has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) in the case of any Person organized other than under the laws of the United States, the District of Columbia or any State of the United States, such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed by the Borrowers as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under GAAP).

“Specified Credit Party” shall mean any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 12.27).

“Specified Equity Contribution” means cash equity contributions (which if in the form of preferred equity with respect to the U.S. Parent Borrower shall be on terms and conditions reasonably acceptable to the Administrative Agent) made directly or indirectly to the U.S. Parent Borrower as cash equity after the Second Restatement Effective Date and on or prior to the day on which any Borrowing hereunder is requested when a Covenant Compliance Event has occurred, which equity contribution is added to Consolidated EBITDA solely for the purposes of calculating compliance with Section 9.9.

“Specified Transaction” shall mean, with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness (including the Loans and other than incurrences and repayments of Indebtedness under working capital facilities in the ordinary course of business or intercompany Indebtedness or Investment), Restricted Payment, Subsidiary designation or other event that involves aggregate consideration in excess of $10,000,000 or that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Sponsor” shall mean, one or more of, (a) CVC and its Affiliates, (b) the CD&R Group, and (c) any collective investment vehicle sponsored, advised or managed by any of CVC and its Affiliates and any investment vehicle sponsored, advised or managed by the CD&R Group, but excluding portfolio companies of any such vehicle.

“Spot Rate” for a currency shall mean the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if it does not have as of the date of determination a spot buying rate for any such currency.

“Sterling” or “£” shall mean lawful currency of the United Kingdom.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, unlimited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” shall mean the Subordinated Notes and any other Indebtedness of any Borrower or any Canadian Guarantor that is by its terms subordinated in right of payment to the Obligations of such Borrower and such Canadian Guarantor, as applicable, under this Agreement.

“Subordinated Notes” shall mean (i) $600,000,000 aggregate principal amount of the U.S. Parent Borrower’s 12% senior subordinated notes due 2017 and (ii) $400,000,000 aggregate principal amount of the U.S. Parent Borrower’s 12% senior subordinated notes due 2018, in each case, issued pursuant to the Subordinated Notes Purchase Agreements.

“Subordinated Notes Purchase Agreements” shall mean the purchase agreements with respect to the Subordinated Notes, as amended, restated, supplemented and otherwise modified from time to time.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any limited liability company, partnership, association, joint venture or other entity of which such Person (i) directly or indirectly through Subsidiaries owns or controls more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partner interests and (ii) is a controlling general partner or otherwise controls such entity at such time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrowers.

“Successor Canadian Borrower” shall have the meaning provided in Section 9.3(c).

“Successor U.S. Parent Borrower” shall have the meaning provided in Section 9.3(a).

“Supporting Letter of Credit” shall have the meaning provided in Section 2.4(h).

“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 8.11(d) otherwise acceptable to the Collateral Agent.

“Swap Guarantor” shall mean (i) any U.S. Subsidiary Borrower or Canadian Guarantor and (ii) with respect to the payment and performance by each U.S. Subsidiary Borrower or Canadian Guarantor of its obligations under its Guaranty or grant of security interest with respect to all Obligations with respect to Swap Obligations, the U.S. Parent Borrower.

“Swap Obligations” shall mean, with respect to any Swap Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitments” shall mean, collectively, the U.S. Swingline Commitment and the Canadian Swingline Commitment.

“Swingline Lender” shall mean, as the context requires, the U.S. Swingline Lender or a Canadian Swingline Lender. Any reference to the “Swingline Lender” shall refer to the U.S. Swingline Lender with respect to the U.S. Revolving Facility and/or a Canadian Swingline Lender with respect to the Canadian Revolving Facility, as applicable.

“TARGET Day” shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the applicable Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Commitment” shall mean (a) in the case of each Lender that is a Lender on the Second Restatement Effective Date, the amount set forth opposite such Lender’s name on Schedule 1.1(b) as such Lender’s “Term Commitment” and (b) in the case of any Lender that becomes a Lender after the Second Restatement Effective Date, the amount specified as such Lender’s “Term Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Term Commitments, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Term Commitments as of the Second Restatement Effective Date is $100,000,000.

“Term Facility” shall mean, at any time, the aggregate principal amount of the Term Commitments and the Term Loans of all Term Lenders outstanding at such time.

“Term Lender” shall mean each Lender that has a Term Commitment, or that is the holder of a Term Loan.

“Term Loan” shall have the meaning assigned to such term in Section 2.1(d).

“Term Maturity Date” shall mean the date that is three years after the Second Restatement Effective Date (or if such date is not a Business Day, the preceding Business Day).

“Termination Date” shall mean (i) the date on which all Commitments shall have terminated, no Loans shall be outstanding and the Letter of Credit Obligations outstanding shall have been reduced to zero, returned or cash collateralized on terms satisfactory to the applicable Letter of Credit Issuer(s) and (ii) when used with respect to (A) the Canadian Revolving Commitments, Canadian Revolving Loans, Canadian Agent Advances, Canadian Swingline Loans and Canadian Letters of Credit, shall mean the date on which the Canadian Revolving Commitments shall have terminated, no Canadian Revolving Loans, Canadian Swingline Loans or Canadian Agent Advances shall be outstanding and the Canadian

Letters of Credit outstanding shall have been reduced to zero, returned or cash collateralized on terms satisfactory to the Canadian Letter of Credit Issuer, (B) the U.S. Revolving Commitments, U.S. Revolving Loans, U.S. Swingline Loans, U.S. Agent Advances and U.S. Letters of Credit, shall mean the date on which the U.S. Revolving Commitments shall have terminated, no U.S. Revolving Loans, U.S. Swingline Loans or U.S. Agent Advances shall be outstanding and the U.S. Letters of Credit outstanding shall have been reduced to zero, returned or cash collateralized on terms satisfactory to the U.S. Letter of Credit Issuer and (C) the Term Commitments and Term Loans, shall mean the date on which the Term Commitments shall have terminated and no Term Loans shall be outstanding.

“Test Period” shall mean, for any determination under this Agreement, the most recent four consecutive fiscal quarters of the U.S. Parent Borrower then last ended for which Section 8.1 Financials have been delivered.

“Title Company” shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

“Title Policy” shall have the meaning assigned to such term in Schedule 8.11.

“Total Canadian Revolving Commitment” shall mean the sum of the Canadian Revolving Commitments of all Lenders.

“Total Revolving Commitment” shall mean the sum of the Total Canadian Revolving Commitment and the Total U.S. Revolving Commitment.

“Total U.S. Revolving Commitment” shall mean the sum of the U.S. Revolving Commitments of all U.S. Revolving Lenders.

“Transactions” shall have the meaning assigned to such term by the Original Credit Agreement.

“Transferee” shall have the meaning provided in Section 12.6(f).

“Type” shall mean (i) as to any U.S. Revolving Loan or Term Loan, its nature as an ABR Loan or a LIBOR Loan and (ii) as to any Canadian Revolving Loan, its nature as an ABR Loan, Canadian Prime Rate Loan, BA Equivalent Rate Loan or a LIBOR Loan.

“UCC” shall mean the Uniform Commercial Code in effect from time to time in New York; provided that if, with respect to any UCC financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Credit Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Credit Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“UFCA” shall have the meaning provided in Section 12.22.

“UFTA” shall have the meaning provided in Section 12.22.

“Unfunded Current Liability” (i) of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No.

87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the date hereof, using the actuarial assumptions and methods specified in the most recent actuarial report for such Plan, exceeds the fair market value of the assets allocable thereto and (ii) of any Canadian Defined Benefit Plan of the Canadian Borrower or any Canadian Subsidiary shall mean the excess of a Canadian Defined Benefit Plan’s benefit liabilities, over the current value of that Canadian Defined Benefit Plan’s assets, determined in accordance with the assumptions used for funding the Canadian Defined Benefit Plan pursuant to applicable laws for the applicable plan year and includes an unfunded liability or solvency deficiency as determined for the purposes of PBA.

“Univar U.S.” shall have meaning set forth in the preamble hereto.

“Unrestricted Subsidiary” shall mean (a) any Subsidiary (other than a Borrower) designated as an Unrestricted Subsidiary by the U.S. Parent Borrower in a written notice to the U.S. Administrative Agent (or specified in the definition of Restricted Subsidiary as not being a Restricted Subsidiary on the Second Restatement Effective Date); and provided, (x) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary), on the date of such designation in an amount equal to the sum of (i) the U.S. Parent Borrower’s direct or indirect equity ownership percentage of the net worth of such designated Restricted Subsidiary immediately prior to such designation and (ii) without duplication, the aggregate principal amount of any Indebtedness owed by such designated Restricted Subsidiary to the U.S. Parent Borrower or any other Restricted Subsidiary immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP and (y) no Default or Event of Default would result from such designation after giving Pro Forma Effect thereto, and (b) each Subsidiary of an Unrestricted Subsidiary. The U.S. Parent Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if no Default or Event of Default would result from such re-designation.

“Unused Canadian Letter of Credit Subfacility” shall mean, at any time, an amount equal to the Canadian Letter of Credit Subfacility at such time minus the Outstanding Amount of Canadian Letter of Credit Obligations at such time.

“Unused Line Fees” shall mean a collective reference to the U.S. Unused Line Fee and the Canadian Unused Line Fee.

“Unused U.S. Letter of Credit Subfacility” shall mean, at any time, an amount equal to the U.S. Letter of Credit Subfacility at such time minus the Outstanding Amount of U.S. Letter of Credit Obligations at such time.

“U.S. Administrative Agent” shall mean Bank of America, as the administrative agent for the U.S. Revolving Lenders under this Agreement, or any successor administrative agent pursuant to Section 11.

“U.S. Agent Advances” shall have the meaning specified in Section 2.2(h)(i).

“U.S. Availability” shall mean, at any time, the lesser of (i) the excess of (x) the Total U.S. Revolving Commitment at such time minus (y) the Outstanding Amount of U.S. Revolving Loans, U.S. Swingline Loans, U.S. Agent Advances and the Outstanding Amount of U.S. Letters of Credit Obligations and (ii) the excess of (x) the U.S. Borrowing Base at such time, minus (y) the Aggregate U.S. Revolving Exposure at such time.

“U.S. Blocked Account” shall have the meaning provided in Section 8.13(a)(i).

“U.S. Borrowers” shall have the meaning provided in the preamble to this agreement.

“U.S. Borrowing Base” shall mean, on any date, a Dollar amount equal to (w) 85% multiplied by the book value of Eligible Accounts of the U.S. Borrowers on such date plus (x) 85% multiplied by the Net Orderly Liquidation Value of Eligible Inventory (without duplication) of the U.S. Borrowers on such date plus (y) 100% multiplied by the amount of cash of the U.S. Borrowers held in deposit accounts with an affiliate of the U.S. Administrative Agent and subject to control agreements (in form and substance reasonably satisfactory to the Collateral Agent) in favor of the U.S. Administrative Agent (without duplication) minus (z) any Reserves on such date established by the U.S. Administrative Agent with respect to the U.S. Borrowing Base.

“U.S. Collateral” shall mean all property pledged or purported to be pledged pursuant to the U.S. Security Documents.

“U.S. Commitment Increase” shall have the meaning provided in Section 2.15(a).

“U.S. Concentration Account” shall have the meaning provided in Section 8.13(a)(i).

“U.S. Designated Account” shall have the meaning specified in Section 2.2(c).

“U.S. Fronting Fee” shall have the meaning provided in Section 3.3(a).

“U.S. Fronting Lender” shall mean the U.S. Administrative Agent in its capacity as fronting lender under the U.S. Revolving Facility, together with its successors and assigns in such capacity.

“U.S. Letter of Credit” shall have the meaning provided in Section 2.4(a)(i).

“U.S. Letter of Credit Fee” shall have the meaning provided in Section 3.3(a).

“U.S. Letter of Credit Issuer” shall mean Bank of America, any Affiliate of Bank of America or any other financial institution that issues any U.S. Letter of Credit pursuant to this Agreement; provided that solely for purposes of each Existing U.S. Letter of Credit, the entity identified on Schedule 1.1(g) as the issuer of such Letter of Credit shall be deemed for all purposes of this Agreement to be the U.S. Letter of Credit Issuer and shall have all rights, obligations and privileges of the U.S. Letter of Credit Issuer with respect thereto.

“U.S. Letter of Credit Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding U.S. Letters of Credit plus the aggregate of all amounts drawn under the U.S. Letters of Credit, including all U.S. Letter of Credit Borrowings. For all purposes of this Agreement, if on any date of determination a U.S. Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such U.S. Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“U.S. Letter of Credit Participant” shall mean a Letter of Credit Participant in a U.S. Letter of Credit.

“U.S. Letter of Credit Subfacility” shall mean $260,000,000.

“U.S. Lock Boxes” shall have the meaning provided in Section 8.13(a)(i).

“U.S. Notice of Borrowing” shall have the meaning provided in Section 2.2(b)(i).

“U.S. Notice of Conversion or Continuation” shall have the meaning provided in Section 2.9(b).

“U.S. Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, the U.S. Borrowers arising under any Credit Document and all debts, liabilities, obligations, covenants and duties of the U.S. Parent Borrower or any of its Subsidiaries under any Secured Cash Management Agreement or Secured Hedge Agreement, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the U.S. Parent Borrower or any of its Subsidiaries of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“U.S. Parent Borrower” shall mean (i) prior to the execution of the U.S. Parent Borrower Assumption Agreement, Univar U.S., and (ii) subsequent to the execution of the U.S. Parent Borrower Assumption Agreement, the Qualified New U.S. Parent Borrower as successor to and assignee of Univar U.S., as applicable.

“U.S. Parent Borrower Assumption Agreement” shall mean an Assumption Agreement substantially in the form of Exhibit L, executed by a Qualified New U.S. Parent Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

“U.S. Revolving Commitment” shall mean, as to any U.S. Revolving Lender, the obligation of such U.S. Revolving Lender, if any, to make U.S. Revolving Loans and participate in U.S. Letters of Credit, U.S. Swingline Loans and U.S. Agent Advances in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “U.S. Revolving Commitment” opposite such U.S. Revolving Lender’s name on Schedule 1.1(b) or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the U.S. Revolving Commitments of the U.S. Revolving Lenders as of the Second Restatement Effective Date is $900,000,000.

“U.S. Revolving Facility” shall have the meaning provided in Section 2.1(a).

“U.S. Revolving Lender” shall mean a Lender with a U.S. Revolving Commitment or an outstanding U.S. Revolving Loan, U.S. Swingline Loan, U.S. Agent Advance or that is a U.S. Letter of Credit Participant.

“U.S. Revolving Loan” shall have the meaning provided in Section 2.2(a).

“U.S. Revolving Participant” shall mean each U.S. Revolving Lender for whom the U.S. Fronting Lender will make U.S. Revolving Loans denominated in Euro or Sterling as set forth on Schedule 1.1(b) or a separate written agreement between the Canadian Fronting Lender and such Canadian Revolving Lender.

“U.S. Security Agreement” shall mean the ABL Pledge and Security Agreement entered into by the U.S. Borrowers and the Collateral Agent for the benefit of the Secured Parties, dated as of the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time.

“U.S. Security Documents” shall mean, collectively, (a) the U.S. Security Agreement, (b) the Mortgages provided by U.S. Borrowers, (c) the Intercreditor Agreement, (d) the Canadian Guarantee and Pledge Agreement and (e) each other security agreement or other instrument or document executed and delivered pursuant to Section 8.8, 8.9 or 8.11 or pursuant to any other such U.S. Security Documents to secure all of the Obligations.

“U.S. Subsidiary Borrower Assumption Agreement” shall mean an Assumption Agreement substantially in the form of Exhibit N, executed by any Domestic Subsidiary that becomes a U.S. Subsidiary Borrower after the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time.

“U.S. Swingline Commitment” shall mean the obligation of the U.S. Swingline Lender to make U.S. Swingline Loans in an aggregate amount not to exceed $60,000,000.

“U.S. Swingline Lender” shall mean Bank of America, in its capacity as provider of U.S. Swingline Loans.

“U.S. Swingline Loan” shall have the meaning provided in Section 2.2(g)(i).

“U.S. Tax Compliance Certificate” shall have the meaning specified in Section 4.5(d) (iii).

“U.S. Unused Line Fee” shall have the meaning provided in Section 3.2(a).

“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors of such Person under ordinary circumstances.

1.2. Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears; provided that references to (i) Sections in this Agreement shall, unless the context requires otherwise, refer to the corresponding provision of the Original Credit Agreement solely with respect to periods prior to the First Restatement Effective Date and to corresponding provisions of the First Restated Credit Agreement solely with respect to the period on and after the First Restatement Effective Date and prior to the Second Restatement Effective Date, (ii) Schedules in this Agreement shall, unless otherwise indicated, (x) with respect to Schedule 1.1(b), refer to Schedule 1.1(b) to the Second Restated Credit Agreement, and (y) with respect to the other Schedules to this Agreement, refer to Schedules to the Original Credit Agreement; provided that on or prior to the date that is 30 days after the Second Restatement Effective Date, the Borrower shall deliver to the Administrative Agents updated Schedules 1.1(c)(i) and 1.1(c)(ii) reflecing all Excluded Subsidiaries and Excluded Canadian Subsdiaries, respectively, as of such date, and, from and after such date, all references to Schedules 1.1(c)(i) and

1.1(c)(ii) shall refer to Schedules 1.1(c)(i) and 1.1(c)(ii) to the Second Restated Credit Agreement, and (iii) Exhibits in this Agreement shall, unless otherwise indicated, refer to Exhibits to this Agreement.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h) For purposes of any Collateral located in the Province of Québec or charged by any deed of hypothec (or any other Credit Document) and for all other purposes pursuant to which the interpretation or construction of a Credit Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (q) “personal property” shall be deemed to include “movable property,” (r) “real property” shall be deemed to include “immovable property,” (s) “tangible property” shall be deemed to include “corporeal property,” (t) “intangible property” shall be deemed to include “incorporeal property,” (u) “security interest” and “mortgage” shall be deemed to include a “hypothec,” (v) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (w) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (x) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation,” (y) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (z) an “agent” shall be deemed to include a “mandatary.”

(i) Any deduction of Reserves in any definition herein shall be without duplication.

1.3. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs (or has occurred following such Test Period and prior to the date of determination), the Consolidated Fixed Charge Coverage Ratio and each Borrowing Base shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

1.4. Rounding. Any financial ratios required to be maintained by the U.S. Parent Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document; and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

1.6. Exchange Rates.

(a) For purposes of determining compliance under Sections 9.4 and 9.6 with respect to any amount in a currency other than Dollars (other than with respect to any amount derived from the financial statements of the U.S. Parent Borrower or its Subsidiaries), such amount shall be determined using the average prevailing currency exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the related period. For purposes of determining compliance with Sections 9.1, 9.2 and 9.5, with respect to any amount of denominated in a currency other than Dollars, compliance will be determined at the time of incurrence or advancing thereof using the prevailing currency exchange rates in effect at the time of such incurrence or advancement (or, in the case of any commitment denominated in a foreign currency, at the time such commitment is obtained) and the outstanding amount thereof for purposes of such Sections shall not be deemed to be exceeded as a result of any replacement or refinancing thereof which does not increase the amount thereof (except as otherwise provided by such Sections).

(b) The applicable Administrative Agent or Letter of Credit Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the Dollars and Alternative Currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the applicable Administrative Agent or Letter of Credit Issuer, as applicable.

1.7. Additional Alternative Currencies.

(a) The Borrowers may from time to time request that LIBOR Loans be made and/or Letters of Credit be issued under the U.S. Revolving Facility and/or the Canadian Revolving Facility in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of LIBOR Loans, such request shall be subject to the approval of the U.S. Administrative Agent and the U.S. Revolving Lenders, in the case of the U.S. Revolving Facility, or the Canadian Administrative Agent and the Canadian Revolving Lenders, in the case of the Canadian Revolving Facility; and in the case of any such request with respect to the issuance of Letters of Credit under the U.S. Revolving Facility or Canadian Revolving Facility, such request shall be subject to the approval of the applicable Administrative Agent and Letter of Credit Issuer.

(b) Any such request shall be made to the applicable Administrative Agent not later than 11:00 a.m., twenty Business Days prior to the date of the desired borrowing (or such other time or date as may be agreed by the applicable Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Letter of Credit Issuer, in its or their sole discretion). In the case of any such request pertaining to LIBOR Loans, the applicable Administrative Agent shall promptly notify each applicable Lender thereof; and in the case of any such request pertaining to Letters of Credit, the applicable Administrative Agent shall promptly notify the applicable Letter of Credit Issuer thereof. Each applicable Lender (in the case of any such request pertaining to LIBOR Loans) or the applicable Letter of Credit Issuer (in the case of a request pertaining to Letters of Credit) shall notify the applicable Administrative Agent, not later than 11:00 a.m., ten Business Days (or such other period of time as may be agreed by the applicable Administrative Agent in its sole discretion) after receipt of such request whether it consents, in its sole discretion, to the making of LIBOR Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by any applicable Lender or Letter of Credit Issuer, as the case may be, to respond to such request within the time period specified in the preceding paragraph shall be deemed to be a refusal by such Lender or the Letter of Credit Issuer, as the case may be, to permit LIBOR Loans to be made or Letters of Credit to be issued in such requested currency. If the applicable Administrative Agent and all applicable Lenders consent to making LIBOR Loans in such requested currency, the Administrative Agent shall so notify the U.S. Parent Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency under the applicable facility hereunder for purposes of any borrowing of LIBOR Loans; and if the applicable Administrative Agent and Letter of Credit Issuer consent to the issuance of Letters of Credit in such requested currency, the applicable Administrative Agent shall so notify the U.S. Parent Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If an Administrative Agent shall fail to obtain consent of all applicable Lenders to any request for an additional currency under this Section 1.7, such Administrative Agent shall promptly so notify the U.S. Parent Borrower.

1.8. Change of Currency.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any LIBOR Loan in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such LIBOR Loan, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agents may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agents may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.9. Effect of Restatement. This Agreement shall amend and restate the First Restated Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the First Restated Credit Agreement and on the Second Restatement Effective Date, the rights and obligations of the parties under the First Restated Credit Agreement shall be subsumed and governed by this Agreement. For purposes of determining compliance with any covenant in Section 9 that limits the maximum Dollar amount of any Investment, Restricted Payment, Indebtedness, Lien or Disposition, all utilization of the “baskets” contained in Section 9 from and after the Closing Date and prior to the Second Restatement Effective Date (other than pursuant to Section 9.6) shall be taken into account (in addition to any utilization of such baskets from and after the Second Restatement Effective Date). Following the Second Restatement Effective Date, the Commitments under the First Restated Credit Agreement shall no longer be in effect and thereafter only Commitments under this Agreement shall be outstanding until otherwise terminated in accordance with the terms hereof.

SECTION 2.	Loans and Letters of Credit

2.1. Credit Facilities.

(a) Subject to all of the terms and conditions of this Agreement, the U.S. Revolving Lenders agree to make available a revolving credit facility (the “U.S. Revolving Facility”) to the U.S. Borrowers from time to time during the term of this Agreement, which credit facilities shall be composed of a revolving line of credit consisting of U.S. Revolving Loans, U.S. Swingline Loans and U.S. Letters of Credit of up to the Total U.S. Revolving Commitment. U.S. Revolving Loans denominated in Dollars may be ABR Loans or LIBOR Loans as further provided herein. U.S. Revolving Loans denominated in Alternative Currencies shall at all times be LIBOR Loans.

(b) Subject to all of the terms and conditions of this Agreement, the Canadian Revolving Lenders agree to make available a revolving credit facility (the “Canadian Revolving Facility”) to the Canadian Borrower and the U.S. Borrowers from time to time during the term of this Agreement, which credit facilities shall be composed of a revolving line of credit consisting of Canadian Revolving Loans to the Canadian Borrower or the U.S. Borrowers, Canadian Swingline Loans to the Canadian Borrower or the U.S. Borrowers and Canadian Letters of Credit for the account of the Canadian Borrower or the U.S. Borrowers of up to the Total Canadian Revolving Commitment. Canadian Revolving Loans denominated in Dollars may be ABR Loans or LIBOR Loans as further provided herein. Canadian Revolving Loans denominated in Cdn. Dollars may be Canadian Prime Rate Loans or BA Equivalent Loans as further provided herein. Canadian Revolving Loans denominated in Alternative Currencies (other than Cdn. Dollars) shall at all times be LIBOR Loans.

(c) Up to one time in any fiscal quarter of the U.S. Parent Borrower, so long as after giving effect thereto the Availability Conditions would be satisfied, the Borrowers may reallocate all or a portion of any Revolving Lender’s Commitments with respect to the U.S. Revolving Facility to the Canadian Revolving Facility or all or a portion of any Revolving Lender’s Commitments with respect to the Canadian Revolving Facility to the U.S. Revolving Facility, by written notice to the Administrative Agents, in form reasonably satisfactory to the Administrative Agents and with the written consent of any Revolving Lender whose commitment is being reallocated. Upon such reallocation, (i) the specified amount of such Revolving Lender’s U.S. Revolving Commitments or Canadian Revolving Commitments, as applicable, shall be deemed to be converted to an increase in such Canadian Revolving Commitments or U.S. Revolving Commitments, as applicable, for all purposes hereof and (ii) each Revolving Lender shall purchase or sell U.S. Revolving Loans and/or Canadian Revolving Loans, as applicable, at par to the other Lenders as specified by the Administrative Agents in an amount necessary such that, after giving effect to all such purchases and sales, each Revolving Lender shall have funded its Pro Rata Share of the entire amount of the then outstanding U.S. Revolving Loans and Canadian Revolving Loans.

(d) Subject to all of the terms and conditions of this Agreement, on the Second Restatement Effective Date, each Term Lender agrees, severally and not jointly, to make loans (each such loan a “Term Loan”) to the U.S. Borrowers in Dollars in an amount equal to such Lender’s Term Commitment. The Term Loans may, at the option of the U.S. Parent Borrower, be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans; provided that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type. Term Loans may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed. Each Term Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Term Lender to make such Term Loan; provided that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Term Loan and (B) in exercising such option, such Term Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Term Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.11 shall apply).

2.2. U.S. Revolving Loans and Borrowing Procedures for U.S. Revolving Loans and Term Loans.

(a) Amounts. Subject to all of the terms and conditions of this Agreement, each U.S. Revolving Lender severally, but not jointly, agrees, upon the U.S. Parent Borrower’s request from time to time on any Business Day during the period from the Second Restatement Effective Date to the Termination Date, to make revolving loans (the “U.S. Revolving Loans”) to the U.S. Borrowers denominated in Dollars or any Alternative Currency in amounts not to exceed such U.S. Revolving Lender’s Pro Rata Share of the U.S. Total Revolving Commitment, so long as after giving effect thereto and the application of the proceeds thereof, the Availability Conditions are satisfied. The U.S. Borrowers may use the U.S. Revolving Commitments by borrowing, prepaying the U.S. Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. U.S. Revolving Loans of the applicable Class shall automatically be made as ABR Loans for the payment of interest on such Loans and other Obligations due hereunder on the date when due to the extent available in accordance with the foregoing limitations and not paid by the U.S. Borrowers and, in each case, as provided for herein.

(b) Procedure for Borrowing.

(i) Each Borrowing of U.S. Revolving Loans or Term Loans by the U.S. Borrowers shall be made upon the U.S. Parent Borrower’s irrevocable written notice delivered to the U.S. Administrative Agent in the form of a notice of borrowing substantially in the form of Exhibit A-1 (each a “U.S. Notice of Borrowing”) or Exhibit A-3, as applicable, which must be received by the U.S. Administrative Agent prior to (i) 1:00 p.m. (New York City time) three Business Days prior to the date of such Borrowing, in the case of LIBOR Loans denominated in Dollars, (ii) 1:00 p.m. (New York City time) at least four Business Days prior to the date of such Borrowing, in the case of LIBOR Loans denominated in an Alternative Currency and (iii) 1:00 p.m. (New York City time) at least one Business Day prior to the date of such Borrowing, in the case of ABR Loans, specifying:

(A) whether such Borrowing consists of U.S. Revolving Loans or Term Loans;

(B) the amount and currency of the Borrowing, which must equal or exceed the Minimum Borrowing Amount (and increments of $1,000,000 in excess of such amount or the approximate equivalent amount thereof in the case of Alternative Currencies);

(C) the date of the requested Borrowing, which must be a Business Day;

(D) whether the Loans requested are to be ABR Loans (solely in the case of Loans denominated in Dollars) or LIBOR Loans (and if not specified, it shall be deemed a request for an ABR Loan, in the case of a request for Loans denominated in Dollars, or LIBOR Loans with an Interest Period of one month, in the case of Loans denominated in an Alternative Currency); provided that all Loans made by each of the applicable Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type; and

(E) in the case of a request for LIBOR Loans, the duration of the initial Interest Period to be applicable thereto (and if not specified, it shall be deemed a request for an Interest Period of one month).

(ii) In lieu of delivering a U.S. Notice of Borrowing, the U.S. Parent Borrower may give the U.S. Administrative Agent telephonic notice of such request for advances on or before the deadline set forth above (promptly confirmed by delivery of a completed U.S. Borrowing Notice). The U.S. Administrative Agent at all times shall be entitled to rely on such telephonic notice in making such U.S. Revolving Loans, regardless of whether any written confirmation is received.

(c) U.S. Designated Accounts. Prior to the Closing Date, the U.S. Parent Borrower delivered to the U.S. Administrative Agent a notice setting forth the account for the U.S. Borrowers (each, a “U.S. Designated Account”) to which each Administrative Agent is authorized to transfer the proceeds of the Loans requested hereunder by the U.S. Parent Borrower. The U.S. Parent Borrower may designate a replacement account from time to time by written notice to the U.S. Administrative Agent duly executed by an Authorized Officer of the U.S. Parent Borrower. All such U.S. Designated Accounts must be reasonably satisfactory to the U.S. Administrative Agent.

(d) No Liability. The U.S. Administrative Agent shall not incur any liability to the U.S. Borrowers as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which the U.S. Administrative Agent believes in good faith to have been given by an Authorized Officer of the U.S. Parent Borrower. The crediting of U.S. Revolving Loans and Term Loans to a U.S. Designated Account conclusively establishes the obligation of each U.S. Borrower to repay such U.S. Revolving Loans and Term Loans as provided herein.

(e) Notice Irrevocable. Any U.S. Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable. The U.S. Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

(f) Making of U.S. Revolving Loans and Term Loans; Reserves.

(i) Promptly after receipt of a U.S. Notice of Borrowing or telephonic or electronic notice in lieu thereof, the U.S. Administrative Agent shall notify the applicable U.S. Revolving Lenders or Term Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each applicable Lender shall transfer its Pro Rata Share of the requested Borrowing to the U.S. Administrative Agent in immediately available funds in the currency in which such Loan is denominated (except that in the case of any U.S. Revolving Loan denominated in Euro or Sterling, the U.S. Fronting Lender shall make available each applicable U.S. Revolving Participant’s Pro Rata Share of such Loan) to the account from time to time designated by the U.S. Administrative Agent, not later than 2:00 p.m. (New York City time) on the date of the applicable Borrowing. After the U.S. Administrative Agent’s receipt of all proceeds of such U.S. Revolving Loans or Term Loans, the U.S. Administrative Agent shall make the proceeds of such Loans available to the U.S. Borrowers on the date of the applicable Borrowing by, not later than 4:00 p.m. (New York City time) transferring same day funds to the U.S. Designated Account designated by the U.S. Borrower; provided, however, that no U.S. Revolving Loans shall be made on any date unless, after giving effect thereto, the Availability Conditions are satisfied on such date.

(ii) The U.S. Administrative Agent may establish Reserves or change any of the Reserves, in the exercise of its reasonable good faith credit judgment, provided that (A) any changes to such Reserves will be made in good faith and (B) such Reserves shall not be established or changed except upon not less than five (5) Business Days’ notice to the U.S. Parent Borrower (unless an Event of Default exists in which event no notice shall be required), and to the extent the U.S. Parent Borrower shall have objected to the addition of or change to such Reserve during such 5 Business Day period, the U.S. Administrative Agent shall have taken into consideration the U.S. Parent Borrower’s basis of objection and shall have negotiated in good faith with the U.S. Parent Borrower in order to reach a mutually satisfactory resolution with respect to such Reserve (other than if an Event of Default exists). The U.S. Administrative Agent will be available during such period to discuss any such proposed Reserve or change with the U.S. Parent Borrower and without limiting the right of the U.S. Administrative Agent to establish or change such Reserves in the U.S. Administrative Agent’s reasonable credit judgment, the U.S. Parent Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the U.S. Administrative Agent. The amount of any Reserve established by the U.S. Administrative Agent shall have a reasonable relationship as determined by the U.S. Administrative Agent in its reasonable credit judgment to the event, condition or other matter that is the basis for the Reserve. Notwithstanding anything herein to the contrary, a Reserve shall not be established to the extent that such Reserve would be duplicative of any specific item excluded as ineligible in the definitions of Eligible Accounts or Eligible Inventory, but the U.S. Administrative Agent shall retain the right, subject to the requirements of this paragraph, to establish Reserves with respect to prospective changes in eligible Collateral that may reasonably be anticipated.

(g) U.S. Swingline Commitment.

(i) Subject to and upon the terms and conditions herein set forth, the U.S. Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Second Restatement Effective Date and prior to the Termination Date, to make a loan or loans (each a “U.S. Swingline Loan” and, collectively, the “U.S. Swingline Loans”) in Dollars in the amount of that Borrowing available to the U.S. Borrowers by transferring same day funds to the U.S. Designated Account or such other account(s) as may be designated by the U.S. Parent Borrower in writing not later than 2:00 p.m. (New York City time). Each U.S. Swingline Loan shall be subject to all the terms and conditions applicable to U.S. Revolving Loans that are ABR Loans except that all payments thereon (including interest) shall be made to the U.S. Swingline Lender. The U.S. Swingline Lender shall not make any U.S. Swingline Loan if (1) the U.S. Administrative Agent has received written notice from any U.S. Revolving Lender that one or more of the applicable conditions precedent set forth in Section 5 or Section 6 will not be satisfied on the date of the requested Borrowing, (2) after giving effect to the requested Borrowing, the Availability Conditions would not be satisfied on such date, or (3) such U.S. Swingline Loan would cause the aggregate outstanding principal balance of all U.S. Swingline Loans to exceed the U.S. Swingline Commitment. U.S. Swingline Loans shall at all times be ABR Loans.

(ii) On any Business Day, the U.S. Swingline Lender may, in its sole discretion (and, if any U.S. Swingline Loan is outstanding for more than five Business Days, the U.S. Swingline Lender shall on such fifth Business Day), give notice to each U.S. Revolving Lender that all then-outstanding U.S. Swingline Loans shall be funded with a Borrowing of U.S. Revolving Loans, in which case U.S. Revolving Loans constituting ABR Loans (each such Borrowing, a “Mandatory U.S. Borrowing”) shall be made on the immediately succeeding Business Day by each U.S. Revolving Lender pro rata based on each such Lender’s Pro Rata Share, and the proceeds thereof shall be applied directly to the U.S. Swingline Lender to repay the U.S. Swingline Lender for such outstanding U.S. Swingline Loans. Each U.S. Revolving Lender hereby irrevocably agrees to make such U.S. Revolving Loans upon one Business Day’s notice pursuant to each Mandatory U.S. Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the U.S. Swingline Lender notwithstanding (i) that the amount of the Mandatory U.S. Borrowing may not comply with the Minimum Borrowing Amount, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing (unless the U.S. Swingline Lender has received written notice thereof from any Lender as contemplated above prior to the date such Swingline Loan was made), (iv) the date of such Mandatory U.S. Borrowing or (v) any reduction in the U.S. Revolving Commitments or the U.S. Borrowing Base after any such U.S. Swingline Loans were made. In the event that, in the sole judgment of the U.S. Swingline Lender, any Mandatory U.S. Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of any U.S. Borrower), each U.S. Revolving Lender hereby agrees that it shall forthwith purchase from the U.S. Swingline Lender (without recourse or warranty) such participation of the outstanding U.S. Swingline Loans as shall be necessary to cause the U.S. Revolving Lenders to share in such U.S. Swingline Loans ratably based upon their respective Pro Rata Shares, provided that all principal and interest payable on such U.S. Swingline Loans shall be for the account of the U.S. Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such U.S. Revolving Lender purchasing the same from and after such date of purchase.

(iii) If at any time that U.S. Swingline Loans are outstanding a U.S. Revolving Lender becomes a Defaulting Lender, all or any part of such U.S. Swingline Loans shall be reallocated among the non-Defaulting Lenders that are U.S. Revolving Lenders in accordance with their respective Pro Rata Shares (calculated without giving effect to any such Defaulting Lender’s U.S. Revolving Commitments) but only to the extent (x) the sum of all non-Defaulting Lenders’ U.S. Revolving Commitments plus such Defaulting Lender’s pro rata share of such Swingline Loans does not exceed the total of all non-Defaulting Lenders’ U.S. Revolving Commitments and (y) the condition set forth in Section 6.1(a) is satisfied at such time; provided that neither such reallocation nor any payment by a non-Defaulting Lender pursuant hereto will constitute a waiver or release of any claim any Borrower, any Lender, the U.S. Administrative Agent or U.S. Swingline Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a non-Defaulting Lender. If the reallocation described above cannot, or can only partially, be effected, the U.S. Borrowers shall within one Business Day following notice by the U.S. Administrative Agent prepay such unreallocated portion of the Swingline Loans. Notwithstanding the foregoing, the U.S. Swingline Lender shall be under no obligation to make any U.S. Swingline Loan at any time that any U.S. Revolving Lender is a Defaulting Lender unless it is satisfied that the related exposure will be 100% covered by the U.S. Revolving Commitments of the non-Defaulting Lenders and participating interests in any such newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with this Section 2.2 (and Defaulting Lenders shall not participate therein).

(h) U.S. Agent Advances.

(i) Subject to the limitations set forth below, the U.S. Administrative Agent is authorized by the U.S. Borrowers and the U.S. Revolving Lenders, from time to time in the U.S. Administrative Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Section 6 have not been satisfied, to make U.S. Revolving Loans (that may only be ABR Loans) in Dollars to the U.S. Borrowers on behalf of the U.S. Revolving Lenders in an aggregate principal amount outstanding at any time not to exceed $45,000,000 (provided that, after giving effect to the making of any such ABR Loan, the aggregate Outstanding Amount of U.S. Revolving Loans, U.S. Agent Advances, U.S. Swingline Loans and U.S. Letter of Credit Obligations shall not exceed the Total U.S. Revolving Commitment) which the U.S. Administrative Agent, in its good faith judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the U.S. Revolving Loans and other U.S. Obligations (including through ABR Loans for the purpose of enabling the U.S. Borrowers to meet their payroll and associated tax obligations), and/or (3) to pay any other amount chargeable to the U.S. Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 12.5 (any of such advances are herein referred to as “U.S. Agent Advances”); provided that U.S. Agent Advances shall not be outstanding for more than 30 consecutive days unless the Availability Conditions are satisfied; provided, further, that the Required Lenders may at any time revoke the U.S. Administrative Agent’s authorization to make U.S. Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the U.S. Administrative Agent’s receipt thereof. At any time, the U.S. Administrative Agent may require the U.S. Revolving Lenders to fund their risk participations in the U.S. Agent Advances as described in Section 2.2(h)(ii).

(ii) Upon the making of a U.S. Agent Advance by the U.S. Administrative Agent (whether before or after the occurrence of a Default or an Event of Default), each U.S. Revolving Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the U.S. Administrative Agent, without recourse or warranty, an undivided interest and participation in such U.S. Agent Advance in proportion to its Pro Rata Share of the Total U.S. Revolving Commitment. All principal and interest payable on such U.S. Agent Advance shall be for the account of the U.S. Administrative Agent until the date, if any, on which the U.S. Administrative Agent requires any U.S. Revolving Lender to fund its participation in any U.S. Agent Advance purchased hereunder; after such date, the U.S. Administrative Agent shall promptly distribute to such U.S. Revolving Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the U.S. Administrative Agent in respect of such U.S. Agent Advance.

(iii) The U.S. Agent Advances shall be secured by the Collateral Agent’s Liens in and to the Collateral and shall constitute ABR Loans and U.S. Obligations hereunder.

2.3. Canadian Revolving Loans.

(a) Amounts. Subject to all of the terms and conditions of this Agreement, each Canadian Revolving Lender severally, but not jointly, agrees, upon the Canadian Borrower’s or U.S. Parent Borrower’s request from time to time on any Business Day during the period from the Second Restatement Effective Date to the Termination Date, to make revolving loans (the “Canadian Revolving Loans”) to the Canadian Borrower, on the one hand, or the U.S. Borrowers, on the other hand, denominated in Dollars or any Alternative Currency in Outstanding Amounts not to exceed such Canadian Revolving Lender’s Pro Rata Share of the Total Canadian Revolving Commitment so long as after giving effect thereto and to the application of the proceeds thereof, the Availability Conditions are satisfied. The Canadian Borrower and U.S. Borrowers may use the Canadian Revolving Commitments by borrowing, prepaying the Canadian Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Canadian Revolving Loans of the applicable Class shall automatically be made as ABR Loans or Canadian Prime Rate Loans to the Canadian Borrower or the U.S. Borrowers, respectively, for the payment of interest on such Loans and other Obligations of the Canadian Borrower or the U.S. Borrowers, respectively, on the date when due to the extent available in accordance with the foregoing limitations and not paid by the Canadian Borrower or U.S. Borrowers, respectively, and, in each case, as provided for herein.

(b) Procedure for Borrowing.

(i) Each Borrowing by the Canadian Borrower or U.S. Borrowers shall be made upon the Canadian Borrower’s or U.S. Parent Borrower’s irrevocable written notice delivered to the Canadian Administrative Agent in the form of a notice of borrowing substantially in the form of Exhibit A-2 (“Canadian Notice of Borrowing”), which must be received by the Canadian Administrative Agent prior to (i) 1:00 p.m. (New York City time) three Business Days prior to the date of such Borrowing, in the case of LIBOR Loans denominated in Dollars or BA Equivalent Loans, (ii) 1:00 p.m. (New York City time) four Business Days prior to the date of such Borrowing, in the case of LIBOR Loans denominated in Alternative Currencies and (iii) 1:00 p.m. (New York City time) one Business Day prior to the date of such Borrowing, in the case of Canadian Prime Rate Loans or ABR Loans, specifying:

(A) whether such Canadian Revolving Loans are for the account of the Canadian Borrower or the U.S. Borrowers;

(B) the amount and currency of the Borrowing which must equal or exceed the Minimum Borrowing Amount (and increments of $1,000,000 or the approximate Dollar Equivalent thereof in excess of such amount);

(C) the date of the requested Borrowing, which must be a Business Day;

(D) whether the Canadian Revolving Loans requested are to be Canadian Prime Rate Loans, ABR Loans, BA Equivalent Loans or LIBOR Loans (and if not specified, it shall be deemed a request for a Canadian Prime Rate Loan (in the case of Canadian Revolving Loans denominated in Cdn. Dollars), an ABR Loan (in the case of Canadian Revolving Loans denominated in Dollars) or LIBOR Loans with an Interest Period of one month, in the case of Canadian Revolving Loans denominated in an Alternative Currency); provided that all Canadian Revolving Loans made by each of the Canadian Revolving Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Canadian Revolving Loans of the same Type;

(E) in the case of a request for BA Equivalent Rate Loans, the duration of the initial BA Equivalent Interest Period to be applicable thereto (and if not specified, it shall be deemed a request for a BA Equivalent Interest Period of one month); and

(F) in the case of a request for LIBOR Loans, the duration of the initial Interest Period to be applicable thereto (and if not specified, it shall be deemed a request for an Interest Period of one month).

(ii) In lieu of delivering a Canadian Notice of Borrowing, the Canadian Borrower or U.S. Parent Borrower may give the Canadian Administrative Agent telephonic notice of such request for advances on or before the deadline set forth above (promptly confirmed by delivery of a completed Canadian Borrowing Notice). The Canadian Administrative Agent at all times shall be entitled to rely on such telephonic notice in making such Canadian Revolving Loans, regardless of whether any written confirmation is received.

(iii) Neither the Canadian Borrower nor the U.S. Parent Borrower shall have the right to request a BA Equivalent Loan or a LIBOR Loan while an Event of Default has occurred and is continuing.

(c) Reliance upon Authority. Prior to the Closing Date, the Canadian Borrower delivered to the Canadian Administrative Agent a notice setting forth the account for the Canadian Borrower (each a “Canadian Designated Account”) and, prior to the Second Restatement Effective Date, the U.S. Parent Borrower delivered to the Canadian Administrative Agent a notice setting forth the U.S. Designated Account, in each case, to which the Canadian Administrative Agent is authorized to transfer the proceeds of the Canadian Revolving Loans requested hereunder by the Canadian Borrower or the U.S. Parent Borrower, respectively. The Canadian Borrower or U.S. Parent Borrower may designate a replacement account from time to time by written notice to the Canadian Administrative Agent duly executed by an Authorized Officer of the Canadian Borrower or U.S. Parent Borrower, as applicable. All such Canadian Designated Accounts must be reasonably satisfactory to the Canadian Administrative Agent and must be domiciled in Canada and all such U.S. Designated Accounts must be reasonably satisfactory to the Canadian Administrative Agent.

(d) No Liability. The Canadian Administrative Agent shall not incur any liability to the Canadian Borrower or the U.S. Borrowers as a result of acting upon any notice referred to in Sections 2.3(b) and (c), which the Canadian Administrative Agent believes in good faith to have been given by an Authorized Officer of the Canadian Borrower or the U.S. Parent Borrower. The crediting of Canadian Revolving Loans to a Canadian Designated Account or U.S. Designated Account, respectively, conclusively establishes the obligation of the Canadian Borrower or U.S. Borrowers, respectively, to repay such Canadian Revolving Loans as provided herein.

(e) Notice Irrevocable. Any Canadian Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.3(b) shall be irrevocable. The Canadian Borrower or the U.S. Borrowers, as applicable, shall be bound to borrow the funds requested therein in accordance therewith.

(f) Making of Canadian Revolving Loans; Reserves.

(i) Promptly after receipt of a Canadian Notice of Borrowing or telephonic or electronic notice in lieu thereof, the Canadian Administrative Agent shall notify each Canadian Revolving Lender by telecopy, telephone or e-mail of the requested Borrowing. Each Canadian Revolving Lender shall transfer its Pro Rata Share of the requested Borrowing to the Canadian Administrative Agent in immediately available funds in the applicable currency (except that in the case of any Canadian Revolving Loan denominated in Euro or Sterling, the Canadian Fronting Lender shall make available each applicable Canadian Revolving Participant’s Pro Rata Share of such Loan), to the account from time to time designated by the Canadian Administrative Agent, not later than 2:00 p.m. (New York City time) on the date of the applicable Borrowing. After the Canadian Administrative Agent’s receipt of all proceeds of such Canadian Revolving Loans, the Canadian Administrative Agent shall make the proceeds of such Canadian Revolving Loans available to the Canadian Borrower or the U.S. Borrowers, as applicable, on the date of the applicable Borrowing by, not later than 4:00 p.m. (New York City time) transferring same day funds to the Canadian Designated Account designated by such Canadian Borrower or the U.S. Designated Account designated by the U.S. Parent Borrower, respectively; provided, however, that no Canadian Revolving Loans shall be made on any date unless, after giving effect thereto, the Availability Conditions are satisfied.

(ii) The Canadian Administrative Agent may establish Reserves or change any of the Reserves, in the exercise of its reasonable credit judgment, provided that (A) any changes to such reserves will be made in good faith and (B) such Reserves shall not be established or changed except upon not less than five (5) Business Days’ notice to the Canadian Borrower (unless an Event of Default exists in which event no notice shall be required), and to the extent the Canadian Borrower shall have objected to the addition of or change to such Reserve during such 5 Business Day period, the Canadian Administrative Agent shall have taken into consideration the Canadian Borrower’s basis of objection and shall have negotiated in good faith with the Canadian Borrower in order to reach a mutually satisfactory resolution with respect to such Reserve (other than if an Event of Default exists). The Canadian Administrative Agent will be available during such period to discuss any such proposed Reserve or change with the Canadian Borrower and without limiting the right of the Canadian Administrative Agent to establish or change such Reserves in the Canadian Administrative Agent’s reasonable credit judgment, the Canadian Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Canadian Administrative Agent. The amount of any Reserve established by the Canadian Administrative Agent shall have a reasonable relationship as determined by the Canadian Administrative Agent in its reasonable credit judgment to the event, condition or other matter that is the basis for the Reserve. Notwithstanding anything herein to the contrary, a Reserve shall not be established to the extent that such Reserve would be duplicative of any specific item excluded as ineligible in the definitions of Eligible Accounts or Eligible Inventory, but the Canadian Administrative Agent shall retain the right, subject to the requirements of this paragraph, to establish Reserves with respect to prospective changes in eligible Collateral that may reasonably be anticipated.

(g) Canadian Swingline Commitment.

(i) Subject to and upon the terms and conditions herein set forth, each Canadian Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Second Restatement Effective Date and prior to the Termination Date, to make a loan or loans (each a “Canadian Swingline Loan” and, collectively, the “Canadian Swingline Loans”) in Dollars or Cdn. Dollars in the amount of that Borrowing available to the Canadian Borrower, on the one hand, or the U.S. Borrowers, on the other hand, by transferring same day funds to the Canadian Designated Account or U.S. Designated Account, respectively, or such other account(s) as may be designated (by not later than 12:00 Noon (New York City time) on the day of funding) by the Canadian Borrower or the U.S. Parent Borrower, respectively, in writing. Each Canadian Swingline Loan shall be subject to all the terms and conditions applicable to other Canadian Revolving Loans except that all payments thereon (including interest) shall be made to the applicable Canadian Swingline Lenders. No Canadian Swingline Lender shall make any Canadian Swingline Loan if (1) the Canadian Administrative Agent has received written notice from any Canadian Revolving Lender that one or more of the applicable conditions precedent set forth in Section 5 or Section 6 will not be satisfied on the date of the requested Borrowing, (2) after giving effect to the requested Borrowing, the Availability Conditions would not be satisfied, or (3) such Canadian Swingline Loan would cause the aggregate outstanding principal balance of all Canadian Swingline Loans to exceed the Canadian Swingline Commitment. Canadian Swingline Loans shall at all times be maintained as ABR Loans or Canadian Prime Rate Loans, as applicable.

(ii) On any Business Day, any Canadian Swingline Lender may, in its sole discretion (and, if any Canadian Swingline Loan is outstanding for more than five Business Days, the Canadian Swingline Lender shall on such fifth Business Day), give notice by 1:00 p.m. (New York City time) to each Canadian Revolving Lender that all then-outstanding Canadian Swingline Loans made by such Canadian Swingline Lender shall be funded with a Borrowing of Canadian Revolving Loans in the same currency in which the then outstanding Canadian Swingline Loans are denominated, in which case Canadian Revolving Loans constituting ABR Loans or Canadian Prime Rate Loans (each such Borrowing, a

“Mandatory Canadian Borrowing”), as applicable, shall be made to the Canadian Borrower (in the amount of its Canadian Swingline Loans from such Canadian Swingline Lender or the U.S. Borrowers (in the amount of their Canadian Swingline Loans from such Canadian Swingline Lender) on the next Business Day by each Canadian Revolving Lender based on each Lender’s Pro Rata Share and in the same currency as the applicable Canadian Swingline Loan is denominated, and the proceeds thereof shall be applied directly to such Canadian Swingline Lender to repay the Canadian Swingline Lender for such outstanding Canadian Swingline Loans. Each Canadian Revolving Lender hereby irrevocably agrees to make such Canadian Revolving Loans pursuant to each Mandatory Canadian Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Canadian Swingline Lenders notwithstanding (i) that the amount of the Mandatory Canadian Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.3, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing (unless the Canadian Swingline Lenders has received written notice thereof from any Lender as contemplated above prior to the date such Canadian Swingline Loan was made), (iv) the date of such Mandatory Canadian Borrowing, (v) any reduction in the Canadian Revolving Commitments, the Canadian Borrowing Base, or the Combined Borrowing Base after any such Canadian Swingline Loans were made or (vi) any fluctuations in exchange rates following the date such Canadian Swingline Loans were made. In the event that, in the sole judgment of the Canadian Swingline Lenders, any Mandatory Canadian Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the BIA in respect of the Canadian Borrower or under Title 11 of the United States Code with respect to any U.S. Borrower), each Canadian Revolving Lender hereby agrees that it shall forthwith purchase from the Canadian Swingline Lenders (without recourse or warranty) such participation of the outstanding Canadian Swingline Loans as shall be necessary to cause the Canadian Revolving Lenders to share in such Canadian Swingline Loans ratably based upon their respective Pro Rata Shares, provided that all principal and interest payable on such Canadian Swingline Loans made by any Canadian Swingline Lender shall be for the account of such Canadian Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such Lender purchasing same from and after such date of purchase.

(iii) If at any time that Canadian Swingline Loans are outstanding a Canadian Revolving Lender becomes a Defaulting Lender, all or any part of the risk participations in such Canadian Swingline Loans shall be reallocated among the non-Defaulting Lenders that are Canadian Revolving Lenders in accordance with their respective Pro Rata Shares (calculated without giving effect to any such Defaulting Lender’s Canadian Revolving Commitments) but only to the extent (x) the sum of all non-Defaulting Lenders’ Canadian Revolving Commitments plus such Defaulting Lender’s pro rata share of such Swingline Loans does not exceed the total of all non-Defaulting Lenders’ Canadian Revolving Commitments and (y) the condition set forth in Section 6.1(a) is satisfied at such time; provided that neither such reallocation nor any payment by a non-Defaulting Lender pursuant hereto will constitute a waiver or release of any claim any Borrower, any Lender, the Canadian Administrative Agent or Canadian Swingline Lenders may have against such Defaulting Lender or cause such Defaulting Lender to be a non-Defaulting Lender. If the reallocation described above cannot, or can only partially, be effected, the Canadian Borrower shall within one Business Day following notice by the Canadian Administrative Agent prepay such unreallocated portion of the Swingline Loans. Notwithstanding the foregoing, no Canadian Swingline Lender shall be under any obligation to make any Canadian Swingline Loan at any time that any Canadian Revolving Lender is a Defaulting Lender unless it is satisfied that the related exposure will be 100% covered by the Canadian Revolving Commitments of the non-Defaulting Lenders and participating interests in any such newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with this Section 2.3 (and Defaulting Lenders shall not participate therein).

(h) Canadian Agent Advances.

(i) Subject to the limitations set forth below, the Canadian Administrative Agent is authorized by the Canadian Borrower, the U.S. Borrowers and the Canadian Revolving Lenders, from time to time in the Canadian Administrative Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Section 6 have not been satisfied, to make ABR Loans or Canadian Prime Rate Loans to the Canadian Borrower, on the one hand, or the U.S. Borrowers, on the other hand, on behalf of the Canadian Revolving Lenders in an aggregate Outstanding Amount at any time not to exceed $20,000,000 (provided that, after giving effect thereto, the aggregate Outstanding Amount of Canadian Revolving Loans, Canadian Agent Advances, Canadian Swingline Loans and Canadian Letter of Credit Obligations does not exceed the Total Canadian Revolving Commitment) which the Canadian Administrative Agent, in its good faith judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations (including through ABR Loans or Canadian Prime Rate Loans for the purpose of enabling the Canadian Borrower or the U.S. Borrowers to meet their payroll and associated tax obligations), and/or (3) to pay any other amount chargeable to the Canadian Borrower or the U.S. Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 12.5 (any of such advances are herein referred to as “Canadian Agent Advances”); provided that Canadian Agent Advances shall not be outstanding for more than 30 consecutive days unless the Availability Conditions are satisfied and no Canadian Agent Advances shall be made to the U.S. Borrowers unless the Availability Conditions are satisfied; provided, further, that the Required Lenders may at any time revoke the Canadian Administrative Agent’s authorization to make Canadian Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Canadian Administrative Agent’s receipt thereof. At any time, the Canadian Administrative Agent may require the Canadian Revolving Lenders to fund their risk participations a described in Section 2.3(h)(ii).

(ii) Upon the making of a Canadian Agent Advance by the Canadian Administrative Agent (whether before or after the occurrence of a Default or an Event of Default), each Canadian Revolving Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Canadian Administrative Agent, without recourse or warranty, an undivided interest and participation in such Canadian Agent Advance in proportion to its Pro Rata Share of the Canadian Revolving Commitments. All principal and interest payable on such Canadian Agent Advance shall be for the account of the Canadian Administrative Agent until the date, if any, on which the Canadian Administrative Agent requires any Canadian Revolving Lender to fund its participation in any Canadian Agent Advance purchased hereunder; after such date, the Canadian Administrative Agent shall promptly distribute to such Canadian Revolving Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Canadian Administrative Agent in respect of such Canadian Agent Advance.

(iii) The Canadian Agent Advances shall be secured by the Collateral Agent’s Liens in and to the Collateral and shall constitute ABR Loans or Canadian Prime Rate Loans, and Canadian Obligations (in the case of Canadian Agent Advances to the Canadian Borrower) or U.S. Obligations (in the case of Canadian Agent Advances to the U.S. Borrowers) hereunder.

2.4. Letters of Credit.

(a) Agreement to Issue or Cause to Issue.

(i) Subject to the terms and conditions of this Agreement, the U.S. Letter of Credit Issuer agrees to issue for the account of the U.S. Borrowers one or more standby or documentary letters of credit denominated in Dollars or any Alternative Currency (each a “U.S. Letter of Credit”) from time to time during the term of this Agreement but not later than the Letter of Credit Maturity Date.

(ii) Subject to the terms and conditions of this Agreement, the Canadian Letter of Credit Issuer agrees to issue for the account of the Canadian Borrower, on the one hand, or the U.S. Borrowers, on the other hand, one or more standby or documentary letters of credit denominated in Dollars or any Alternative Currency (“Canadian Letter of Credit”) from time to time during the term of this Agreement but not later than the Letter of Credit Maturity Date.

(b) Amounts; Outside Expiration Date. A Letter of Credit Issuer shall not issue or cause to be issued any Letter of Credit if: (i) (x) in the case of a U.S. Letter of Credit, the maximum available Dollar Equivalent amount of the requested U.S. Letter of Credit is greater than the Unused U.S. Letter of Credit Subfacility at such time and (y) in the case of a Canadian Letter of Credit, the maximum available Dollar Equivalent amount of the requested Canadian Letter of Credit is greater than the Unused Canadian Letter of Credit Subfacility at such time; (ii) after giving effect to the maximum available Dollar Equivalent amount of the requested Letter of Credit and all commissions, fees, and charges due from the requesting Borrower in connection with the opening thereof (to the extent such commissions, fees and charges are not paid in cash prior to or at the time of the opening thereof) the Availability Conditions would not be satisfied; or (iii) such Letter of Credit has an expiration date on or after the Letter of Credit Maturity Date or more than 12 months from the date of issuance; for the avoidance of doubt, this provision does not apply to any “evergreen” or automatic renewal provision. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each applicable Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the applicable Administrative Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the applicable Letter of Credit Issuer is entitled to decline to extend or renew such Letter of Credit. If all of the requirements of this Section 2.4 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

(c) Other Conditions. In addition to conditions precedent contained in Article 6, the obligation of each Letter of Credit Issuer to issue or to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to such Letter of Credit Issuer:

(i) The Canadian Borrower, in the case of Canadian Letters of Credit to be issued for the account of the Canadian Borrower, or the U.S. Parent Borrower, in the case of any Letter of Credit to be issued for the account of the U.S. Borrowers, shall have delivered to the applicable Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the applicable Administrative Agent for the issuance of the Letter of Credit and such other documents as may be reasonably required pursuant to the terms thereof in connection with such issuance, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the applicable Administrative Agent and the applicable Letter of Credit Issuer; and

(ii) as of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(d) Procedure for Issuance of Letters of Credit.

(i) Request for Issuance. The U.S. Parent Borrower or Canadian Borrower, as applicable, must notify the applicable Administrative Agent and Letter of Credit Issuer of a requested Letter of Credit by no later than 1:00 p.m.(New York City time) at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the currency and original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, the beneficiary of the requested Letter of Credit and, in the case of the U.S. Parent Borrower, whether such Letter of Credit is a Canadian Letter of Credit or a U.S. Letter of Credit. The applicable Borrower shall attach to such notice the proposed form of the Letter of Credit.

(ii) Responsibilities of the Administrative Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of any Letter of Credit, the applicable Administrative Agent shall determine the amount of the Unused U.S. Letter of Credit Subfacility or the Unused Canadian Letter of Credit Subfacility, as applicable, and applicable Availability as of such date. If (A) the Dollar Equivalent of the face amount of the requested Letter of Credit is less than the Unused U.S. Letter of Credit Subfacility or the Unused Canadian Letter of Credit Subfacility, as applicable, and (B) the Dollar Equivalent of the amount of such requested Letter of Credit and all commissions, fees, and charges due from the requesting Borrower in connection with the opening thereof (to the extent such commissions, fees and charges are not paid in cash prior to or at the time of the opening thereof) would not result in the Availability Conditions failing to be met, the Administrative Agent shall notify the applicable Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

(iii) No Extensions or Amendment. No Letter of Credit Issuer shall be obligated to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 2.4 are met as though a new Letter of Credit were being requested and issued.

(e) Payments Pursuant to Letters of Credit. Each Borrower agrees to reimburse immediately the applicable Letter of Credit Issuer for any draw under any Letter of Credit issued for the account of such Borrower, and to pay the applicable Letter of Credit Issuer the amount of all other charges and fees payable to such Letter of Credit Issuer in connection with such Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such Letter of Credit Issuer or any other Person. Each drawing under any U.S. Letter of Credit shall constitute a request by the U.S. Parent Borrower to the U.S. Administrative Agent for a Borrowing of an ABR Loan in the Dollar Equivalent amount of such drawing. Each drawing under any Canadian Letter of Credit shall constitute a request by the Canadian Borrower (in the case of a Canadian Letter of Credit issued for the account of the Canadian Borrower) or the U.S. Borrower (in the case of a Canadian Letter of Credit issued for the account of the U.S. Borrowers), respectively, to the Canadian Administrative Agent for a Borrowing of a Canadian Prime Rate Loan by the Canadian Borrower or the U.S. Borrowers, respectively, in the amount of such drawing. In each case, the date of Borrowing with respect to such Borrowing shall be the date of such drawing.

(f) Letter of Credit Participations.

(i) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each U.S. Revolving Lender, in the case of any U.S. Letter of Credit, or Canadian Revolving Lender, in the case of any Canadian Letter of Credit, as applicable (each such Lender, in its capacity under this Section 2.4, a “Letter of Credit Participant”), and each such Letter of Credit Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each, “Letter of Credit Participation”), to the extent of such Letter of Credit Participant’s Pro Rata Share, in each such Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the Letter of Credit Fees will be paid directly to the applicable Administrative Agent for the ratable account of the applicable Letter of Credit Participants as provided in Section 3.3 and the Letter of Credit Participants shall have no right to receive any portion of any Fronting Fees.

(ii) In determining whether to pay under any Letter of Credit, the relevant Letter of Credit Issuer shall have no obligation relative to the Letter of Credit Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

(iii) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the applicable Borrower shall not have repaid such amount in full to the respective Letter of Credit Issuer pursuant to Section 2.4(e), the applicable Letter of Credit Issuer shall promptly notify the applicable Administrative Agent of such failure, and each Letter of Credit Participant with respect to such Letter of Credit shall promptly and unconditionally pay to the applicable Administrative Agent for the account of the applicable Letter of Credit Issuer, the Dollar Equivalent amount of such Letter of Credit Participant’s Pro Rata Share of such unreimbursed payment in Dollars (in the case of any U.S. Letter of Credit) or Canadian Dollars (in the case of any Canadian Letter of Credit) and in immediately available funds; provided, however, that no Letter of Credit Participant shall be obligated to pay to the applicable Administrative Agent for the account of the Letter of Credit Issuer its Pro Rata Share of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under any such Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If a Letter of Credit Issuer so requests, prior to 11:00 a.m. (New York City time) on any Business Day, any Letter of Credit Participant required to fund a payment under a Letter of Credit, such Letter of Credit Participant shall make available to the Administrative Agent for the account of such Letter of Credit Issuer such Letter of Credit Participant’s Pro Rata Share of the amount of such payment no later than 1:00 p.m. (New York City time) on such Business Day (or, if such notice is provided after such time, on the next Business Day) in immediately available funds. If and to the extent such Letter of Credit Participant shall not have so made its Pro Rata Share of the amount of such payment available to the applicable Administrative Agent for the account of the applicable Letter of Credit Issuer, such Letter of Credit Participant agrees to pay to the applicable Administrative Agent for the account of the applicable Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the applicable Administrative Agent for the account of the applicable Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by such Letter of Credit Issuer in connection with the foregoing. The failure of any Letter of Credit Participant to make available to the applicable Administrative Agent for the account of the applicable Letter of Credit Issuer its Pro Rata Share of any payment under any Letter of Credit shall not relieve any other Letter of Credit Participant of its obligation hereunder to make available to the applicable Administrative Agent for the account of the applicable Letter of Credit Issuer its Pro Rata Share of any payment under such Letter of Credit on the date required, as specified above, but no Letter of Credit Participant shall be responsible for the failure of any other Letter of Credit Participant to make available to the applicable Administrative Agent such other Letter of Credit Participant’s Pro Rata Share of any such payment.

(iv) Whenever a Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the applicable Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Letter of Credit Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the applicable Administrative Agent and such Administrative Agent shall promptly pay to each applicable Letter of Credit Participant that has paid its Pro Rata Share of such reimbursement obligation, in the same currency as received and in immediately available funds, an amount equal to such Letter of Credit Participant’s share (based upon the proportionate aggregate amount originally funded by such Letter of Credit Participant to the aggregate amount funded by all Letter of Credit Participants) of the Dollar Equivalent amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective Letter of Credit Participations at the Overnight Rate.

(v) The obligations of the Letter of Credit Participants to make payments to the applicable Administrative Agent for the account of a Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, provided, however, that no Letter of Credit Participant shall be obligated to pay to the applicable Administrative Agent for the account of a Letter of Credit Issuer its Pro Rata Share of any unreimbursed amount arising from any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

(g) Indemnification; Exoneration; Power of Attorney.

(i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.4, each Borrower agrees to protect, indemnify, pay and hold harmless the applicable Letter of Credit Participants, Letter of Credit Issuer and Administrative Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any such Letter of Credit Participant, Letter of Credit Issuer or Administrative Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit for the account of such Borrower, except to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Letter of Credit Participant’s, Letter of Credit Issuer’s or Administrative Agent’s, as the case may be, gross negligence, willful misconduct or breach of any Credit Document. The Borrowers’ obligations under this Section 2.4 shall survive payment of all other Obligations.

(ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Letter of Credit Participants, Letter of Credit Issuers and Administrative Agents, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Participants, Letter of Credit Issuers and Administrative Agents shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any officer or authorized signatory of any Borrower in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit believed in good faith by a Letter of Credit Issuer to be a valid, sufficient and correct document, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, believed in good faith by a Letter of Credit Issuer to be a valid, sufficient and correct document which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the applicable Letter of Credit Participants, Letter of Credit Issuer or Administrative Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the applicable Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Administrative Agents, Letter of Credit Issuers or any Letter of Credit Participants under this Section 2.4(g).

(iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Administrative Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of the Administrative Agent or any Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person, under or with respect to any Letter of Credit issued or provided for the account of any Borrower.

(iv) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit any Borrower’s rights, if any, with respect to a Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between such Borrower and such Letter of Credit Issuer.

(v) Account Party. Each Borrower hereby authorizes and directs each applicable Letter of Credit Issuer to name such Borrower as the “Account Party” therein and to deliver to the applicable Administrative Agent all instruments, documents and other writings and property received by such Letter of Credit Issuer pursuant to the Letter of Credit issued or to be issued for the account of such Borrower, and to accept and rely upon the Administrative Agent’s instructions and agreements with respect to all matters arising in connection with such Letter of Credit or the application therefor.

(h) Supporting Letter of Credit. If, notwithstanding the provisions of Section 2.4(b) and Section 10.1, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination each applicable Borrower shall deposit with the applicable Administrative Agent, for the benefit of the Letter of Credit Issuer and the Letter of Credit Participants with respect to each Letter of Credit issued for the account of such Borrower then outstanding, a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to such Administrative Agent, issued by an issuer satisfactory to such Administrative Agent in the same currency and in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the applicable Administrative Agent is entitled to draw amounts necessary to reimburse the applicable Letter of Credit Issuer and the applicable Letter of Credit Participants for payments to be made by such Letter of Credit Issuer and such Letter of Credit Participants under such Letter of Credit and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit shall be held by the applicable Administrative Agent, for the benefit of the applicable Letter of Credit Issuer and the applicable Letter of Credit Participants, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

(i) Reallocation of Letter of Credit Participations; Cash Collateralization. If at any time a Letter of Credit Participant with respect to any Letter of Credit becomes a Defaulting Lender, (A) for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund Letter of Credit Participations, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund Letter of Credit Participations shall not exceed the positive difference, if any, of (1) the U.S. Revolving Commitment (in the case of U.S. Letters of Credit) or the Canadian Revolving Commitment (in the case of a Canadian Letter of Credit) of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the U.S. Revolving Loans (in the case of U.S. Letters of Credit) or the Canadian Revolving Loans (in the case of Canadian Letters of Credit) of that Lender or (B) if the U.S. Revolving Commitment (in the case of U.S. Letters of Credit) or the Canadian Revolving Commitment (in the case of a Canadian Letters of Credit and Canadian Letters of Credit issued the account of the U.S. Credit Parties) of all applicable non-Defaulting Lenders minus the aggregate Outstanding Amount of the U.S. Revolving Loans (in the case of U.S. Letters of Credit) or the Canadian Revolving Loans (in the case of Canadian Letters of Credit) of all applicable Lenders is less than the Letter of Credit Participations of such Defaulting Lender, U.S. Borrowers (in the case of U.S. Letters of Credit and Canadian Letters of Credit issued for the account of the U.S. Borrowers) or the Canadian Borrower (in the case of Canadian Letters of Credit issued for the account of the Canadian Borrower) shall deposit cash collateral with the applicable Letter of Credit Issuer in an amount equal to the unreallocated portion of the Defaulting Lender’s Letter of Credit Participation in such Letter of Credit which cash collateral shall be held as security by such Letter of Credit Issuer for the Defaulting Lender’s funding obligations in respect of its Letter of Credit Participation in such Letter of Credit; provided that such reallocation by a non-Defaulting Lender pursuant hereto will not constitute a waiver or release of any claim any Borrower, any Lender, the Administrative Agents or any Letter of Credit Issuer may have against such Defaulting Lender or cause such Defaulting Lender to be a non-Defaulting Lender. Upon the earlier of (i) expiration of the Letter of Credit for which cash collateral has been deposited with the applicable Letter of Credit Issuer and (ii) the Letter of Credit Participant whose Letter of Credit Participation in such Letter of Credit was reallocated or cash collateralized ceasing to be a Defaulting Lender, such cash collateral shall be returned by the applicable Letter of Credit Issuer to the applicable Borrower and/or for purposes of computing the amount of the obligation of each Lender to acquire, refinance or fund Letter of Credit Participations, the “Pro Rata Share” of each Lender shall be computed after giving effect to the Commitment of the Lender who ceased to be a Defaulting Lender. Notwithstanding anything to the contrary in this Agreement, at any time that a Letter of Credit Participant with respect to any Letter of Credit is a Defaulting Lender and commitments are reallocated pursuant to clause (i)(A) above, any calculation of Canadian Fronting Fees, Canadian Letter of Credit Fees, Canadian Unused Line Fees, U.S. Fronting Fees, U.S. Letter of Credit Fees or U.S. Unused Line Fees shall be calculated after giving effect to such reallocation.

(j) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Letter of Credit Issuer and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

2.5. Interest.

(a) Interest Rates. All outstanding U.S. Revolving Loans and Term Loans shall bear interest on the unpaid principal amount thereof from the date made or incurred until paid in full in cash at a rate determined by reference to the ABR (in the case of ABR Loans) or the applicable LIBOR Rate (in the case of LIBOR Loans), in each case, plus the Applicable Margin plus (in the case of a LIBOR Loan of any Lender that is loaned from a lending office in the United Kingdom or a Participating Member State) the Mandatory Cost. All Canadian Revolving Loans shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made or incurred until paid in full in cash at a rate determined by reference to the Canadian Base Rate (in the case of ABR Loans), Canadian Prime Rate (in the case of Canadian Prime Rate Loans), applicable LIBOR Rate (in the case of LIBOR Loans) or BA Equivalent Rate (in the case of BA Equivalent Rate Loans), in each case, plus the Applicable Margin plus (in the case of a LIBOR Loan of any Lender that is loaned from a lending office in the United Kingdom or a Participating Member State) the Mandatory Cost. All outstanding U.S. Swingline Loans and U.S. Agent Advances shall bear interest on the unpaid principal amount thereof from the date made or incurred until paid in full in cash at a rate determined by reference to the ABR plus the Applicable Margin for U.S. Revolving Loans that are ABR Loans. All outstanding Canadian Swingline Loans and Canadian Agent Advances denominated in (x) Dollars shall bear interest on the unpaid principal amount thereof from the date made or incurred until paid in full in cash at a rate determined by reference to the Canadian Base Rate plus the Applicable Margin and (y) Cdn. Dollars shall bear interest on the unpaid principal amount thereof from the date made or incurred until paid in full in cash at a rate determined by reference to the Canadian Prime Rate plus the Applicable Margin.

(b) Each change in the ABR or the Canadian Base Rate, as applicable, shall be reflected in the interest rate applicable to ABR Loans as of the effective date of such change, and each change in the Canadian Prime Rate shall be reflected in the interest rate applicable to Canadian Prime Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year) except that interest charges computed by reference to (i) the ABR under the Canadian Revolving Facility and Canadian Base Rate and the BA Equivalent Rate shall be computed on the basis of a year of 365 days and actual days elapsed and (ii) the ABR under the U.S. Revolving Facility or, in the case of LIBOR Loans denominated in Sterling only, the LIBOR Rate, shall be computed on the basis of a year of 365 or 366, as applicable, days and actual days elapsed. The U.S. Borrowers shall pay to the U.S. Administrative Agent interest accrued on their ABR Loans (other than U.S. Swingline Loans) in arrears on the first day of each April, July, October and January hereafter and on the Termination Date for the ratable benefit of the Lenders (including the U.S. Administrative Agent with respect to U.S. Agent Advances) holding such ABR Loans. Each Borrower shall pay to the applicable Administrative Agent interest on all LIBOR Loans of each Class made to such Borrower or Borrowers in arrears on each LI-BOR Interest Payment Date (which interest paid by the Canadian Borrower shall be payable by the Canadian Administrative Agent to the Canadian Revolving Lenders on the third Business Day after payment by the Canadian Borrower) for the benefit of the Lenders holding the LIBOR Loans of such Class (including to each Fronting Lender (rather than to the Revolving Participants) with respect to Revolving Loans made by the Revolving Lender). The Canadian Borrower (with respect to Canadian Revolving Loans to the Canadian Borrower) and the U.S. Borrowers (in the case of Canadian Revolving Loans to the U.S. Borrowers) shall pay to the Canadian Administrative Agent (i) interest accrued on all of its Canadian Prime Rate Loans and ABR Loans (other than Canadian Swingline Loans) in arrears on the first day of each April, July, October and January and on the Termination Date (which shall be payable by the Canadian Administrative Agent to the applicable Canadian Revolving Lenders (including the Canadian Administrative Agent with respect to Canadian Agent Advances) on the next Business Day after payment by the Canadian Borrower) and (ii) interest on all BA Equivalent Loans in arrears on each BA Equivalent Interest Payment Date (which shall be payable by the Canadian Administrative Agent to the applicable Canadian Revolving Lenders on the third Business Day after payment by the Canadian Borrower or the U.S. Borrowers, as applicable).

(c) Default Rate. If all or a portion of (i) the principal amount of any Revolving Loan, Term Loan, Agent Advance or Swingline Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”) (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (y) in the case of any overdue interest, to the extent permitted by applicable law, the rate applicable to ABR Loans or Canadian Prime Rate Loans made pursuant to the applicable Commitments, as applicable, of the Class with respect to which such interest has accrued plus 2% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

(d) Recalculation of Applicable Margin. In the event that any Borrowing Base Certificate is shown to be inaccurate and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for a fiscal quarter (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrowers shall immediately deliver to the Administrative Agents a correct certificate for such Applicable Period, (ii) the Applicable Margin shall be determined based on the corrected Borrowing Base Certificate for such Applicable Period, and (iii) the applicable Borrower or Borrowers shall immediately pay to the applicable Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 3.5. This provision shall not limit the rights of the Administrative Agents and Lenders with respect to any other remedy hereunder. This provision shall survive payment of all other Obligations and termination of this Agreement.

2.6. Pro Rata Borrowings. Each Borrowing of Revolving Credit Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Pro Rata Shares (except that in the case of any Revolving Loan denominated in Euro or Sterling, the applicable Fronting Lender shall make available each applicable Revolving Participant’s Pro Rata Share of such Loan). Each Borrowing of Term Loans under this Agreement shall be made by the Lenders in accordance with their then applicable Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

2.7. Interest Period. At the time a Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans or BA Equivalent Loans in accordance with Section 2.8(a), such Borrower shall have the right to elect by giving the applicable Administrative Agent written notice (or telephonic notice promptly confirmed in writing) the Interest Period or BA Equivalent Interest Period applicable to such Borrowing, which Interest Period or BA Equivalent Interest Period shall, at the option of such Borrower, be a one, two, three, six or (if available from all the Lenders making such Loans as determined by such Lenders in good faith) a nine or twelve month period (or such other period of less than six months as to which the Administrative Agent may consent).

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period or BA Equivalent Interest Period for any Borrowing of LIBOR Loans or BA Equivalent Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans or Canadian Prime Rate Loans, as

applicable) and each Interest Period or BA Equivalent Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the preceding Interest Period or BA Equivalent Interest Period expires;

(b) if any Interest Period or BA Equivalent Interest Period relating to a Borrowing of LIBOR Loans or BA Equivalent Loan begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period or BA Equivalent Interest Period, such Interest Period or BA Equivalent Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period or BA Equivalent Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period or BA Equivalent Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period or BA Equivalent Interest Period in respect of a LI-BOR Loan or BA Equivalent Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period or BA Equivalent Interest Period shall expire on the preceding Business Day; and

(d) the applicable Borrower shall not be entitled to elect any Interest Period or BA Equivalent Interest Period in respect of any LIBOR Loan or BA Equivalent Loan if such Interest Period or BA Equivalent Interest Period would extend beyond the Final Maturity Date.

2.8. Continuation and Conversion Elections.

(a) Subject to clauses (b) and (c),

(i) the U.S. Parent Borrower shall have the option on any Business Day to convert all or a portion equal to at least $5,000,000 of the outstanding principal amount of Loans of any Class denominated in Dollars of one Type into a Borrowing or Borrowings of another Type;

(ii) each Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; and

(iii) each Borrower shall have the option: (1) to convert, as of any Business Day, any of its Canadian Prime Rate Loans other than Canadian Swingline Loans and Canadian Agent Advances (or any part thereof in an amount not less than Cdn.$5,000,000) into BA Equivalent Loans; (2) to continue any BA Equivalent Loans made to such Borrower having BA Equivalent Interest Periods expiring on such day (or any part thereof in an amount not less than Cdn.$5,000,000; (3) to convert any ABR Loans other than Canadian Swingline Loans and Canadian Agent Advances (or any part thereof in an amount not less than the Dollar Equivalent of $5,000,000) into LIBOR Loans;

provided that (i) no partial conversion of LIBOR Loans or BA Equivalent Loans shall reduce the outstanding principal amount of LIBOR Loans or BA Equivalent Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Loans and Canadian Prime Rate Loans may not be converted into BA Equivalent Loans if a Default or Event of Default is in existence on the date of the conversion and the applicable Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period and BA Equivalent Loans may not be continued as BA Equivalent Loans for an additional BA Equivalent Interest

Period if a Default or an Event of Default is in existence on the date of the proposed continuation and the applicable Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation; provided that any LIBOR Loan denominated in an Alternative Currency shall remain as a LIBOR Loan for an Interest Period of one month, (iv) Borrowings resulting from conversions pursuant to this Section 2.8 shall be limited in number as provided in clause (f).

(b) Each such conversion or continuation of U.S. Revolving Loans or Term Loans shall be effected by the U.S. Parent Borrower by giving the U.S. Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (i) three Business Days’ notice, in the case of a continuation of or conversion to LIBOR Loans denominated in Dollars, (ii) four Business Days’ notice, in the case of a continuation of LIBOR Loans denominated in an Alternative Currency or (iii) one Business Day’s notice in the case of a conversion into ABR Loans prior written notice (or telephonic notice promptly confirmed in writing) (each, a “U.S. Notice of Conversion or Continuation”) specifying the Class of Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto. The U.S. Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(c) Each such conversion or continuation of Canadian Revolving Loans shall be effected by the Canadian Borrower (in the case of Canadian Revolving Loans to the Canadian Borrower) or the U.S. Parent Borrower (in the case of Canadian Revolving Loans to the U.S. Borrowers) by giving the Canadian Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (i) three Business Days’ notice, in the case of a continuation of or conversion to LIBOR Loans denominated in Dollars or BA Equivalent Loans, (ii) four Business Days’ notice, in the case of a continuation of LIBOR Loans denominated in an Alternative Currency or (iii) one Business Day’s notice in the case of a conversion into ABR Loans or Canadian Prime Rate Loans prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Canadian Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Loans or BA Equivalent Loans, the Interest Period or BA Equivalent Interest Period to be initially applicable thereto. The Canadian Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(d) If any Default or an Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans or BA Equivalent Loans and the applicable Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans or BA Equivalent Loans shall be automatically converted on the last day of the current Interest Period or BA Equivalent Interest Period into ABR Loans or Canadian Prime Rate Loans, as applicable; provided that any LIBOR Loan denominated in an Alternative Currency shall remain as a LI-BOR Loan for an Interest Period of one month. If upon the expiration of any Interest Period or BA Equivalent Interest Period the applicable Borrower has failed to elect a new Interest Period or BA Equivalent Interest Period to be applicable thereto as provided in clause (a), such Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans or of BA Equivalent Loans into Canadian Prime Rate Loans, effective as of the expiration date of such current Interest Period or BA Equivalent Interest Period; provided that any LIBOR Loan denominated in an Alternative Currency shall remain as a LIBOR Loan for an Interest Period of one month.

(e) No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency.

(f) There may not be more than 20 different Borrowings of LIBOR Loans or BA Equivalent Loans in effect hereunder at any time.

2.9. Interest Act (Canada). For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement with respect to the Canadian Borrower, and the rates of interest stipulated in this Agreement payable by the Canadian Borrower are intended to be nominal rates and not effective rates or yields. Any provision of this Agreement that would oblige a Canadian Credit Party to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec on immovables that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to such Canadian Credit Party, which shall be required to pay interest on money in arrears at the same rate of interest on principal money not in arrears.

2.10. Increased Costs, Illegality, Etc.

(a) In the event that (x) in the case of clause (i) below, the applicable Administrative Agent or (y) in the case of clauses (ii), (iii) and (iv) below, any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the LIBOR Rate for any Interest Period or the BA Equivalent Rate for any BA Equivalent Interest Period that (x) deposits in the principal amounts and currencies of the Loans comprising such LIBOR Borrowing or BA Equivalent Borrowing are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR or Bankers Acceptances market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of “LIBOR Rate” or “BA Equivalent Rate”; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loans or BA Equivalent Loans or Letters of Credit (other than any increase or reduction attributable to Taxes) because of (x) any Change in Law), such as, for example, without limitation, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank LIBOR or Bankers Acceptances market or the position of such Lender in such market; or

(iii) at any time, that, as a result of any Change in Law after the date hereof, such Lender shall incur any new or incremental Taxes with respect to any Loan or Letter of Credit or any transaction contemplated hereunder (except for Indemnified Taxes covered by Section 4.5 or any Excluded Tax payable by such Lender); or

(iv) at any time, that the making or continuance of any LIBOR Loan or BA Equivalent Loans has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date hereof that materially and adversely affects the interbank LIBOR or Bankers Acceptances market;

then, and in any such event, such Lender (or the applicable Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrowers and to the applicable Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans or BA Equivalent Loans in the applicable currency shall no longer be available until such time as the applicable Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice by such Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the applicable Borrower with respect to LIBOR Loans or BA Equivalent Loans that have not yet been incurred shall be deemed rescinded by the applicable Borrower, (y) in the case of clause (ii) above, the applicable Borrower shall pay to such Lender, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the applicable Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of subclause (iii) above, the applicable Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any LIBOR Loan or BA Equivalent Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the applicable Borrower(s) may (and in the case of a LIBOR Loan or BA Equivalent Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected LIBOR Loan or BA Equivalent Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii), (y) if the affected LIBOR Loan denominated in Dollars or BA Equivalent Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan or BA Equivalent Loan into a Canadian Prime Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b) or (z) in the case of any LIBOR Loan denominated in an Alternative Currency, repay such LIBOR Loan at the end of the then current Interest Period.

(c) If any Change in Law relating to capital adequacy or liquidity of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity has or would have the effect of reducing the rate of return on such Lender’s or its parent’s or its Affiliate’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the applicable Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the applicable Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

(d) It is understood that this Section 2.10 shall not apply to (i) Taxes indemnifiable under Section 4.5 or (ii) Excluded Taxes.

2.11. Compensation. If (a) any payment of principal of any LIBOR Loan or BA Equivalent Loan is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan or the last day of the BA Equivalent Interest Period for such BA Equivalent Loan or any such Loan is converted to an ABR Loan or Canadian Prime Rate Loan other than on the last day of the Interest Period or BA Equivalent Interest Period applicable thereto as a result of a payment or conversion pursuant to Section 2.8, 2.10, 4.1, 4.2 or 12.7, as a result of acceleration of the maturity of the Loans pursuant to Section 10 or for any other reason, (b) any Borrowing of LIBOR Loans or BA Equivalent Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan or Canadian Prime Rate Loan is not converted into a LIBOR Loan or BA Equivalent Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan or any BA Equivalent Loan is not continued as a BA Equivalent Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any LI-BOR Loan or BA Equivalent Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 4.2, then the applicable Borrower or Borrowers shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan or BA Equivalent Loan.

2.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b) or 4.5 with respect to such Lender, it will, if requested by the applicable Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, or to assign its rights and obligations hereunder (subject to the provisions of Section 12.6) to another of its offices, branches or Affiliates; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the applicable Borrower or the right of any Lender provided in Section 2.10 or 4.5.

2.13. Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10 or 2.11 is given by any Lender more than 270 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10 or 2.11, as the case may be, for any such amounts incurred or accruing prior to the 271st day prior to the giving of such notice to the applicable Borrower.

2.14. Excess Resulting from Exchange Rate Change. If at any time following one or more fluctuations in the exchange rate of any Alternative Currency against the Dollar, (a) the Availability Conditions are not satisfied, (b) the Outstanding Amount of U.S. Swingline Loans or U.S. Letters of Credit exceeds the U.S. Swingline Sublimit or the U.S. Letter of Credit Sublimit, respectively, or (c) the Outstanding Amount of Canadian Swingline Loans or Canadian Letters of Credit exceeds the Canadian Swingline Sublimit or the Canadian Letter of Credit Sublimit, respectively, the Borrowers shall (x) if such excess is in an aggregate amount that is greater than or equal to $500,000, within two (2) Business Days of notice from the applicable Administrative Agent, (y) if such excess is an aggregate amount that is less than $500,000 and such excess continues to exist in an aggregate amount less than $250,000 for at least five (5) Business Days, within two (2) Business Days of notice from the applicable Administrative Agent or (z) if an Event of Default has occurred and is continuing, immediately (i) make the necessary payments or repayments to reduce such Obligations to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Collateral Agent deposits as continuing collateral security for the holders of the applicable Obligations in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the applicable Administrative Agent.

2.15. Increase of U.S. Maximum Amount and Canadian Maximum Amount.

(a) Subject to the terms and conditions hereof, at any time and from time to time after the Closing Date and up to the Final Maturity Date, provided that (x) no Default or Event of Default has occurred and is continuing and (y) the Commitment Increase (as defined below) would be permitted under the terms of any Indebtedness (other than the Obligations) of the Borrower or its Restricted Subsidiaries with a principal amount outstanding in excess of $75,000,000, (i) the U.S. Borrowers may request one or more increases in the U.S. Revolving Commitments (each such commitment increase, a “U.S. Commitment Increase”) by notifying the U.S. Administrative Agent (and the U.S. Administrative Agent shall notify each U.S. Revolving Lender) of the amount of the proposed U.S. Commitment Increase and (ii) the Canadian Borrower may request one or more increases in the Canadian Revolving Commitments (each such commitment increase, a “Canadian Commitment Increase”; collectively with the U.S. Commitment Increases, the “Commitment Increases”) by notifying the Canadian Administrative Agent (and the Canadian Administrative Agent shall notify each Canadian Revolving Lender) of the amount of the proposed Canadian Commitment Increase. Notwithstanding anything in this Agreement, no Commitment Increase shall require the approval of any Lender other than any Lender (if any) providing all or part of the Commitment Increase, no Lender shall be required to provide all or part of any Commitment Increase unless it agrees to do so in its sole discretion, no Commitment Increase shall be in an amount less than $10,000,000, and the aggregate amount of all Commitment Increases shall not exceed the lesser of (x) $400,000,000 and (y) the aggregate maximum amount of Loans and Letters of Credit under the Facilities in excess of $1,400,000,000 that are permitted by the terms of the Intercreditor Agreement to constitute “ABL Priority Obligations”.

(b) Any Commitment Increase shall be offered by the applicable Borrower(s) to the applicable Lenders pro rata in accordance with their respective Pro Rata Shares on the date that the Commitment Increase is requested. Each such Lender shall have 10 Business Days to respond to any request for a Commitment Increase (by notice to the applicable Borrower and Administrative Agent) and may elect but shall not be obligated to accept all, a portion or none of their respective Pro Rata Shares of the proposed Commitment Increase. Any such Lender which fails to respond to a request for a Commitment Increase by the end of such 10 Business Day period will be deemed to have declined the request for its Pro Rata Share of the requested Commitment Increase. If any portion of a requested Commitment Increase is not provided by the U.S. Revolving Lenders or Canadian Revolving Lenders, as applicable, then the applicable Borrower(s) may offer any such portion to the Lenders who have accepted such Commitment Increase and/or request that one or more Eligible Assignees provide such Commitment Increase. In any such case, each Person providing a portion of the requested Commitment Increase shall execute and deliver to the applicable Administrative Agent and Borrower(s) all such documentation as may be reasonably required by the Administrative Agent to evidence such Commitment Increase.

(c) If any requested Commitment Increase is agreed to in accordance with this Section 2.15, the applicable Administrative Agent and the applicable Borrower(s) shall determine the effective date of such Commitment Increase (the “Commitment Increase Effective Date”). The applicable Administrative Agent, with the consent and approval of the applicable Borrower(s), shall promptly confirm in writing to the Lenders the final allocation of such Commitment Increase and the Commitment Increase Effective Date. On the Commitment Increase Effective Date: (i) each Person added as a new

Lender pursuant to a Commitment Increase (a “New Lender”) shall become a U.S. Revolving Lender or Canadian Revolving Lenders, as applicable, hereunder and under the other Credit Documents pursuant to a Joinder Agreement with a Revolving Commitment as set forth therein; (ii) the Revolving Commitment of each existing U.S. Revolving Lender or Canadian Revolving Lenders, as applicable, that increases its Revolving Commitment pursuant to a Commitment Increase (an “Increasing Lender”) shall be increased; (iii) the applicable Borrower shall pay (which may be funded with the Revolving Loans made under the Commitment Increase) the principal amount of, and accrued and unpaid interest on, U.S. Revolving Loans of the U.S. Revolving Lenders or Canadian Revolving Loans of the Canadian Revolving Lenders other than the New Lenders in an amount sufficient (as determined by the applicable Administrative Agent) to permit the New Lenders and the Increasing Lenders to fund U.S. Revolving Loans or Canadian Revolving Loans, as applicable, in an amount equal to the New Lenders’ and the Increasing Lenders’ respective Pro Rata Shares of the then outstanding U.S. Revolving Loans or Canadian Revolving Loans, as applicable, and in connection with such payment shall also pay funding losses, if any, on such repayment in accordance with Section 4.5; (iv) each New Lender shall fund U.S. Revolving Loans or Canadian Revolving Loans, as applicable, in an amount equal to its Pro Rata Share of the then outstanding U.S. Revolving Loans or Canadian Revolving Loans, as applicable; and (v) each Increasing Lender shall fund U.S. Revolving Loans or Canadian Revolving Loans, as applicable, in an amount necessary such that, after giving effect to such funding, it shall have funded its Pro Rata Share of the entire amount of the then outstanding U.S. Revolving Loans or Canadian Revolving Loans, as applicable. Any New Lender shall be required to have a Revolving Commitment of not less than $15,000,000. The increase of the U.S. Maximum Amount or Canadian Maximum Amount in accordance with this Section 2.15 shall not require any further consent under Section 11.1 hereof, and the applicable Administrative Agent, the applicable Borrower(s) and the U.S. Revolving Lenders or the Canadian Revolving Lenders, as applicable may execute any amendments to give effect to the terms of this Section 2.15 if deemed necessary by the applicable Administrative Agent.

(d) As a condition precedent to the effectiveness of any such Commitment Increase, the applicable Borrower(s) shall deliver to the Administrative Agent a certificate signed by a Responsible Officer, dated as of the Commitment Increase Effective Date, certifying that as of the Commitment Increase Effective Date no Default or Event of Default has occurred and is continuing.

2.16. Revolving Facility Loans Refunding.

(a) If any Default or Event of Default shall occur and be continuing, each Fronting Lender may, in its sole and absolute discretion, direct that the Revolving Facility owing to it in its capacity as such be refunded by delivering a notice (with such detail as the applicable Administrative Agent shall request, a “Notice of Revolving Loan Refunding”) to the applicable Administrative Agent. Upon receipt of such notice, the applicable Administrative Agent shall promptly give notice of the contents thereof to the applicable Revolving Participants. Each such Notice of Revolving Facility Loan Refunding shall be deemed to constitute delivery of a notice to the applicable Administrative Agent requesting each applicable Revolving Participant to fund its undivided Participating Interest in the outstanding Revolving Loans fronted by such Fronting Lender whereupon each applicable Revolving Participant shall fund its pro rata portion of such outstanding Revolving Loans and related Obligations (including accrued and unpaid interest thereon) in an amount equal to such Participant’s share of the aggregate principal amount of such Revolving Loans held by such Fronting Lender on behalf of such Revolving Participant. Each Revolving Participant shall promptly transfer or, if a Notice of Revolving Loan Refunding is delivered after 11:00 a.m. (New York City time), transfer by 11:00 a.m. (New York City time) on the next Business Day, to the applicable Fronting Lender, in immediately available funds, the amount of its Participating Interest in the same currency as the underlying Revolving Loan was made by the Fronting Lender (unless otherwise agreed by the applicable Fronting Lender and Revolving Participant).

(b) Whenever, at any time after a Revolving Participant has funded its pro rata portion of the outstanding Revolving Loans fronted by a Fronting Lender and related Obligations, such Fronting Lender receives any payment on account thereof, such Fronting Lender will distribute to the Administrative Agent for delivery to each such Revolving Participant its Participating Interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Participant’s Participating Interest was outstanding and funded); provided, however, that in the event that such payment received by the Fronting Lender is required to be returned, such Revolving Participant will return to the Administrative Agent for delivery to the applicable Fronting Lender any portion thereof previously delivered by the Administrative Agent or such Fronting Lender to it.

(c) Each Revolving Participant’s obligation to fund its portion of the outstanding Revolving Loans fronted by a Fronting Lender on such Revolving Lender’s behalf and related Obligations referred to in this Section 2.16 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Participant or any Borrower may have against such Fronting Lender, any Revolving Participant, a Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Credit Document by any Credit Party or any other Revolving Participant, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(d) Notwithstanding anything in this Agreement to the contrary, if at any time the Designated Obligations, are converted to Dollars in accordance with Section 10, then each Revolving Participant shall be deemed to have acquired its Participating Interest in the Revolving Loans and related Obligations advanced by the applicable Fronting Lender on its behalf immediately prior to such conversion (and each such Revolving Participant shall promptly make payment to the applicable Fronting Lender therefore in accordance with the foregoing procedures).

2.17. Extensions of Term Loans and Revolving Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Lenders with Term Loans or Revolving Commitments of the same Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments of the applicable Class) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Commitments of the applicable Class and otherwise modify the terms of such Term Loans and/or Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans so extended being a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Commitments (as defined below) shall constitute a separate Class of Revolving Commitments from the Class of Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrowers and set forth in the relevant Extension Offer), the Revolving Commitment of any Revolving Lender that agrees to an extension with respect to such Revolving Commitment (an “Extending Revolving Lender”) extended pursuant to an Extension

(an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Class of Revolving Commitments (and related outstandings); and (y) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than three different maturity dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined between the Borrowers and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Term Loans, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the Term Maturity Date and the amortization schedule applicable to Term Loans pursuant to Section 4.1(b)) for periods prior to the Term Maturity Date may not be increased, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans, (vi) if the aggregate principal amount of the Term Loans (calculated on the face amount thereof) or Class of Revolving Commitments, as the case may be, in respect of which Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments of such Class, as the case may be, offered to be extended by the Borrowers pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Offer, (vi) all documentation in respect of such Extension shall be consistent with the foregoing, (vii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers and (viii) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agents.

(b) With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.17, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 4.2 and 4.3 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that (x) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Commitments (as applicable) of any or all applicable Classes be tendered and (y) no Class of Extended Term Loans shall be in an amount of less than $25,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agents. The Administrative Agents and the Lenders hereby consent to the transactions contemplated by this Section 2.17 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Credit Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.17.

(c) No consent of any Lender or the Administrative Agents shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof) and (B) with respect to any Extension of any Class of Revolving Commitments, the consent of any Letter of Credit Issuer and Swingline Lender(s) shall be required if such Person is acting as a Letter of Credit Issuer or Swingline Lender under the Extended Revolving Commitments. All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Credit Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations of the applicable Borrowers under this Agreement and the other Credit Documents. The

Lenders hereby irrevocably authorize the Administrative Agents to enter into amendments to this Agreement and the other Credit Documents with the Borrowers as may be necessary in order to establish new Classes in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agents and the Borrowers in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.17.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agents at least ten (10) Business Days’ prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agents, in each case acting reasonably to accomplish the purposes of this Section 2.17.

SECTION 3.	Fees; Commitments

3.1. Fees. The Borrowers agree to pay, or cause to be paid to the applicable Administrative Agent and other Agents any fees in the amounts previously agreed to in writing by the Borrowers in connection with this Agreement.

3.2. Unused Line Fees.

(a) On the first day of each April, July, October and January and on the Termination Date, the U.S. Borrowers agree to pay to the U.S. Administrative Agent, (i) for the ratable account of the U.S. Revolving Lenders, in accordance with their respective U.S. Revolving Commitments, an unused line fee (the “U.S. Unused Line Fee”) equal to the Applicable U.S. Unused Line Fee Margin per annum times the average daily amount by which the aggregate U.S. Revolving Commitments exceeded the aggregate Outstanding Amount of U.S. Revolving Loans and U.S. Letter of Credit Obligations (which shall exclude, for the purposes of this Section 3.2(a) only, the principal amount of all U.S. Swingline loans, Canadian Overadvances and U.S. Agent Advances). The U.S. Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the U.S. Administrative Agent shall be deemed to be credited to the U.S. Borrowers’ loan account immediately upon receipt for purposes of calculating the U.S. Unused Line Fee pursuant to this Section 3.2(a).

(b) On the first day of each April, July, October and January and on the Final Maturity Date, the Canadian Borrower agrees to pay to the Canadian Administrative Agent, for the ratable account of the Canadian Revolving Lenders, in accordance with their respective Canadian Revolving Commitments, an unused line fee (the “Canadian Unused Line Fee”) equal to the Applicable Canadian Unused Line Fee Margin per annum times the average daily amount by which the aggregate Canadian Revolving Commitments exceeded the aggregate Outstanding Amount of Canadian Revolving Loans and Canadian Letters of Credit (which shall exclude, for the purposes of this Section 3.2(b) only, the principal amount of all Canadian Swingline Loans and Canadian Agent Advances). The Canadian Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Canadian Administrative Agent shall be deemed to be credited to the Canadian Borrower’s loan account immediately upon receipt for purposes of calculating the Canadian Unused Line Fee pursuant to this Section 3.2(b).

3.3. Letter of Credit Fee.

(a) The U.S. Borrowers agree to pay (x) to the U.S. Administrative Agent, for the account of each U.S. Revolving Lender for each U.S. Letter of Credit, a fee in Dollars (the “U.S. Letter

of Credit Fee”) at a per annum rate equal to the Applicable Margin in effect from time to time with respect to LIBOR Loans that are U.S. Revolving Loans on such Lender’s Pro Rata Share of the daily undrawn amount of such U.S. Letter of Credit from time to time, (y) to the U.S. Administrative Agent, for the account of the U.S. Letter of Credit Issuer, a fronting fee in Dollars (the “U.S. Fronting Fee”) of one-eighth of one percent (0.125%) of the face amount of each U.S. Letter of Credit, and (z) to the U.S. Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred or charged by the U.S. Letter of Credit Issuer in connection with the application for, processing of, issuance or extension of, drawing under, or amendment to, any U.S. Letter of Credit. The U.S. Letter of Credit Fee payable by the U.S. Borrowers with respect to a U.S. Letter of Credit shall be payable quarterly in arrears on the first day of each April, July, October and January following the date on which such U.S. Letter of Credit is issued and on the Termination Date. The U.S. Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. The U.S. Fronting Fee payable by the U.S. Borrowers with respect to a U.S. Letter of Credit shall be payable upon the issuance of such U.S. Letter of Credit.

(b) The Canadian Borrower (with respect to Canadian Letters of Credit issued for the account of the Canadian Borrower) and each U.S. Borrower (with respect to Canadian Letters of Credit issued for the account of the U.S. Borrowers), respectively, agrees to pay (x) to the Canadian Administrative Agent, for the account of each Canadian Revolving Lender for each Canadian Letter of Credit issued for the account of the Canadian Borrower or U.S. Borrowers, respectively, a fee in Cdn. Dollars (the “Canadian Letter of Credit Fee”) at a per annum rate equal to the Applicable Margin in effect from time to time with respect to LIBOR Loans that are Canadian Revolving Loans on such Lender’s Pro Rata Share of the daily undrawn amount of such Canadian Letter of Credit from time to time, (y) to the Canadian Administrative Agent, for the account of the Canadian Letter of Credit Issuer, a fronting fee in Cdn. Dollars (the “Canadian Fronting Fee”) of one-eighth of one percent (0.125%) of the face amount of each Canadian Letter of Credit issued for the account of the Canadian Borrower or U.S. Borrowers, respectively, and (z) to the Canadian Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred or charged by the Canadian Letter of Credit Issuer in connection with the application for, processing of, issuance or extension of, drawing under, or amendment to, any Canadian Letter of Credit. The Canadian Letter of Credit Fee with respect to a Canadian Letter of Credit shall be payable monthly in arrears on the first day of each April, July, October and January following the date on which such Canadian Letter of Credit is issued and on the Termination Date. The Canadian Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. The Canadian Fronting Fee with respect to a Canadian Letter of Credit shall be payable upon the issuance of such Canadian Letter of Credit.

3.4. Mandatory Termination of Commitments.

(a) The Revolving Credit Commitments shall terminate at 5:00 p.m. (New York City time) on the Revolving Maturity Date.

(b) The Swingline Commitments shall terminate at 5:00 p.m. (New York City time) on the Revolving Maturity Date.

(c) The Term Commitments shall terminate at 5:00 p.m. (New York City time) on the Second Restatement Effective Date (or, if earlier, upon the funding of the Term Loans on the Second Restatement Effective Date).

(d) The Existing Revolving Commitments shall terminate upon the occurrence of the Second Restatement Effective Date.

3.5. Fees to Revolving Participants. When, as and only to the extent that interest is received by any Fronting Lender with respect to any Revolving Loan funded by such Fronting Lender on behalf of any Revolving Participant, such Fronting Lender shall pay such Revolving Participant a fee (in Dollars in the Dollar Equivalent amount of the amount so received based on the Spot Rate in effect on such date) in an amount equal to the Applicable Margin received by the Fronting Lender with respect to such Revolving Loan for such period minus 0.25% per annum of the amount of such Revolving Loan during the period with respect to which such interest was paid.

Notwithstanding anything to the contrary set forth above or elsewhere in this Agreement, no Canadian Fronting Fee, Canadian Letter of Credit Fee, Canadian Unused Line Fee, U.S. Fronting Fee, U.S. Letter of Credit Fee or U.S. Unused Line Fee shall accrue or be payable for the account of a Defaulting Lender during any period it is a Defaulting Lender.

SECTION 4.	Payments

4.1. Prepayment of Loans.

(a) Revolving Loans. The U.S. Borrowers shall repay the outstanding principal balance of the Existing U.S. Revolving Loans and the outstanding principal balance of any U.S. Swingline Loans made to them, plus all accrued and unpaid interest thereon and all accrued fees owing by the U.S. Borrowers, on the Second Restatement Effective Date. The Canadian Borrower shall repay the outstanding principal balance of the Existing Canadian Revolving Loans and Canadian Swingline Loans made to it, plus all accrued and unpaid interest thereon and all accrued fees owing by the Canadian Borrower, on the Second Restatement Effective Date. The U.S. Borrowers shall repay the outstanding principal balance of the U.S. Revolving Loans, U.S. Agent Advances and U.S. Swingline Loans made to them and the outstanding principal balance of any Canadian Revolving Loans, Canadian Agent Advances and Canadian Swingline Loans made to them, in each case, plus all accrued but unpaid interest thereon, on the Revolving Maturity Date. The Canadian Borrower shall repay the outstanding principal balance of the Canadian Revolving Loans, Canadian Agent Advances and Canadian Swingline Loans made to them, plus all accrued but unpaid interest thereon, on the Revolving Maturity Date.

(b) Term Loans. The U.S. Borrowers shall repay to the U.S. Administrative Agent, in Dollars, for the benefit of the Term Lenders, on each date set forth below, commencing with March 31, 2014 (or, if not a Business Day, the immediately preceding Business Day), the principal amount of the Term Loans set forth below for such date (each, a “Term Loan Repayment Amount”):

Date	Amount
Each March 31, June 30, September 30 and December 31 prior to the Final Maturity Date	$12,500,000
Term Maturity Date	The entire principal amounts of all then outstanding Term Loans

4.2. Voluntary Prepayment, Reduction or Termination.

(a) The Borrowers may, upon at least 3 Business Days’ notice to the applicable Administrative Agent and without premium or penalty, voluntarily prepay the Revolving Loans of any Class, Swingline Loans or Agent Advances in whole or in part; provided that (i) any partial prepayment pursuant to this Section 4.2 shall be in the amount of at least $5,000,000 and (ii) any prepayment of LIBOR Loans or BA Equivalent Loans pursuant to this Section 4.2 on any day other than the last day of an Interest Period or BA Equivalent Interest Period applicable thereto shall be subject to compliance by the Borrowers with the applicable provisions of Section 2.11.

(b) The Borrowers may, upon at least 3 Business Days’ notice to the applicable Administrative Agent and without premium or penalty, terminate or permanently reduce the U.S. Revolving Commitments or the Canadian Revolving Commitments in whole or in part; provided that (i) any such reduction shall apply proportionately and permanently to reduce, with respect to the U.S. Revolving Facility, the U.S. Revolving Commitment of each U.S. Revolving Lender and with respect to the Canadian Revolving Facility, the Canadian Revolving Commitment of each of the Canadian Revolving Lender, (ii) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $5,000,000, (iii) after giving effect to any such termination or reduction the Availability Conditions are satisfied.

(c) The U.S. Borrowers shall have the right to prepay Term Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the U.S. Parent Borrower shall give the U.S. Administrative Agent at the U.S. Administrative Agent’s Office for payment in Dollars written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than 12:00 noon (New York City time) (i) in the case of LIBOR Loans, three Business Days prior to, or (ii) in the case of ABR Loans, one Business Day prior to, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders; (b) each partial prepayment of (i) any Borrowing of LIBOR Loans shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof and (ii) any ABR Loans shall be in a minimum amount of $1,000,000 and in multiples of $1,000,000 in excess thereof; provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Loans and (c) any prepayment of LIBOR Loans pursuant to this Section 4.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the U.S. Borrowers with the applicable provisions of Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 4.2(c) shall be applied to reduce Term Loan Repayment Amounts in such order as the Borrower may specify.

4.3. Mandatory Prepayments.

(a) If at any time, the Availability Conditions shall cease to be satisfied, the Borrowers shall immediately upon demand by the Administrative Agent prepay such of their respective Loans (and cash collateralize such of their respective Letter of Credit Obligations in the currencies in which such Letters of Credit are denominated) in an amount sufficient such that the Availability Conditions are again satisfied.

(b) In the event the Total U.S. Revolving Credit Commitment is for any reason terminated, the U.S. Borrowers shall immediately prepay all then outstanding Term Loans.

(c) At all times after the occurrence and during the continuation of a Cash Dominion Event and notification thereof by the applicable Administrative Agent to the applicable Borrower(s) (subject to the provisions of the Security Agreements and the Intercreditor Agreement), on each Business Day, at or before 1:00 p.m. (New York City time), such Administrative Agent shall apply all immediately available funds credited to the applicable Concentration Account to prepay Loans to the U.S. Borrowers in the case of amounts contained in the U.S. Concentration Accounts or Loans to the Canadian Borrower in the case of amounts contained in the Canadian Concentration Accounts, as the case may be.

(d) With respect to each prepayment of Loans required by this Section 4.3, the applicable Borrower(s) may, if applicable, designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made. In the absence of a designation by the Borrowers as described in the preceding sentence, the applicable Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11. Notwithstanding any provision in this Section 4.3 to the contrary,

(i) all prepayments of Revolving Loans by the U.S. Borrowers under this Section 4 shall be applied, first, to the payment of any U.S. Agent Advances (and Canadian Agent Advances to the U.S. Borrowers) that may be outstanding, second, to the payment of all U.S. Swingline Loans and Canadian Swingline Loans to the U.S. Borrowers to any U.S. Letter of Credit Borrowings and Canadian Letter of Credit Borrowings with respect to Canadian Letters of Credit issued for the account of the U.S. Borrowers outstanding, third, to the payment of all U.S. Revolving Loans, Canadian Revolving Loans to the U.S. Borrowers and Canadian Overadvances (other than Canadian Letters of Credit) then outstanding, pro rata, fourth, to cash collateralize any remaining Letters of Credit issued for the account of the U.S. Borrowers and fifth, in the order specified in clause (ii) below, and

(ii) all prepayments of Revolving Loans by the Canadian Borrower under this Section 4 shall be applied, first, to the payment of any Canadian Agent Advances to the Canadian Borrower that may be outstanding, second, to the payment of all Canadian Swingline Loans to the Canadian Borrower and to any Canadian Letter of Credit Borrowings with respect to Canadian Letters of Credit issued for the account of the Canadian Borrower outstanding, third, to the payment of all Canadian Revolving Loans to the Canadian Borrower then outstanding, pro rata, and fourth, to cash collateralize any remaining Canadian Letters of Credit issued for the account of the Canadian Borrower.

(e) In lieu of making any payment pursuant to this Section 4.3 in respect of any LI-BOR Loan or any BA Equivalent Loan other than on the last day of the Interest Period or BA Equivalent Interest Period, as applicable, so long as no Event of Default shall have occurred and be continuing, the applicable Borrower(s) at its or their option may deposit with the respective Administrative Agent an amount in the applicable currency equal to the amount of the LIBOR Loan or BA Equivalent Loan to be prepaid and such LIBOR Loan or BA Equivalent Loan shall be repaid on the last day of the Interest Period or BA Equivalent Interest Period, as applicable, therefor in the required amount. Such deposit shall be held by the applicable Administrative Agent in a non-interest bearing deposit account established on terms reasonably satisfactory to such Administrative Agent. Such deposit shall constitute cash collateral for the LIBOR Loans or BA Equivalent Loans to be so prepaid, provided that the applicable Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 4.3.

4.4. Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the applicable Credit Party, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto (i) in the case of the payments under the U.S. Revolving Facility, not later than 2:00 p.m. (New York City time) and (ii) in the case of payments under the Canadian Revolving Facility, all payments in Dollars not later than 12:00 Noon (New York City time) and all payments in Canadian Dollars not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office for the applicable currency or at such other office as the Administrative Agent shall specify for such purpose by notice to the applicable Credit Party. All repayments or prepayments of any Revolving Loans, Swingline Loans and Agent Advances (whether of principal, interest or otherwise) hereunder shall be made in the currency in which such Revolving Loans, Swingline Loans and Agent Advances are denominated and all other payments under each Credit Document shall, unless otherwise specified in such Credit Document, be made in Dollars (in the case of the U.S. Revolving Facility) or Cdn. Dollars (in the case of the Canadian Revolving Facility). The Administrative Agents will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day) like funds relating to the payment of principal or interest or other amounts ratably to the Lenders entitled thereto.

(b) Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

4.5. Net Payments.

(a) Any and all payments made by or on behalf of any Credit Party under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes; provided that if any Credit Party or Administrative Agent shall be required by applicable Requirements of Law to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable by the applicable Credit Party shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 4.5) the Administrative Agents, the Collateral Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Credit Party and the Administrative Agents shall make such deductions or withholdings and (iii) the applicable Credit Party and the Administrative Agents shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law. Whenever any Indemnified Taxes are payable by any Credit Party, as promptly as possible thereafter, such Credit Party shall send to the applicable Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt (or other evidence acceptable to such Lender, acting reasonably) received by such Credit Party showing payment thereof.

For purposes of this Section 4.5, (x) any payments by any Administrative Agent to a Lender of any amounts received by such Administrative Agent from any Credit Party on behalf of such Lender shall be treated as a payment from the Credit Party to such Lender and (y) if a Lender is treated as a partnership or a qualified intermediary by a jurisdiction imposing an Indemnified Tax, any withholding or payment of such Indemnified Tax by the Lender in respect of any of such Lender’s partners, or any of the beneficial owners with respect to such qualified intermediary, shall be considered a withholding or payment of such Indemnified Tax by the applicable Credit Party.

(b) The Borrowers shall timely pay and shall indemnify and hold harmless the Administrative Agents, each Collateral Agent and each Lender with regard to any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority). If the Borrower determines that a reasonable basis exists to claim a refund of the Other Taxes indemnified under this clause (b), the Collateral Agent or Lender shall, at the Borrowers’ expense, reasonably cooperate with such Borrower in pursuing such refund, provided that no Collateral Agent or Lender shall be required to pursue the refund claim if such Agent or Lender in good faith discretion determines that to do so would be disadvantageous to it.

(c) The Borrowers shall indemnify and hold harmless the Administrative Agents, the Collateral Agent and each Lender within 5 Business Days after written demand therefor, for the full amount of any Indemnified Taxes imposed on such Administrative Agent, the Collateral Agent or such Lender as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth reasonable detail as to the amount of such payment or liability delivered to the U.S. Borrowers by a Lender, the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Each Non-U.S. Lender with respect to the U.S. Revolving Facility, or any other Loan made to the U.S. Borrowers shall, to the extent it is legally eligible to do so, deliver to the U.S. Borrowers and the U.S. Administrative Agent on or prior to the date on which such Non-U.S. Lender becomes a U.S. Revolving Lender under this Agreement (and from time to time thereafter upon the request of the Credit Parties or the Administrative Agent, but only if such Non-U.S. Lender is legally eligible to do so), whichever of the following is applicable:

(i) two duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States,

(ii) two duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit K (any such certificate a “U.S. Tax Compliance Certificate”) and (B) two duly completed copies of Internal Revenue Service Form W-8BEN,

(iv) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or participating Lender granting a participation), Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, U.S. Tax Compliance Certificate, Form W-9 or Form W-8IMY from each beneficial owner, as applicable (provided, that where a Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exception, the U.S. Tax Compliance Certificate may be provided by the Non-U.S. Lender on behalf of the direct or indirect partners), and

(v) any documentation required to enable the U.S. Borrowers and the U.S. Administrative Agent to comply with their obligations under Sections 1471 through 1474 of the Code and to determine whether any withholding is required.

To the extent it is legally eligible to do so, each Non-U.S. Lender shall deliver to the U.S. Parent Borrower and the U.S. Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid and promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the U.S. Parent Borrower or the Administrative Agent, or promptly notify the U.S. Parent Borrower and the Administrative Agent that it is unable to do so.

(e) If any Lender, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion, that it has received a refund of an Indemnified Tax or Other Tax for which a payment has been made by any Credit Party pursuant to this Agreement, which refund in the good faith judgment of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by such Credit Party, then the Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse such Credit Party for such amount (together with any interest received thereon) as the Lender, Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse after-Tax position (taking into account expenses) than it would have been in if the payment had not been required; provided that such Credit Party, upon the request of the Lender, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent or the Collateral Agent in the event the Lender, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. Neither the Lender, the Administrative Agent nor the Collateral Agent shall be obliged to disclose any information regarding its tax affairs or computations to any Credit Party in connection with this clause (e) or any other provision of this Section 4.5.

(f) Each Lender and Agent with respect to the U.S. Revolving Facility, and any other Loan made to the U.S. Borrowers, that is a United States person under Section 7701(a)(30) of the Code shall, at the reasonable request of the U.S. Borrowers or the Administrative Agent, deliver to the U.S. Borrowers and the Administrative Agent two United States Internal Revenue Service Form W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender or Agent is exempt from United States backup withholding.

(g) The agreements in this Section 4.5 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(h) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 4.5, include any Fronting Lender, any Swingline Lender and any Letter of Credit Issuer.

4.6. [Omitted].

4.7. Limit on Rate of Interest.

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrowers shall not be obliged to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If any Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 4.7(a), such Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate any Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by such Borrower to the affected Lender under Section 2.8.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from any Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then such Borrower shall be entitled, by notice in writing to the applicable Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to such Borrower.

SECTION 5.	Conditions Precedent to Second Restatement Effective Date

The effectiveness of the restatement of the First Restated Credit Agreement contemplated by this Agreement (other than Section 5.9) is subject to the satisfaction of the following conditions precedent.

5.1. Credit Documents. The U.S. Administrative Agent shall have received:

(a) signature pages to this Agreement from the Borrowers, Lenders under the First Restated Credit Agreement constituting the Required Lenders (as defined in the First Restated Credit Agreement) and each Lender listed on Schedule 2.01;

(b) a reaffirmation in the form of Exhibit O executed by the Canadian Borrower.

(c) a notice of borrowing substantially in the form of Exhibit A-3 (a “Term Notice of Borrowing”) meeting the requirements of Section 2.1(d).

5.2. Legal Opinions. The Administrative Agent shall have received the executed legal opinions of (a) Kirkland & Ellis LLP, special New York counsel to the Parent and the Borrowers and (b) Blake, Cassels and Graydon LLP, special Canadian counsel to the Canadian Credit Parties, in form and substance satisfactory to each Administrative Agent.

5.3. Authorization of Proceedings of Each Credit Party. Each Administrative Agent shall have received a copy of the resolutions of the board of directors and if applicable, the shareholders and/or the supervisory board or other managers of Parent and each Credit Party (or a duly authorized committee thereof) authorizing (a) the execution, delivery and performance of the Credit Documents to which it is a party and (b) in the case of the Borrowers, the extensions of credit contemplated hereunder, certified by the Secretary, Assistant Secretary or other authorized officer of such Person as of the Second Restatement Effective Date.

5.4. Certificates. Each Administrative Agent shall have received a certificate of each Credit Party, dated as of the Second Restatement Effective Date, to the effect that (i) the representations and warranties set forth in this Agreement and the other Credit Documents are true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), (ii) no Default or Event of Default under the First Restated Credit Agreement shall have occurred and is continuing and no Default or Event of Default under this Agreement shall result from the transactions contemplated hereby to occur on the Second Restatement Effective Date and (iii) after giving effect to the consummation of the transactions contemplated hereby, the Borrowers on a consolidated basis with their Subsidiaries are Solvent.

5.5. Extension Fees. The Administrative Agent shall have received from the Borrowers a fee for the account of each Lender listed on Schedule 2.01 and the U.S. Parent Borrower shall have paid such fees to the Arrangers as have been separately agreed by the Arrangers and the Parent Borrower.

5.6. Compliance with Flood Insurance Regulations. The U.S. Administrative Agent shall have received the Flood Insurance Documentation.

SECTION 6.	Conditions Precedent to All Credit Events

The agreement of each Lender to make any Revolving Loan requested to be made by it or to issue or participate (other than pursuant to Section 2.4(f)(iii)) in Letters of Credit on any date after the Closing Date is subject to the satisfaction of the following conditions precedent:

6.1. No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing, and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

6.2. Notice of Borrowing. Prior to the making of each U.S. Revolving Loan, the U.S. Administrative Agent shall have received a U.S. Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.2 and prior to making of each Canadian Revolving Loan, the Canadian Administrative Agent shall have received a Canadian Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

6.3. Letter of Credit Request. With respect to the issuance of any Letter of Credit, the Letter of Credit Issuer shall have received a request completed to its satisfaction and conforming to the requirements set forth in Section 2.4(d), and such other certificates, documents and other information as the Letter of Credit Issuer may reasonably request.

The acceptance of the benefits of each Credit Event (other than, if applicable, any Agent Advances) after the Closing Date shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 5 above have been satisfied as of that time.

SECTION 7.	Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement and to make the Loans or to issue or participate (other than pursuant to Section 2.4(f)(iii)) in Letters of Credit as provided for herein, each Borrower makes the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans or issuance of Letters of Credit:

7.1. Corporate Status. The U.S. Parent Borrower and each Restricted Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing (in respect of each jurisdiction where the “good standing” concept exists) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged except (with respect to the Restricted Subsidiaries) to the extent that the failure to so exist, be organized, or be in good standing would not reasonably be expected to result in a Material Adverse Effect and (b) has duly qualified and is authorized to do business and is in good standing (in respect of such jurisdiction where the “good standing” concept exists) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to (A) result in a Material Adverse Effect or (B) materially adversely affect the rights and remedies of the Administrative Agent and the Lenders under this Agreement or any of the other Credit Documents taken as a whole.

7.2. Corporate Power and Authority; Enforceability. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

7.3. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the Acquisition and the other transactions contemplated hereby or thereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the U.S. Parent Borrower or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Liens subject to the Intercreditor Agreement) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which the U.S. Parent Borrower or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of the U.S. Parent Borrower or any Restricted Subsidiary except, with respect to clauses (a) and (b), as would not reasonably be expected to (A) result in a Material Adverse Effect or (B) materially adversely affect the rights and remedies of the Administrative Agent and the Lenders under this Agreement or any of the other Credit Documents taken as a whole.

7.4. Litigation. Except as set forth on Schedule 7.4, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of any Borrower, threatened with respect to the U.S. Parent Borrower or any of the Restricted Subsidiaries that would, in each case, reasonably be expected to result in a Material Adverse Effect.

7.5. Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

7.6. Governmental Approvals; Other Consents. The execution, delivery and performance of any Credit Document do not require any consent or approval of, registration or filing with, payment of any stamp, registration, notarial or similar tax or fee to, or other action by, any Governmental Authority or any other Person, except for (i) such as have been obtained or made and are in full force and effect or are to be made in accordance with Section 8.11(d), (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, and (iii) such licenses, approvals, authorizations or consents the failure to obtain or make which would not reasonably be expected to (A) result in a Material Adverse Effect or (B) materially adversely affect the rights and remedies of the Administrative Agent and the Lenders under this Agreement or any of the other Credit Documents taken as a whole.

7.7. Investment Company Act. No Credit Party is an “investment company” within the meaning of, and subject to registration under, the Investment Company Act of 1940, as amended.

7.8. Disclosure.

(a) As of the Second Restatement Effective Date, to the knowledge of the Borrowers, none of the written factual information and written data (taken as a whole) furnished by or on behalf of the U.S. Parent Borrower, the Restricted Subsidiaries or any of their respective authorized representatives to the Administrative Agents and/or any Lender on or before the Second Restatement Effective Date for purposes of or in connection with this Agreement contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 7.8(a), such factual information and data shall not include projections (including financial estimates, forecasts and /or any other forward-looking information) and information of a general economic or general industry nature.

(b) The projections (including financial estimates, forecasts and other forward-looking information) contained in the information and data referred to in clause (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

7.9. Financial Condition; Financial Statements. (a) The unaudited historical consolidated financial information of the U.S. Parent Borrower as of June 30, 2012 and June 30, 2011 and for the fiscal quarters then ended and (b) the Historical Financial Statements, in each case, present fairly in all material respects the consolidated financial position of Parent at the respective dates of said information, statements and results of operations for the respective periods covered thereby and such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and except as contemplated by the definition of GAAP. There has been no Material Adverse Effect since December 31, 2009.

7.10. Tax Matters. Each of the U.S. Parent Borrower and each of the Restricted Subsidiaries has filed all material Tax returns required to be filed by it and has paid all material Taxes payable by it that have become due (whether or not shown on a Tax return), other than those Taxes contested in good faith as to which adequate reserves have been provided to the extent required by law and in accordance with GAAP or which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Each of the Borrowers and each of the Restricted Subsidiaries have provided adequate reserves to the extent required by law and in accordance with GAAP for the payment of all material Taxes not yet due and payable except where the failure to do so would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Neither the U.S. Parent Borrower nor any of the Restricted Subsidiaries has ever “participated” in a “listed transaction” within the meaning of the U.S. Treasury regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

7.11. Compliance with ERISA.

(a) (i) Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; (ii) no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; (iii) to the knowledge of the Borrower, no Multiemployer Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the U.S. Parent Borrower or any ERISA Affiliate; (iv) with respect to a Plan, no failure to satisfy the minimum funding standard required for any plan year or part thereof has occurred (or is reasonably likely to occur) and no waiver of such standard or extension of any amortization period has been sought or granted under Section 412 of the Code (or is reasonably likely to be sought or granted); (v) none of the Borrowers or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, or 4069 of ERISA or Section 4971 or 4975 of the Code or on account of a Multiemployer Plan pursuant to Section 4201 or 4204 of ERISA or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan or Multiemployer Plan; (vi) no proceedings have been instituted by PBGC (or are reasonably likely to be instituted) to terminate any Plan or to appoint a trustee to administer any Plan or, to the knowledge of the U.S. Parent Borrower, to reorganize any Multiemployer Plan; and (vii) no written notice of any such proceedings has been given to the U.S. Parent Borrower or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the U.S. Parent Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the U.S. Parent Borrower or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the U.S. Parent Borrower or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 7.11(a)(i) through (vii) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan has an Unfunded Current Liability that would be reasonably likely to have a Material Adverse Effect.

(b) The Canadian Borrower and the Canadian Guarantors are in compliance with the requirements of the PBA and other federal or provincial laws with respect to each Foreign Plan, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Foreign Plan. No Foreign Plan Termination Event has occurred that would be reasonably likely to have a Material Adverse Effect. Except as previously disclosed (including disclosure after the Second Restatement Effective Date) to the Administrative Agents and the Lenders or as would not reasonably be likely to have a Material Adverse Effect (i) neither the Canadian Borrower nor any of the Canadian Guarantors has any material withdrawal liability in connection with a Canadian Defined Benefit Plan, (ii) the FSCO has not issued any default or other breach notices in respect of any Canadian Defined Benefit Plans and (iii) no lien has arisen, choate or inchoate, in respect of Canadian Borrower or its Subsidiaries or their property in connection with any Foreign Plan (save for contribution amounts not yet due). The Canadian Borrower has provided the Lenders with a copy of the actuarial valuation report for each Canadian Defined Benefit Plan most recently filed with the applicable Governmental Authorities.

7.12. Subsidiaries. Schedule 7.12 lists each Subsidiary of the Parent (and the direct and indirect ownership interest of the Parent therein), in each case existing on the Closing Date after giving effect to the Transactions.

7.13. Intellectual Property. The U.S. Parent Borrower and each of the Restricted Subsidiaries have obtained all intellectual property, free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

7.14. Environmental Laws.

(a) Except as set forth on Schedule 7.14, or as could not otherwise reasonably be expected to have a Material Adverse Effect: (i) the U.S. Parent Borrower and each of the Subsidiaries and all Real Estate are in compliance with all Environmental Laws; (ii) neither the U.S. Parent Borrower nor any Subsidiary is subject to any Environmental Claim or any other liability under any Environmental Law; (iii) neither the U.S. Parent Borrower nor any Subsidiary is conducting or paying for, in whole or in part, any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or related piping, or any impoundment or other disposal area containing Hazardous Materials is located at, on or under any Real Estate currently owned or leased by the U.S. Borrowers or any of their Subsidiaries.

(b) Neither the U.S. Parent Borrower nor any of the Subsidiaries has treated, stored, transported, Released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Real Estate or facility in a manner that could reasonably be expected to have a Material Adverse Effect.

(c) This Section 7.14 sets forth the sole representations and warranties of the Borrowers with respect to Environmental Laws.

7.15. Properties. (a) The U.S. Parent Borrower and each of the Restricted Subsidiaries have good and marketable title to or leasehold interests in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect and (b) no Mortgage encumbers improved Real Estate that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the Flood Insurance Laws unless the applicable Credit Party has delivered to the U.S. Administrative Agent evidence of flood insurance in accordance with Section 8.3 hereof.

7.16. Solvency. Immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, the Borrowers on a consolidated basis with their Subsidiaries will be Solvent.

7.17. Collateral. Upon execution and delivery thereof by the parties thereto, the Security Documents will be effective to create (to the extent described therein), in favor of the Collateral Agent for the ratable benefit of the applicable Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein, except as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When the actions specified in each Security Agreement have been duly taken and the Mortgages have been duly recorded, the security interests granted pursuant thereto shall constitute (to the extent described therein) a perfected security interest in, all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein (other than Excluded Perfection Assets) with respect to such pledgor or mortgagor (as applicable) if and to the extent perfection can be achieved by taking such actions.

7.18. Insurance. The U.S. Parent Borrower and its Restricted Subsidiaries are in compliance with the provisions of Section 8.3. Each Credit Party has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

SECTION 8.	Affirmative Covenants

Each Borrower hereby covenants and agrees that on the Closing Date and thereafter, until all Loans, together with interest and all other Obligations (other than indemnification and other contingent Obligations in each case not then due and payable) hereunder, are paid in full, all Commitments are terminated and all Letters of Credit are terminated or collateralized in an amount equal to their face amount:

8.1. Information Covenants. The Borrowers will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as available and in any event on or before the date that is 90 days after the end of each fiscal year of the U.S. Parent Borrower (commencing with the fiscal year ending December 31, 2012), the consolidated balance sheet of the U.S. Parent Borrower and the Subsidiaries and, if different, the U.S. Parent Borrower and the Restricted Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP, audited and accompanied by a report and opinion of a public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards, shall state that such accounting firm has not obtained knowledge of any Event of Default relating to Section 9.9 and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. Such financial statements shall be accompanied by a management narrative in form reasonably satisfactory to the Administrative Agent describing significant factors resulting in changes during such fiscal year from the previous fiscal year and budgeted amounts.

(b) Quarterly Financial Statements. As soon as available and in any event on or before the date that is 45 days after the end of each of the first three quarterly accounting periods of the U.S. Parent Borrower in each fiscal year (commencing with the fiscal quarter ending March 31, 2013), the consolidated balance sheets of the U.S. Parent Borrower and the Subsidiaries and, if different, the U.S. Parent Borrower and the Restricted Subsidiaries, in each case as at the end of such quarterly period, and the related consolidated statements of income and shareholders’ equity for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by an Authorized Officer of the U.S. Parent Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the U.S. Parent Borrower and the Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. Such financial statements shall be accompanied by a management narrative in form reasonably satisfactory to the Administrative Agent describing significant factors resulting in changes during such fiscal quarter and in the year to date period from the corresponding periods in the previous year and budgeted amounts.

(c) Budgets. Within 90 days after the commencement of each fiscal year of the U.S. Parent Borrower (commencing with the fiscal year ending December 31, 2013), a budget of the U.S. Parent Borrower and the Subsidiaries for such fiscal year as customarily prepared by management of the U.S. Parent Borrower for its internal use consistent in scope with the financial statements provided pursuant to Section 8.1(a), setting forth the principal assumptions upon which such budget is based.

(d) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 8.1(a) and (b), a certificate of an Authorized Officer of the U.S. Parent Borrower to the effect that to such Authorized Officer’s knowledge, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether the U.S. Parent

Borrower was in compliance with the provisions of Section 9.9 as at the end of such fiscal year or period, as the case may be (whether or not such covenant was in effect), and (ii) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor. At the time of the delivery of the financial statements provided for in Section 8.1(a), a certificate of an Authorized Officer of the U.S. Parent Borrower setting forth the information required pursuant to Sections 1(a), 2, 3, 4, 6, 7, 8, 9, 10(a) and 10(b) of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this clause (d)(ii), as the case may be.

(e) Notice of Default or Litigation. Promptly after an Authorized Officer of any Borrower obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof to the extent known and what action the Borrowers propose to take with respect thereto and (ii) any litigation or governmental proceeding pending against any Borrower or any of the Restricted Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.

(f) Environmental Matters. Promptly after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

(i) any pending or threatened Environmental Claim against any Credit Party or any Real Estate;

(ii) any condition or occurrence on any Real Estate that (x) could reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Real Estate;

(iii) any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv) the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.

(g) Foreign Plan Notices. Promptly, after the Parent Borrower or any of its Subsidiaries obtains knowledge thereof, notice of, with copies of any such documentation and notices as applicable, (i) any default in, or breach of, a Canadian Defined Benefit Plan that could reasonably be expected to result in a Material Adverse Effect; (ii) any action or inaction of a plan sponsor or administrator that could lead to a Foreign Plan Termination Event that could reasonably be expected to result in a Material Adverse Effect; (iii) receipt of any notice from, or any action of, FSCO, or other Governmental Authority that could lead to a Foreign Plan Termination Event; and (iv) copies of all actuarial valuations conducted for each Canadian Defined Benefit Plans.

Promptly upon receipt of each actuarial valuations prepared for each Canadian Defined Benefit Plan, Parent Borrower will deliver to the Administrative Agent a calculation of the Unfunded Current Liability under such Canadian Defined Benefit Plan as of the effective date of the applicable actuarial valuation.

(h) Pro Forma Adjustment Certificate. Not later than any date on which financial statements are delivered with respect to any Test Period in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by the U.S. Parent Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a certificate of an Authorized Officer of the U.S. Parent Borrower setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

(i) [Reserved]

(j) Change of Name, Locations, Etc. Not later than 30 days following the occurrence of any change referred to in subclauses (i) through (iv) below, written notice of any change (i) in the legal name of any Credit Party, (ii) in the jurisdiction of organization of any Credit Party for purposes of the UCC, (iii) in the type of organization of any Credit Party or (iv) in the Federal Taxpayer Identification Number or organizational identification number of any Credit Party. The Borrowers shall also promptly provide the Collateral Agent with copies of organizational documents reflecting any of the changes described in the first sentence of this clause (j).

(k) Borrowing Base Certificate. On the 10th Business Day of each calendar month ending after the Second Restatement Effective Date (or ending in the calendar month in which the Second Restatement Effective Date occurs to the extent a Borrowing Base Certificate has not been provided for such month pursuant to the First Restated Credit Agreement), a Borrowing Base Certificate certified as complete and correct in all material respects on behalf of each Borrower by an Authorized Officer of such Borrower (each a “Monthly Borrowing Base Certificate”). In addition, if (i)(x) the Combined Availability is less than or equal to 12.5% of the Combined Borrowing Base or (y) the U.S. Availability is less than or equal to 12.5% of the U.S. Borrowing Base or (ii) any Event of Default has occurred and is continuing, a Borrowing Base Certificate showing the U.S. Parent Borrower’s and the Canadian Borrower’s reasonable estimate (which shall be calculated in a consistent manner with the most recent Borrowing Base Certificates delivered pursuant to this Section 8.1(k)) of the U.S. Borrowing Base and the Canadian Borrowing Base, respectively (but not the calculation of Combined Availability), as of the close of business on the last day of the immediately preceding calendar week, unless the Administrative Agents otherwise agree, shall be furnished on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day).

8.2. Books, Records and Inspections.

(a) The U.S. Parent Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Lenders to visit and inspect any of the properties or assets of the U.S. Parent Borrower and any such Restricted Subsidiary in whomever’s possession to the extent that it is within such party’s control to permit such inspection, and to examine the books and records of the U.S. Parent Borrower and any such Restricted Subsidiary and discuss the affairs, finances and accounts of the U.S. Parent Borrower and of any such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Lenders may reasonably request (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 8.2 and only two such visits per fiscal year of the U.S. Parent Borrower shall be at the U.S. Parent Borrower’s expense (and only to the extent such expense is reasonable); provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the U.S. Parent Borrower at any time during normal business hours and upon reasonable advance notice.

(b) At reasonable times during normal business hours and upon reasonable prior notice that either Administrative Agent requests, but only in connection with the visits and inspections provided for in clause (a) above, the U.S. Parent Borrower and its Subsidiaries will grant access to such Administrative Agent (including employees of such Administrative Agent or any consultants, accountants, lawyers and appraisers retained by such Administrative Agent) to such Person’s premises, books, records, Accounts and Inventory so that such Administrative Agent or an appraiser retained by such Administrative Agent may conduct an Inventory appraisal and (ii) such Administrative Agent may conduct (or engage third parties to conduct) such field examinations, verifications and evaluations (including environmental assessments) as such Administrative Agent may deem necessary or appropriate. All reasonable expenses caused by such appraisals, field examinations and other verifications and evaluations shall be at the sole expense of the Credit Parties; provided that absent the existence and continuation of an Event of Default (i) such Administrative Agent may conduct at the expense of the Credit Parties no more than one (1) such appraisal for Inventory in any calendar year and no more than one (1) such field examination in any calendar year and (ii) during any calendar year in which (x) the Combined Availability is less than or equal to 30% of the Combined Borrowing Base or (y) the U.S. Availability is less than 30% of the U.S. Borrowing Base, the Administrative Agents may conduct at the expense of the Credit Parties no more than two (2) such appraisals for Inventory and no more than two (2) such field examination in such calendar year and (iii) during or (z) in any calendar year in which one or more Cash Dominion Periods have been in effect, the Administrative Agents may conduct at the expense of the Credit Parties no more than three (3) such appraisals for Inventory and no more than three (3) such field examinations in such calendar year and all amounts chargeable to the applicable Borrowers under this Section 8.2(b) shall constitute Obligations that are secured by all of the applicable Collateral and shall be payable to the Administrative Agents hereunder.

8.3. Maintenance of Insurance.

(a) The Borrowers will, and will cause each of their Restricted Subsidiaries to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that are financially sound at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business; and will furnish to the Lenders, upon reasonable written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried; and ensure that at all times the Collateral Agent, for the benefit of the Secured Parties, shall be named as additional insureds with respect to liability policies maintained by any Credit Party, and the Collateral Agent, for the benefit of the Secured Parties, shall be named as loss payee with respect to the property insurance covering Inventory that constitutes ABL Priority Collateral maintained by any Credit Party and in accordance with the Intercreditor Agreement as in effect on the date hereof; provided that, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall turn over to the Borrowers any amounts received by it as loss payee under any property insurance maintained by such Credit Parties it being understood and agreed that the Collateral Agent is not authorized to receive any such proceeds except during the continuation of any Event of Default, and, unless an Event of Default shall have occurred and be continuing, the Collateral Agent agrees that the applicable Credit Parties shall have the sole right to adjust or settle any claims under such insurance.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, and (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable.

(c) With respect to each Mortgaged Property located in the United States or any territory thereof, obtain flood insurance in such total amount as the Administrative Agent may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “specified flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the Flood Insurance Laws.

(d) No Credit Party that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Credit Party’s respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises, and each Credit Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the premises; provided, however, that each Credit Party may, at its own expense, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 8.3.

8.4. Payment of Taxes. The Borrowers will timely pay and discharge, and will cause each of their Restricted Subsidiaries to timely pay and discharge all Taxes imposed upon it, or upon any properties belonging to it, and all lawful claims in respect of any Taxes imposed, assessed or levied that, if unpaid, could reasonably be expected to become a Lien upon any properties of the Borrowers or any of their Restricted Subsidiaries, provided that neither the Borrowers, nor any of their Restricted Subsidiaries shall be required to pay any such Tax that is being contested in good faith by the Borrowers by proper proceedings if it has maintained adequate reserves with respect thereto to the extent required by law and in accordance with GAAP and the failure to pay could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

8.5. Maintenance of Existence. The Borrowers will do, and will cause each of their Restricted Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrowers and their Subsidiaries may consummate any transaction permitted under Section 9.3, 9.4 or 9.5.

8.6. Compliance with Statutes, Regulations, Etc. The Borrowers will, and will cause each of their Restricted Subsidiaries to, comply with all applicable laws, rules, regulations and orders applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.7. Maintenance of Properties. The Borrowers will, and will cause each of their Restricted Subsidiaries to, keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect provided, however, that the Borrowers and their Subsidiaries may consummate any transaction permitted under Section 9.3, 9.4 or 9.5.

8.8. Additional U.S. Borrowers, Canadian Guarantors and Grantors.

(a) The U.S. Parent Borrower will cause each direct or indirect Domestic Subsidiary or Canadian Subsidiary formed or otherwise purchased or acquired after the date hereof and each other Domestic Subsidiary or Canadian Subsidiary (in each case, other than an Excluded Subsidiary or an Excluded Canadian Subsidiary) that ceases to constitute an Excluded Subsidiary to execute, as applicable, (i) in the case of a Domestic Subsidiary, a U.S. Subsidiary Borrower Assumption Agreement and a supplement to the U.S. Security Agreement in order to become a U.S. Subsidiary Borrower under this Agreement and a grantor under the U.S. Security Agreement or (ii) in the case of a Canadian Subsidiary a supplement to each of the Canadian Guarantee (or in the case of an initial Canadian Subsidiary (that is not the Canadian Borrower) the Canadian Guarantee itself) and the Canadian Security Agreement in order to become a Canadian Guarantor under the Canadian Guarantee and a grantor under the Canadian Security Agreement, and take all other action reasonably requested by the Collateral Agent to grant a perfected security interest in its assets to substantially the same extent as created by the U.S. Borrowers or Canadian Credit Parties, as applicable, on the Closing Date (including actions required pursuant to Section 8.11(d) of the Original Credit Agreement) except for Excluded Assets and Excluded Perfection Assets.

(b) If at any time, all of the Stock and Stock of Equivalents of any direct Canadian Subsidiary of any U.S. Borrower shall constitute Excluded Stock and Stock Equivalents solely as a result of such Canadian Subsidiary’s status as a company organized as an unlimited liability company under the laws of any province of Canada, the Borrowers shall notify the Administrative Agents thereof and shall cause such Canadian Subsidiary (or the first direct or indirect Subsidiary of such Canadian Subsidiary which has a direct Subsidiary that is not also such an unlimited liability company) to enter into the Canadian Guarantee and Pledge Agreement or other documentation reasonably satisfactory to the Administrative Agents in order to ensure that not less than 65% of the outstanding Stock and Stock Equivalents of the highest tier Subsidiary of such Canadian Subsidiary that is not such an unlimited liability company are pledged to secure the Obligations.

8.9. Pledge of Additional Stock and Evidence of Indebtedness. The Borrowers will cause (i) all certificates representing Stock and Stock Equivalents of any Subsidiary of any Credit Party (other than (x) any Excluded Stock and Stock Equivalents; provided that Excluded Stock and Stock Equivalents of the type specified in clause (ii) of the definition thereof shall not be excluded pursuant to this subclause (x) insofar as the pledge thereof is given in respect of the Canadian Obligations and (y) any Stock and Stock Equivalents issued by any Subsidiary for so long as such Subsidiary does not (on a consolidated basis with its Restricted Subsidiaries) have property, plant and equipment with a book value in excess of $2,500,000 or a contribution to Consolidated EBITDA for any four fiscal quarter period that includes any date on or after the Closing Date in excess of $1,000,000) held directly by any Credit Party, and (ii) any promissory notes executed after the date hereof evidencing Indebtedness in excess of $10,000,000 held by any Credit Party (other than to the extent the debtor thereon is a Credit Party), in each case, to be delivered to the Collateral Agent as security for the Obligations under the U.S. Security Agreement or the Canadian Security Agreement, as applicable; provided further that the Borrowers shall not be required to comply with the provisions of this Section 8.9 with respect to any such Collateral described above that does not constitute ABL Priority Collateral unless such Collateral is also subject to a Lien securing the Obligations under the Cash Flow Term Facility.

8.10. Use of Proceeds. The Borrowers will use the Term Loans, Revolving Loans, the Swingline Loans and the Letters of Credit for general corporate purposes (including acquisitions).

8.11. Further Assurances.

(a) The Borrowers will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that may be reasonably required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the reasonable expense of such Borrower and the Restricted Subsidiaries; provided, however, that no Credit Party shall be under any obligation to enter into any such document, financing statement, agreement or instrument, or take any such action in respect of Excluded Perfection Assets.

(b) Subject to the applicable limitations set forth in the Security Documents, if any assets (including any real estate or improvements thereto or any ownership (but not, for the avoidance of doubt, leasehold) interest therein but excluding Stock and Stock Equivalents of any Subsidiary) with a book value in excess of $5,000,000 are acquired by any Credit Party after the Closing Date (other than assets constituting Collateral under a Security Document that become subject to the perfected Lien of the applicable Security Document upon acquisition thereof or assets constituting Excluded Assets or Excluded Perfection Assets) that are of a nature secured by a Security Document and intended to be Collateral, the Borrowers will notify the Collateral Agent, and, if reasonably requested by the Collateral Agent, the Borrowers will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other applicable Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in clause (a) of this Section 8.11.

(c) Any Mortgage delivered to the Collateral Agent in accordance with the preceding clause (b) shall be accompanied by (w) a Title Policy, (x) a Survey, (y) with respect to any Mortgaged Property located in the United States or any territory thereof, the Flood Insurance Documentation and (z) with respect to any a Mortgaged Property located in the United States an opinion of local counsel to the mortgagor in form and substance reasonably acceptable to the Collateral Agent.

(d) Each Borrower agrees that it will, or will cause its relevant Restricted Subsidiaries to, complete each of the actions described on Schedule 8.11 to this Agreement as soon as commercially reasonable and by no later than the date set forth in Schedule 8.11 to this Agreement with respect to such action or such later date as the Administrative Agent may reasonably agree.

8.12. End of Fiscal Years; Fiscal Quarters. The U.S. Parent Borrower will, for financial reporting purposes, cause (a) each of its, and each of its Subsidiaries’, fiscal years to end on December 31 of each year and (b) each of its, and each of its Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year end and the U.S. Parent Borrower’s past practice.

8.13. Cash Management Systems.

(a) The Credit Parties will maintain the cash management systems described below (the “Cash Management Systems”):

(i) (x) the U.S. Borrowers will establish lock boxes (“U.S. Lock Boxes”) or, at the U.S. Administrative Agent’s reasonable discretion, blocked accounts (“U.S. Blocked Accounts”) and the Canadian Borrower will, and will cause each Canadian Guarantor (other than Canadian Guarantors that have no business other than acting as holding companies) to, establish lock boxes (“Canadian Lock Boxes”) or, at the Canadian Administrative Agent’s reasonable discretion, blocked accounts (“Canadian Blocked Accounts”), in each case listed on Schedule 8.13(a)) and at one or more banks that are reasonably acceptable to the Collateral Agent, (y) each Borrower shall request in writing and otherwise take commercially reasonable steps to provide that all Account Debtors with respect to Accounts that constitute Collateral forward payments directly to the respective Lock Boxes or Blocked Accounts and (z) each Borrower will, and will cause the Canadian Guarantors to deposit or cause to be deposited promptly, and in any event no later than the third Business Day after the date of receipt thereof (subject to an additional extension of up to two Business Days with the consent of the applicable Administrative Agent), all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (which, for the avoidance of doubt, shall not include any cash identified in clause (vii) of the definition of “Excluded Assets”) into the appropriate Blocked Accounts. Until so deposited, all such payments shall be held by each Credit Party for the benefit of the Administrative Agent and shall not be commingled with any other funds or property of any Credit Party. The U.S. Borrowers shall establish one or more concentration accounts in their names (with Bank of America or another bank reasonably acceptable to the U.S. Administrative Agent) (collectively, the “U.S. Concentration Account”) and the Canadian Borrower shall establish one or more concentration accounts in its name (with the Bank of Montreal or another bank reasonably acceptable to the Canadian Administrative Agent) (collectively, the “Canadian Concentration Account”, each of the U.S. Concentration Account and the Canadian Concentration Account is sometimes referred to as a “Concentration Account”), in each case that shall be designated as the Concentration Account for such Borrower(s) listed on Schedule 8.13(a) (as such Schedule may be updated from time to time in accordance with the provisions hereof).

(ii) Each Borrower may maintain, in its name, one or more U.S. Designated Accounts or Canadian Designated Accounts. Each Borrower may also maintain, in its name, one or more accounts that (x) do not contain any funds that are proceeds of Accounts that otherwise constitute Collateral or (y) include funds that are proceeds of Accounts that otherwise constitute Collateral and that are not subject to a Blocked Account Agreement, (each a “Non-Controlled Account”).

(iii) For the accounts of any Credit Party designated as a Blocked Account and the Concentration Account and any U.S. Designated Accounts or Canadian Designated Accounts, a tri-party control account agreement or lockbox account agreement between the Collateral Agent, the depository bank at which each such Blocked Account, Concentration Account or U.S. Designated Accounts or Canadian Designated Accounts and the relevant Credit Party, in form and substance reasonably satisfactory to the Collateral Agent (each a “Blocked Account Agreement”) which among other things will give control to the Collateral Agent. Each such Blocked Account Agreement with respect to any Blocked Account shall provide, among other things, that from and after the date thereof the bank at which any such Blocked Account is maintained, agrees to forward immediately all amounts in each such account to the Concentration Account. In addition, any such Blocked Account Agreement shall provide, among other things, that at all times following the establishment of the Cash Management Systems pursuant to this Section 8.13(a), upon the occurrence and during the continuation of a Cash Dominion Event, the bank at which such Account, Concentration Account or U.S. Designated Accounts or Canadian Designated Accounts are maintained shall, upon receipt of notice by the Collateral Agent of such Cash Dominion Event, commence the process of daily sweeps from such accounts into the Concentration Account (it being understood that any such daily sweep in respect of any cash or other amount in U.S. Designated Accounts or Canadian Designated Accounts shall be subject to the rights of the Borrowers to transfer, apply or otherwise use the proceeds of any Loans hereunder for any purpose in accordance with the terms hereof by moving any cash or other amount on deposit in any U.S. Designated Accounts or Canadian Designated Accounts out of such account for any such purpose);

provided that (a) any amounts in the Concentration Accounts reasonably identified (with reasonably detailed written support) to the Administrative Agent as not constituting Collateral will be distributed as directed by the Administrative Agent as requested by the Borrowers, including to one or more Non-Controlled Accounts and (b) the Collateral Agent shall not issue any such notice to any bank unless and until a Cash Dominion Event has occurred and is continuing.

(iv) The Borrowers will not, and shall not permit any other Credit Party to, transfer any funds out of any Blocked Account except to the Concentration Account. The balance from time to time standing to the credit of the Blocked Accounts shall be distributed as directed in accordance with the provisions of the Blocked Account Agreements. Except during the continuance of any Cash Dominion Event, the balance from time to time standing to the credit of the Concentration Account shall be distributed as directed by the Borrowers, including to one or more Non-Controlled Accounts or to any other depository account. The Borrowers shall not, and shall not cause or permit any other Credit Party to, accumulate or maintain cash (other than cash that is not proceeds of any Collateral) in disbursement accounts or payroll accounts except in the ordinary course of business. Notwithstanding anything to the contrary, cash held in overnight deposit or investment accounts shall be deemed to be in the Concentration Account overnight.

(v) So long as no Event of Default has occurred and is continuing, the Borrowers may amend Schedules 8.13(a) and (c) to add or replace a bank, the Concentration Account, any Blocked Account or any U.S. Designated Accounts or Canadian Designated Accounts; provided that (x) the applicable Administrative Agent shall have consented in writing in advance to the opening of such new or replacement account with the relevant bank (which consent shall not be unreasonably withheld, conditioned or delayed) and (y) prior to the time of the opening of such account, the applicable Borrower and such bank shall have executed and delivered to the Collateral Agent a tri-party agreement, in form and substance reasonably satisfactory to the Collateral Agent. Each Borrower shall, and shall cause each other Credit Party to, cease using any account to hold proceeds of Collateral promptly and in any event within 30 days (or such later date as the Administrative Agent may, in its sole reasonable discretion, consent to in writing) following notice from the applicable Administrative Agent to the Borrowers that the creditworthiness of the bank holding such account is no longer acceptable in the applicable Administrative Agent’s reasonable credit judgment, or as promptly as practicable and in any event within 60 days (or such later date as the applicable Administrative Agent may, in its sole reasonable discretion, consent to in writing) following notice from the applicable Administrative Agent to the Borrowers that the operating performance, funds transfer or availability procedures or performance with respect to accounts or lockboxes of the bank holding such account or Administrative Agent’s liability under any Blocked Account Agreement with such bank is no longer acceptable in the applicable Administrative Agent’s reasonable credit judgment.

(vi) The Concentration Account, the Blocked Accounts and the U.S. Designated Accounts and Canadian Designated Accounts (subject to the last two sentences of Section 8.13(a)(iii)) shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts (to the extent constituting proceeds of Accounts otherwise constituting Collateral) securing payment of the Obligations or Canadian Obligations, as applicable, and in which the applicable Borrower or other Credit Party shall have granted a Lien to the Collateral Agent pursuant to the applicable Security Agreement. The Borrowers shall use commercially reasonable efforts to ensure that all cash, checks and other similar items of payment in the Concentration Account and the Blocked Accounts are solely in respect of Accounts that otherwise constitute Collateral.

(vii) All amounts deposited in the Concentration Account shall be deemed received by the applicable Administrative Agent in accordance with Section 4.3(c) and shall be applied (and allocated) by the applicable Administrative Agent in accordance with Section 4.3(d). In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Concentration Account.

(b) (i) During the continuance of a Cash Dominion Event following the establishment of the Cash Management Systems pursuant to Section 8.13(a) as often as reasonably requested by the Administrative Agents, the Borrowers shall provide the Collateral Agent with an accounting of the contents of the Blocked Accounts and the Concentration Account, which shall identify, to the reasonable satisfaction of the Collateral Agent, the proceeds from the Collateral which were deposited into a Blocked Account and swept to the Concentration Account.

(ii) Within 3 Business Days of the occurrence of a Cash Dominion Event following the establishment of the Cash Management Systems pursuant to Section 8.13(a), the Borrowers shall deposit into the Concentration Account an amount equal to the entire amount of cash constituting Collateral held in any Non-Controlled Account.

Upon the occurrence and during the continuance of a Cash Dominion Event following the establishment of the Cash Management Systems pursuant to Section 8.13(a), the Concentration Account and each Blocked Account shall at all times be under control of the Collateral Agent. The Borrowers hereby acknowledge and agree that during the continuance of a Cash Dominion Event following the establishment of the Cash Management Systems pursuant to Section 8.13(a), (i) the Credit Parties have no right of withdrawal from the Concentration Accounts (subject to the proviso to the last sentence of Section 8.13(a)(iii)), (ii) the funds on deposit in the Concentration Accounts shall at all times be collateral security for all of the Obligations or the Canadian Obligations, as applicable (other than to the extent such funds do not constitute proceeds of Accounts that are otherwise Collateral for such Obligations) and (iii) the funds on deposit in the Concentration Accounts shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 8.13, any Credit Party receives or otherwise has dominion and control of any proceeds or collections of Accounts that otherwise constitute Collateral outside of the Concentration Account, any Blocked Account and any U.S. Designated Account or Canadian Designated Account, such proceeds and collections shall be held by such Borrower or Restricted Subsidiary for the Collateral Agent and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Borrower or Restricted Subsidiary may be instructed by the Collateral Agent.

8.14. Post-Closing Requirements. Within 90 days after the Second Restatement Effective Date or such later date as the applicable Administrative Agent may agree in its sole discretion, the Borrowers shall deliver to the Administrative Agent the following items:

(a) With respect to each Mortgaged Property, an executed amendment to or amendment and restatement of the existing Mortgage in form and substance reasonably satisfactory to the applicable Administrative Agent and in form suitable for recording in the applicable jurisdiction (each a “Mortgage Amendment”);

(b) With respect to each Mortgage Amendment, an endorsement to the existing Title Policy in form and substance reasonably satisfactory to the applicable Administrative Agent and reasonably assuring the Administrative Agent as of the date of such endorsement that the applicable Mortgaged Property is free and clear of all Liens other than Liens permitted under the Mortgage, in each case to the extent available in the applicable jurisdiction at commercially reasonable rates (each a “Title Endorsement”);

(c) With respect to each Mortgage Amendment, favorable opinions of counsel in the jurisdiction in which the Mortgaged Property is located and in which the applicable mortgagor or grantor is formed, addressed to the applicable Administrative Agent and the Secured Parties, and in form and substance reasonably satisfactory to the applicable Administrative Agent;

(d) With respect to each Mortgaged Property, such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the Title Endorsements;

(e) Such other documentation with respect to each Mortgaged Property as may reasonably be necessary in order to confirm the enforceability, validity, priority and perfection of the liens of the Mortgages, as amended, in favor of the Secured Parties, in each case in form and substance reasonably acceptable to the applicable Administrative Agent; and

(f) Evidence of payment of all title insurance premiums, search and examination charges, mortgage recording taxes, fees, costs and expenses, and escrow and related charges required for the recording of the Mortgage Amendments and issuance of the Title Endorsements.

8.15. Foreign Plans. The Canadian Borrower and the Canadian Guarantors shall cause each of its Foreign Plans to be administered in all respects in compliance with, as applicable, the PBA and all applicable laws (including regulations, orders and directives), and the terms of the Foreign Plans and any agreements relating thereto other than such non-compliance that could not reasonably be expected to result in a Material Adverse Effect. The Canadian Borrower and the Canadian Guarantors shall ensure that, to the extent such action or inaction could reasonably be expected to result in a Material Adverse Effect, (a) each of them does not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Canadian Defined Benefit Plan, and (b) each of them as a Canadian Defined Benefit Plan sponsor or otherwise, shall not, nor shall they permit, the wind up and/or termination of any Canadian Defined Benefit Plan that has an Unfunded Current Liability without the consent of the Canadian Administrative Agent.

SECTION 9.	Negative Covenants

Each Borrower hereby covenants and agrees that on the Closing Date (immediately after consummation of the Acquisition) and thereafter, until the Loans, together with interest and all other Obligations (other than indemnification and other contingent Obligations in each case not then due and payable) incurred hereunder, are paid in full, all Commitments are terminated and all Letters of Credit are terminated or cash collateralized in an amount equal to their face amount:

9.1. Limitation on Indebtedness. The U.S. Parent Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) (x) Indebtedness arising under the Credit Documents and (y) Indebtedness under the Cash Flow Term Facility in an aggregate principal amount not to exceed (i) the sum $2,750,300,000 and €130,000,000 at any time outstanding under the Cash Flow Term Facility plus (ii) the maximum amount of additional Indebtedness that could be incurred from time to time in accordance with the terms of Section 2.14 of the Cash Flow Term Credit Agreement as in effect on the Second Restatement Effective Date;

(b) subject to compliance with Section 9.5, Indebtedness of the U.S. Parent Borrower or any Restricted Subsidiary owed to the U.S. Parent Borrower or any Restricted Subsidiary; provided that, in each case, all such Indebtedness of (i) any U.S. Borrower owed to any Person that is not a U.S. Borrower shall be subordinated to the Obligations on customary terms and (ii) any Canadian Credit Party to any Person that is not a Credit Party shall be subordinated to the Obligations of such Credit Party on customary terms;

(c) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

(d) subject to compliance with Section 9.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the U.S. Parent Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement (provided that if the Indebtedness guaranteed constitutes Subordinated Indebtedness, then such Guarantee Obligations shall be subordinated to the applicable Obligations to at least the same extent as the Indebtedness so guaranteed) and (ii) the U.S. Parent Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement (provided that there shall be no guarantee pursuant to this clause (d) by a Restricted Subsidiary that is not a U.S. Borrower (and that does not guarantee the Obligations) of any Indebtedness of a U.S. Borrower);

(e) Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees or (ii) otherwise constituting Investments permitted by Section 9.5(g);

(f) (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets, provided that the aggregate amount of Indebtedness incurred pursuant to this subclause (f)(i) at any time outstanding (when aggregated with all Indebtedness outstanding under subclause (f)(ii) below) shall not exceed $30,000,000, and (ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to any fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extensions;

(g) Existing Indebtedness and any modification, replacement, refinancing, refunding, renewal or extension thereof; provided that (x) the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the amount of fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (y) the direct and contingent obligors with respect to such Indebtedness are not changed (except in connection with the Post-Closing Subsidiary Transfer) and (z) no portion of such Indebtedness matures prior to the Final Maturity Date (unless the Existing Indebtedness being modified, replaced, refunded, renewed or extended originally matured prior to the Final Maturity Date);

(h) Indebtedness in respect of Hedge Agreements not entered into for speculative purposes;

(i) Indebtedness in respect of (x) the Subordinated Notes in an aggregate principal amount not to exceed $1,000,000,000 and (y) any modification, replacement, refinancing, refunding, renewal or extension of Indebtedness referred to in the foregoing subclause (x); provided that (i) the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by the amount of fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension (ii) such Indebtedness is subordinated to the Obligations to at least the same extent as the Subordinated Notes and (iii) the other terms of such Indebtedness are not less favorable, taken as a whole, to the Lenders than the terms of the Subordinated Notes;

(j) (i) Indebtedness of a Person or Indebtedness attaching to assets (other than ABL Priority Collateral of a Credit Party) of a Person that, in either case, becomes a Restricted Subsidiary of the U.S. Parent Borrower (or is a Restricted Subsidiary that survives a merger with such Person) or Indebtedness attaching to assets that are acquired by the U.S. Parent Borrower or any Restricted Subsidiary, in each case after the Closing Date as the result of an acquisition; provided that

(x) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof,

(y) such Indebtedness is not guaranteed in any respect by the U.S. Parent Borrower or any Restricted Subsidiary (other than by any such Person that becomes a Restricted Subsidiary in such transaction or is the survivor of a merger with such Person or any of its Subsidiaries in such transaction), and

(z) (A) after giving Pro Forma Effect to the assumption of such Indebtedness, the Consolidated Interest Coverage Ratio is at least 2.0 to 1.0 and, if such Indebtedness is secured by any Liens, such Liens do not extend to any ABL Priority Collateral (and, if reasonably requested by the Administrative Agent, the Borrowers shall use commercially reasonable efforts to require the holders of any such Indebtedness that is secured by Liens on any location at which ABL Priority Collateral will be stored to enter into a customary access agreement with the Collateral Agent) and the Consolidated Senior Secured Leverage Ratio for the most recently ended Test Period shall be less than or equal to 4.0 to 1.0 and (B) except for Indebtedness consisting of Capitalized Lease Obligations, revenue bonds, purchase money Indebtedness, working capital facilities, overdraft facilities and cash management arrangements, or mortgages or other Liens on specific assets, no portion of such Indebtedness matures prior to the date that is 91 days after the Final Maturity Date; and

(ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that (x) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by the amount of fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension, (y) the direct and contingent obligors with respect to such Indebtedness are not changed and (z) if the Indebtedness being refinanced, or any guarantee thereof, constituted Subordinated Indebtedness, then such replacement or refinancing Indebtedness, or such guarantee, respectively, shall be subordinated to the Obligations to at least the same extent;

(k) Indebtedness in respect of customs, stay, performance, bid, appeal and surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(l) additional Indebtedness in an amount not to exceed $50,000,000 at any time outstanding;

(m) Indebtedness of the U.S. Borrowers and the U.S. Guarantors (i) (x) so long as after giving Pro Forma Effect to the incurrence of such Indebtedness and the application of proceeds thereof on the date of incurrence of such Indebtedness, the Consolidated Interest Coverage Ratio shall be at least 2.0 to 1.0 and (y) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is 91 days after the Final Maturity Date (provided that such Indebtedness may provide for (A) customary offers to purchase upon a change of control, asset sale or event of loss and a mandatory offer to prepay from refinancing Indebtedness specified in subclause (ii) below, (B) customary acceleration rights after an event of default and (C) an initial maturity that is earlier than the Final Maturity Date so long as such Indebtedness automatically converts to Indebtedness maturing at least 91 days after the Final Maturity Date subject only to the condition that no payment event of default or bankruptcy (with respect to the U.S. Parent Borrower and its Subsidiaries) exists on the initial maturity date) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension plus the amount of fees and expenses incurred in connection therewith (unless such Indebtedness would otherwise be permitted to be issued in accordance with subclause (i) above);

(n) Indebtedness arising from agreements of the U.S. Parent Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case entered into in connection with the disposition of any business, assets or Stock permitted hereunder, other than Guarantee Obligations incurred by any Person acquiring all or any portion of such business, assets or Stock for the purpose of financing such acquisition, provided that such amount is not Indebtedness required to be reflected on the balance sheet of the U.S. Parent Borrower or any Restricted Subsidiary in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this proviso);

(o) Indebtedness of the U.S. Parent Borrower or any Restricted Subsidiary consisting of (i) financing of insurance premiums in an aggregate principal amount not to exceed $15,000,000 at any time outstanding or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money;

(p) Indebtedness representing deferred compensation to employees of the U.S. Parent Borrower (or any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the ordinary course of business;

(q) Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Stock or Stock Equivalents of the U.S. Parent Borrower (or any direct or indirect parent thereof) permitted by Section 9.6(b);

(r) additional Indebtedness of Foreign Subsidiaries (and any Guarantees thereof by the U.S. Borrowers) that are not Canadian Subsidiaries under local working capital lines in an aggregate principal amount that at the time of incurrence does not cause the aggregate principal amount of Indebtedness incurred in reliance on this clause (r) to exceed $500,000,000;

(s) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(t) cash management obligations and Indebtedness in respect of cash management services, netting services (including treasury and depository services), overdraft facilities, employee credit or debit card programs (including non-card electronic payment services and purchase card programs), cash pooling arrangements, electronic fund transfer services or similar arrangements in connection with cash management and deposit accounts; and

(u) lease obligations in respect of Sale and Lease-Back Transactions in an aggregate principal amount not to exceed $100,000,000.

9.2. Limitation on Liens. The U.S. Parent Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the U.S. Parent Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens arising under the Credit Documents;

(b) Liens on the Collateral securing the Cash Flow Term Facility under the Cash Flow Term Credit Documents subject to the terms of the Intercreditor Agreement;

(c) [Reserved];

(d) Permitted Liens;

(e) (i) Liens securing Indebtedness permitted pursuant to Sections 9.1(f) and (u), provided that (x) such Liens attach at all times only to the assets so financed or subject to the applicable Sale and Lease-Back Transaction except for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof and (y) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (ii) Liens on the assets of Restricted Foreign Subsidiaries that are not Credit Parties securing Indebtedness permitted pursuant to Sections 9.1;

(f) Liens existing on the Closing Date and listed on Schedule 9.2;

(g) the replacement, extension or renewal of any Lien permitted by clauses (e), (f) and (h) of this Section 9.2 upon or in the same assets theretofore subject to such Lien (or upon or in after-acquired property that is affixed or incorporated into the property covered by such Lien) or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

(h) Liens existing on the assets of any Person that becomes a Restricted Subsidiary of the U.S. Parent Borrower (or is a Restricted Subsidiary that survives a merger with such Person in the transaction in which such Person became a Restricted Subsidiary), or existing on assets acquired, pursuant to an acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 9.1(j); provided that such Liens attach at all times only to the same assets to which such Liens attached (and after-acquired property that is affixed or incorporated into the property covered by such Lien), and secure only the same Indebtedness or obligations that such Liens secured, immediately prior to such acquisition and any modification, replacement, refinancing, refunding, renewal or extension thereof permitted by Section 9.1(j);

(i) Liens securing Indebtedness or other obligations (i) of the U.S. Parent Borrower or any Restricted Subsidiary in favor of a U.S. Borrower, (ii) of a Canadian Credit Party in favor of a Credit Party and (iii) of any Restricted Subsidiary that is not a Credit Party in favor of any other Restricted Subsidiary;

(j) Liens (i) of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection or (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);

(k) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 9.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 9.4, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(l) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the U.S. Parent Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(m) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to purchase orders and other agreements entered into with customers of the U.S. Parent Borrower or any Restricted Subsidiary in the ordinary course of business;

(n) Liens solely on any cash earnest money deposits or other similar cash deposits made by the U.S. Parent Borrower or any of the Restricted Subsidiaries in connection with any letter of intent, distribution agreement in the ordinary course of business or purchase agreement not prohibited hereunder;

(o) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto incurred in the ordinary course of business; and

(p) additional Liens so long as the aggregate principal amount of the obligations secured thereby does not exceed $75,000,000 at any time outstanding; provided that the aggregate amount of obligations secured by Liens on ABL Priority Collateral pursuant to this clause (p) shall not exceed $10,000,000 at any time outstanding.

9.3. Limitation on Fundamental Changes. Except as expressly permitted by Section 9.4 or 9.5, the U.S. Parent Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a) so long as no Default or Event of Default would result therefrom, any Subsidiary of the U.S. Parent Borrower or any other Person (in each case, other than the Canadian Borrower) may be merged, amalgamated or consolidated with or into the U.S. Parent Borrower, provided that (i) except as permitted by subclause (ii) below, the U.S. Parent Borrower shall be the continuing or surviving corporation, (ii) if the Person formed by or surviving any such merger, amalgamation or consolidation involving the U.S. Parent Borrower is not the U.S. Parent Borrower, the surviving Person shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (the U.S. Parent Borrower or such surviving Person, as the case may be, being herein referred to as the “Successor U.S. Parent Borrower”), (iii) any Successor U.S. Parent Borrower (if other than the U.S. Parent Borrower) shall expressly assume all the obligations of the U.S. Parent Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the U.S. Administrative Agent, (iv) each applicable Credit Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Credit Documents confirmed that its obligations under the Credit Documents continue to apply to such Successor U.S. Parent Borrower’s obligations under this Agreement, (v) the Investment resulting from such merger or consolidation, shall be permitted by Section 9.5, and (vi) the Successor U.S. Parent Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer stating that such merger or consolidation complies with this Agreement (it being understood that if the foregoing are satisfied, the Successor U.S. Parent Borrower (if other than the U.S. Parent Borrower) will succeed to, and be substituted for, the U.S. Parent Borrower under this Agreement);

(b) any Person (in each case, other than the U.S. Parent Borrower or the Canadian Borrower) may be merged, amalgamated or consolidated with or into the U.S. Parent Borrower or any one or more Restricted Subsidiaries of the U.S. Parent Borrower, provided that (i) either (x) except in the case of the U.S. Parent Borrower, such merger amalgamation or consolidation constitutes a Disposition permitted by Section 9.4 or (y) the U.S. Parent Borrower or a Restricted Subsidiary shall be the continuing or surviving Person and the Investment resulting from such merger, amalgamation or consolidation is permitted by Section 9.5, (ii) in the case of any merger, amalgamation or consolidation in which a Credit Party is the surviving Person, such Credit Party shall execute any supplement to this Agreement, the Canadian Guarantee and the Security Documents, as applicable, in form and substance reasonably satisfactory to the applicable Administrative Agent in order to preserve and protect the Liens on the Collateral securing the applicable Obligations and (iii) the U.S. Parent Borrower shall have delivered to the Administrative Agent an officers’ certificate stating that such merger, amalgamation or consolidation complies with this Agreement; and

(c) so long as no Default or Event of Default would result therefrom, any Restricted Subsidiary of the U.S. Parent Borrower or any other Person may be amalgamated with the Canadian Borrower, provided that (i) the Person formed by such amalgamation shall be an entity organized or existing under the laws of Canada or any province thereof (such Person being herein referred to as a “Successor Canadian Borrower”), (ii) (A) the Successor Canadian Borrower shall expressly assume all the obligations of the Canadian Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (B) each Credit Party (other than the Successor Canadian Borrower)

shall have by a supplement to the Credit Documents confirmed that its obligations thereunder apply to the Successor Canadian Borrower’s obligations under this Agreement, (iii) the Investment resulting from such merger or consolidation shall be permitted by Section 9.5 and (iv) the Canadian Borrower shall have delivered to the Canadian Administrative Agent a certificate of an Authorized Officer stating that such merger or consolidation complies with this Agreement (it being understood that if the foregoing are satisfied, the Successor Canadian Borrower (if other than the Canadian Borrower) will succeed to, and be substituted for, the Canadian Borrower under this Agreement).

9.4. Limitation on Sale of Assets. (1) The U.S. Parent Borrower will not, and will not permit any of the Restricted Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose (each of the foregoing a “Disposition”) of any of its property, business or assets (including receivables, Stock and Stock Equivalents of any other Person and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation, of any assets of the U.S. Parent Borrower or the Restricted Subsidiaries) and (2) the U.S. Parent Borrower will not permit any Restricted Subsidiary to issue any Stock and Stock Equivalents, in each case, in excess of $1,000,000 per transaction or series of related transactions, except, in each case:

(a) the U.S. Parent Borrower and the Restricted Subsidiaries may sell, transfer or otherwise dispose of (i) inventory, used, surplus or worn out equipment, vehicles and other assets in the ordinary course of business and (ii) Permitted Investments;

(b) Restricted Subsidiaries may issue Stock and Stock Equivalents and the U.S. Parent Borrower and the Restricted Subsidiaries may Dispose of assets, excluding a Disposition of accounts receivable, except in connection with the Disposition of any business to which such accounts receivable relate, for fair value, provided that (i) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $10,000,000, the U.S. Parent Borrower or such Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this subclause (i) (except in the case of a Disposition of ABL Priority Collateral) the following shall be deemed to be cash: (A) any liabilities (as shown on the U.S. Parent Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder) of the U.S. Parent Borrower or such Restricted Subsidiary, other than Junior Indebtedness, that are assumed by the transferee with respect to the applicable Disposition and for which the U.S. Parent Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the U.S. Parent Borrower or such Restricted Subsidiary from such transferee that are converted by the U.S. Parent Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the U.S. Parent Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 9.4(b)(i) and Section 9.4(c)(ii) that is at that time outstanding, shall not be in excess of $15,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, (ii) any non-cash proceeds received are pledged to the Collateral Agent to the extent required under Section 8.9, (iii) with respect to any such Disposition (or series of related Dispositions), the Borrowers shall be in compliance, on a Pro Forma Basis after giving effect to such Disposition, with the covenant set forth in Section 9.9 of the Cash Flow Term Credit Agreement for the most recently ended Test Period and (iv) after giving effect to any such Disposition, no Default or Event of Default shall have occurred and be continuing;

(c) the U.S. Parent Borrower and the Restricted Subsidiaries may make Dispositions to the U.S. Parent Borrower or to any Restricted Subsidiary, provided that with respect to any such Dispositions (x) by U.S. Borrowers to Restricted Subsidiaries that are not U.S. Borrowers, (y) by Canadian Credit Parties to any Restricted Subsidiary that is not Credit Party or (z) from Restricted Subsidiaries that are not Credit Parties to any Credit Party (i) such sale, transfer or disposition shall be for fair value, (ii) with respect to any Disposition pursuant to this clause (c) for a purchase price in excess of $10,000,000, the Person making such Disposition shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this subclause (ii) (except in the case of a Disposition of ABL Priority Collateral) the following shall be deemed to be cash: (A) any securities received by the Person making such Disposition from the purchaser that are converted by such Person into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (B) any Designated Non-Cash Consideration received by the Person making such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 9.4(c)(ii) and Section 9.4(b)(i) that is at that time outstanding, shall not be in excess of $15,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, and (iii) any non-cash proceeds received are pledged to the Collateral Agent to the extent required under Section 8.9;

(d) the U.S. Parent Borrower and any Restricted Subsidiary may affect any transaction expressly permitted by Section 9.3, 9.5 or 9.6 (including the making of any Restricted Payment);

(e) the U.S. Parent Borrower and the Restricted Subsidiaries may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;

(f) Dispositions of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise;

(g) Dispositions of Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(h) Dispositions of accounts receivable in connection with the collection or compromise thereof;

(i) transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor;

(j) voluntary terminations of Hedge Agreements;

(k) Dispositions (including Sale and Lease-Back Transactions) prior to the First Restatement Effective Date by a Foreign Subsidiary designed to generate foreign distributable reserves and which are not adverse to the Lenders in any material respect;

(l) Dispositions prior to the First Restatement Effective Date among the U.S. Parent Borrower and its Restricted Subsidiaries in connection with the Post-Closing Subsidiary Transfers (as defined in the Original Credit Agreement);

(m) Dispositions of accounts receivable of Foreign Subsidiaries (other than the Canadian Borrower and the Canadian Guarantors) pursuant to factoring arrangements that would otherwise be permitted to be incurred as Indebtedness hereunder pursuant to Section 9.1 (it being understood that upon any such Disposition, the amount of the uncollected receivable shall be deemed to be Indebtedness for purposes of Section 9.1 until the transferee has collected an amount from the account debtor at least equal to the amount paid to the applicable Subsidiary in respect of such accounts receivable);

(n) Dispositions of Subsidiaries with no assets;

(o) Dispositions of the Stock and Stock Equivalents of the U.S. Parent Borrower to the extent any such disposition would not result in a Change of Control; and

(p) Dispositions of accounts receivable of any Designated Account Debtor pursuant to factoring arrangements in an aggregate amount (with a receivable being deemed to be “outstanding” until the Borrower or applicable Subsidiary has received the full purchase price thereof from the purchaser) not to exceed $25,000,000 at any time outstanding.

9.5. Limitation on Investments. The U.S. Parent Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any Investment except:

(a) extensions of trade credit in the ordinary course of business and Investments resulting from VAT and other customs arrangements by Subsidiaries with local financial institutions in various jurisdictions in the ordinary course of business;

(b) Permitted Investments;

(c) loans and advances to officers, directors and employees of the U.S. Parent Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, relocation and analogous ordinary business purposes (including employee payroll advances) and (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of the U.S. Parent Borrower (or any direct or indirect parent thereof) to the extent that the amount of such loans and advances are directly or indirectly contributed to the U.S. Parent Borrower in cash;

(d) Investments existing on, or contemplated as of, the Closing Date and listed on Schedule 9.5 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (d) is not increased at any time above the amount of such Investments existing on the Closing Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Closing Date or (ii) as otherwise permitted under this Agreement;

(e) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(f) Investments to the extent that payment for such Investments is made with Stock or Stock Equivalents of the U.S. Parent Borrower or any of its direct or indirect parent companies;

(g) (i) Investments by the U.S. Parent Borrower or any Restricted Subsidiary in any U.S. Borrower; (ii) any Restricted Subsidiary that is not a U.S. Borrower in any Canadian Credit Party or (iii) between or among Restricted Subsidiaries that are not Credit Parties;

(h) Investments by any Credit Party in any Restricted Subsidiary in the ordinary course of business (i) so long as at the time of such Investment on a Pro Forma Basis the Payment Conditions are satisfied and (ii) in addition to Investments permitted under the foregoing subclause (i), in an amount not to exceed at any time outstanding $15,000,000;

(i) Investments so long as at the time of such Investment on a Pro Forma Basis the Payment Conditions are satisfied;

(j) Investments constituting non-cash proceeds of Dispositions of assets to the extent permitted by clauses (b) and (c) of Section 9.4;

(k) loans and advances to any direct or indirect parent of the U.S. Parent Borrower in lieu of, and not in excess of the amount of, Restricted Payments permitted to be made to such Person in accordance with Section 9.6;

(l) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(m) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(n) Guarantee Obligations of the U.S. Parent Borrower or any Restricted Subsidiary of obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(o) Investments held by a Person acquired (including by way of merger or consolidation) after the Closing Date otherwise in accordance with this Section 9.5 to the extent that such Investments do not constitute a majority of the assets acquired and were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(p) Investments in connection with the Transactions;

(q) Indebtedness under Hedge Agreements permitted under Section 9.1(h);

(r) Investments that would otherwise be permitted as Restricted Payments under Section 9.6(e)(iii); and

(s) unsecured Guarantee Obligations of any U.S. Borrowers in respect of Indebtedness of Foreign Subsidiaries permitted by Section 9.1 (other than pursuant to Section 9.1(b)).

9.6. Limitation on Restricted Payments. The U.S. Parent Borrower will not, and will not permit any of the Restricted Subsidiaries to, make any Restricted Payment, provided that, notwithstanding the foregoing:

(a) the U.S. Parent Borrower or any of its Restricted Subsidiaries may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Stock or Stock Equivalents for another class of its (or its parent’s) Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents), provided that such new Stock or Stock Equivalents contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby;

(b) the U.S. Parent Borrower and its Restricted Subsidiaries may (or may make Restricted Payments to permit any direct or indirect parent thereof to) repurchase shares of its (or the parent’s) Stock or Stock Equivalents held by officers, directors and employees of the U.S. Parent Borrower (or any of its direct or indirect parent companies) and its Restricted Subsidiaries in an amount not to exceed $3,000,000 in any fiscal year of the U.S. Parent Borrower (with unused budgeted amounts from any fiscal year available in any succeeding year); provided that such amount in any fiscal year may be increased by an amount not to exceed the cash proceeds from the sale of Stock and Stock Equivalents (other than Disqualified Equity Interests) of the U.S. Parent Borrower (or any of its direct or indirect parent companies so long as such cash proceeds are contributed to the common equity of the U.S. Parent Borrower) to officers, directors and employees of the U.S. Parent Borrower (or any of its direct or indirect parent companies) and the Restricted Subsidiaries that occurs after the Closing Date;

(c) so long as no Event of Default has occurred and is continuing, the U.S. Parent Borrower and the Restricted Subsidiaries may make Restricted Payments, provided that at the time of such Restricted Payment and after giving effect thereto on a Pro Forma Basis the Payment Conditions are satisfied;

(d) the U.S. Parent Borrower or any Restricted Subsidiary may make Restricted Payments:

(i) the proceeds of which shall be used to allow the U.S. Parent Borrower or any direct or indirect parent of the U.S. Parent Borrower to pay (A) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $2,000,000 in any fiscal year of the U.S. Parent Borrower plus any reasonable and customary indemnification claims made by directors or officers of the U.S. Parent Borrower (or any parent thereof) attributable to the ownership or operations of the U.S. Parent Borrower and its Restricted Subsidiaries or (B) fees and expenses otherwise due and payable by the U.S. Parent Borrower or any of its Restricted Subsidiaries and permitted to be paid by the U.S. Parent Borrower or such Restricted Subsidiary under this Agreement;

(ii) the proceeds of which shall be used to pay franchise and excise taxes and other fees, taxes and expenses required to maintain the corporate existence of any of its direct or indirect parent of the U.S. Parent Borrower; and

(iii) to any direct or indirect parent of the U.S. Parent Borrower to finance any Investment permitted to be made by a Borrower or a Restricted Subsidiary pursuant to Section 9.5; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) the U.S. Parent Borrower shall, immediately following the closing thereof, cause (1) all property acquired (whether assets, Stock or Stock Equivalents) to be contributed to the U.S. Parent Borrower or such Restricted Subsidiary or (2) the merger (to the extent permitted in Section 9.5) of the Person formed or acquired into the U.S. Parent Borrower or its Restricted Subsidiaries and (C) the U.S. Parent Borrower shall comply with Sections 8.8 and 8.9 to the extent applicable; and

(e) (i) any Restricted Subsidiary of the U.S. Parent Borrower may make Restricted Payments to the U.S. Parent Borrower or any other Restricted Subsidiary of the U.S. Parent Borrower (and pro rata Restricted Payments to the other equity holders of such Restricted Subsidiaries) and (ii) the U.S. Parent Borrower and its Restricted Subsidiaries may make Restricted Payments to fund the operating expenses and taxes of any direct or indirect parent company of the U.S. Parent Borrower to the extent attributable to its ownership of the U.S. Parent Borrower and the Restricted Subsidiaries.

9.7. Limitations on Debt Payments and Amendments.

(a) The U.S. Parent Borrower will not, and will not permit any Restricted Subsidiary to, prepay, repurchase or redeem or otherwise defease or acquire prior to the scheduled maturity thereof the Subordinated Notes or any other Subordinated Indebtedness (collectively, “Junior Indebtedness”) except so long as no Default or Event of Default shall have occurred and be continuing at the date of such prepayment, repurchase, redemption or other defeasance or would result therefrom: (i) the U.S. Parent Borrower or any Restricted Subsidiary may prepay, repurchase or redeem Junior Indebtedness with the proceeds of Indebtedness permitted by Section 9.1(i) or (m), (ii) any other prepayment of Junior Indebtedness; provided that at the time of such prepayment pursuant to the foregoing clause (ii) after giving Pro Forma Effect thereto, the Payment Conditions are satisfied. Notwithstanding the foregoing, nothing in this Section 9.7 shall prohibit (x) the repayment or prepayment of intercompany Subordinated Indebtedness owed among the Borrowers and/or the Restricted Subsidiaries, in either case unless an Event of Default has occurred and is continuing and any Borrower has received a notice from the Collateral Agent instructing it not to make or permit any such repayment or prepayment or (y) the conversion of Junior Indebtedness into Qualified Equity Interests or Stock or Stock Equivalents of any U.S. Parent Borrower or direct or indirect parent company of the U.S. Parent Borrower (or the repayment or prepayment of Junior Indebtedness with the proceeds thereof).

(b) The Borrowers will not waive, amend, modify, terminate or release any Junior Indebtedness to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect; provided that any Junior Indebtedness may be amended or modified in any manner including to delete the subordination provisions therein to the extent that, immediately after giving effect to such amendment or modification, the Borrower or any Restricted Subsidiary would have been permitted to incur such Indebtedness pursuant to Section 9.1(m) (other than with respect to scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is 91 days after the Final Maturity Date that do not arise as a result of such amendment or modification but including, without limitation, the Consolidated Interest Coverage Test set forth therein). For the avoidance of doubt, the Borrower and its Restricted Subsidiaries are permitted to modify the Subordinated Notes to remove the subordination provisions and following any such modification which removes the subordination provision the Subordinated Notes shall no longer constitute Subordinated Indebtedness.

9.8. Transactions with Affiliates. The U.S. Parent Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions with any Affiliate of the U.S. Parent Borrower, involving aggregate payments in excess of $3,000,000, unless such transactions with any of their Affiliates are on terms that are not materially less favorable to the U.S. Parent Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, provided that the foregoing restrictions shall not apply to (a) the payment of fees to the Sponsor pursuant to any Management Agreement in an amount not to exceed $6,000,000 in any fiscal year (plus customary out-of-pocket expense reimbursement and indemnity) so long as no Event of Default shall have occurred and be continuing at the date of such payment or would result therefrom (it being understood that following the cure of all such Events of Default, such payments may be made), (b) Restricted Payments permitted by Section 9.6, (c) the payment of the expenses in connection with the Transactions, (d) the issuance of Stock or Stock Equivalents of the U.S. Parent Borrower (or any of its direct or indirect parent companies) to the management of the U.S. Parent Borrower (or any of its direct or indirect parent companies) or any of its Subsidiaries in connection with, the Transactions or pursuant to arrangements described in clause (f) of this Section 9.8, (e) loans, advances and other transactions between or among the U.S. Parent Borrower and the Restricted Subsidiaries to the extent otherwise permitted under Section 9, (f) employment and severance arrangements between the U.S. Parent Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business, (g) payments by the U.S. Parent Borrower and the Subsidiaries to any of its direct or indirect parent companies pursuant to tax sharing agreements among the U.S. Parent Borrower (and/or any of its direct or indirect parent companies) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the U.S. Parent Borrower and the Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the U.S. Parent Borrower and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the U.S. Parent Borrower and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any the parent entity, (h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the U.S. Parent Borrower (or any of its direct or indirect parent companies) and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the U.S. Parent Borrower and the Subsidiaries, (i) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 9.8 or any amendment thereto to the extent such an amendment is not materially adverse, taken as a whole, to the Lenders, (j) payments by the U.S. Parent Borrower and its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the U.S. Parent Borrower, in good faith, and either (i) limited to 1% of completed transactions and (ii) to the extent in excess of the amounts permitted by subclause (i) above, made from amounts that would have been permitted to be applied to make Restricted Payments pursuant to Section 9.6(f), (k) the existence of, or the performance by the U.S. Parent Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the First Restatement Effective Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the U.S. Parent Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (k) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders when taken as a whole, (l) payments or loans (or cancellation of loans) to employees or consultants of the U.S. Parent Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries which are approved by a majority of the board of directors of the U.S. Parent Borrower in good faith, and (m) modifications to Junior Indebtedness permitted by Section 9.7(b).

9.9. Fixed Charge Coverage Ratio. The U.S. Parent Borrower will not permit the Consolidated Fixed Charge Coverage Ratio, as of the last day of each Test Period in which a Covenant Compliance Event has occurred and is continuing or at other times as indicated in this Agreement, to be less than 1.0 to 1.0.

For purposes of determining compliance with the foregoing Fixed Charge Coverage Ratio covenant under this Section 9.9, any Specified Equity Contribution made during the period from the last day of the relevant period until the expiration of (i) with respect to a breach of the Fixed Charge Coverage Ratio that occurs on the date of the Covenant Compliance Event, the date that is 10 days after such date or (ii) otherwise, the 10th day after the date on which financial statements are required to be delivered hereunder with respect to the relevant period will, at the request of the U.S. Parent Borrower, be included in the calculation of Consolidated EBITDA for any period of calculation which includes the fiscal quarter in which such Specified Equity Contribution was received by the Credit Parties, provided that (A) in each four consecutive fiscal quarter period, there shall be a period of at least two consecutive fiscal quarters in respect of which no Specified Equity Contribution is made, (B) no more than five Specified Equity Contributions may be made during the term of this Agreement and (C) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Credit Parties to be in compliance with the Consolidated Fixed Charge Coverage Ratio specified above on a pro forma basis, after giving effect to such Specified Equity Contribution.

9.10. Changes in Business. The U.S. Parent Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the U.S. Parent Borrower and the Restricted Subsidiaries, taken as a whole, on the Second Restatement Effective Date and other business activities incidental or related to any of the foregoing.

9.11. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Borrowers will not, and will not permit any Restricted Subsidiary of any Borrower to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of any Borrower to (i) pay dividends or make any other distributions on its Stock or pay any Indebtedness or other obligations owed to any Borrower or any Restricted Subsidiary of any Borrower, (ii) make any loans or advances to any Borrower or any Restricted Subsidiary of any Borrower or (iii) transfer any of its property or assets to any Borrower or any Restricted Subsidiary of any Borrower, except any encumbrance or restriction:

(a) pursuant to an agreement or instrument as in effect at or entered into on the date hereof, including without limitation the Cash Flow Term Facility and the Subordinated Notes Purchase Agreement;

(b) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Stock of a Person, which Person is acquired by or merged or consolidated with or into the U.S. Parent Borrower or any Restricted Subsidiary, or which agreement or instrument is assumed by the U.S. Parent Borrower or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation) and not applying to the U.S. Parent Borrower or any of the Restricted Subsidiaries (other than to any such Person or assets so acquired);

(c) pursuant to an agreement or instrument replacing or contained in any amendment, supplement or other modification to an agreement referred to in clause (a) or (b) above; provided, however, that the encumbrances and restrictions contained in any such replacement agreement or amendment taken as a whole are not materially less favorable to the Lenders than encumbrances and restrictions contained in such original agreement;

(d) (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the U.S. Parent Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement, (iii) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (iv) pursuant to customary provisions restricting dispositions of Real Estate interests set forth in any reciprocal easement agreements of the U.S. Parent Borrower or any Restricted Subsidiary, or (v) pursuant to purchase money Indebtedness that impose encumbrances or restrictions on the property or assets so acquired;

(e) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(f) by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over the U.S. Parent Borrower or any Restricted Subsidiary or any of their businesses;

(g) pursuant to an agreement or instrument (i) relating to any Indebtedness permitted to be incurred subsequent to the Closing Date pursuant to Section 9.1, if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in the agreements set forth in clause (a) above (as determined in good faith by the U.S. Parent Borrower);

(h) restrictions and conditions on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder;

(i) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary;

(j) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 9.5 and applicable solely to such joint venture;

(k) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 9.1 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis;

(l) restrictions on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(m) Secured Indebtedness otherwise permitted to be incurred under Sections 9.1(f) and (j) that limit the right of the obligor to dispose of the assets securing such Indebtedness; and

(n) customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment thereof, in each case entered into in the ordinary course of business.

SECTION 10.	Events of Default

Upon the occurrence of any of the following specified events (each an “Event of Default”):

10.1. Payments. Any Borrower shall (a) default in the payment when due of any principal of the Loans, (b) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or fees owing hereunder or (c) default, and such default shall continue for 30 or more days, in the payment when due of any other amounts owing hereunder or under any other Credit Document.

10.2. Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any Credit Document or any certificate delivered or required to be delivered by it pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

10.3. Covenants. Any Credit Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 8.1(e)(i), 8.2(b), 8.8(b) or Section 9;

(b) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.1(k) that shall continue unremedied for a period of at least three Business Days; and

(c) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.1 or 10.2 or clause (a) of this Section 10.3) contained in this Agreement, any Security Document, any Guarantee and such default shall continue unremedied for a period of at least 30 days after receipt of written notice to the Borrowers from the Administrative Agent or the Required Lenders.

10.4. Default Under Other Agreements. (a) The U.S. Parent Borrower or any of the Restricted Subsidiaries shall (i) default in any payment when due with respect to any Indebtedness (other than the Obligations) in excess of $75,000,000 in the aggregate, for the U.S. Parent Borrower and such Restricted Subsidiaries or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness in excess of $75,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice, the passage of time or both, any such Indebtedness to become due prior to its stated maturity.

10.5. Bankruptcy, Etc. The U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary shall commence a voluntary case, proceeding, proposal, notice of intent to file a proposal or action concerning itself under Title 11 of the United States Code (entitled “Bankruptcy”), the BIA, the CCAA or any domestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration or relief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto; or an involuntary case, proceeding, proposal, notice of intent to file a proposal or action is commenced against the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary and the petition is not controverted within 30 days after commencement of the case, proceeding or action; or an involuntary case, proceeding or action is commenced against the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary and such petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian, judicial manager, receiver, monitor, sequestrator, receiver manager, trustee, administrator or similar person is appointed for, or takes charge of, all or substantially all of the property of the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary; or the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary commences any other voluntary proceeding, proposal, notice of intent to file a proposal or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary; or there is commenced against the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary suffers any appointment of any custodian receiver, monitor (which, for the avoidance of doubt, does not include any observer or a board of directors, managers, etc.), sequestrator, receiver manager, trustee, administrator or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the U.S. Parent Borrower, the Canadian Borrower or any Material Subsidiary makes a general assignment for the benefit of creditors.

10.6. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under Section 4041(c) or Section 4042 of ERISA including the giving of written notice thereof; the PBGC has given written notice to the Parent or U.S. Parent Borrower of its intent to terminate any Plan or to appoint a trustee to administer any Plan or the occurrence of any event or condition which the Parent or U.S. Parent Borrower reasonably expects to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer any Plan; any Borrower, any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069 or 4201 of ERISA or Section 4971 or 4975 of the Code or on account of a Multiemployer Plan under Section 4201 or 4204 of ERISA (including the giving of written notice thereof); (b) a Foreign Plan Termination Event shall occur; or there is an appointment by the appropriate Governmental Authority of a replacement administrator to administer any Canadian Defined Benefit Plan; or if any Canadian Defined Benefit Plan shall be terminated or a replacement administrator is appointed, or if the Canadian Borrower or any other Canadian Subsidiary is in default with respect to payments to a Canadian Defined Benefit Plan; or Canadian Borrower or any other Canadian Subsidiary completely or partially withdraws from a Foreign Plan which is a “multi-employer pension plan”, as defined under the applicable pension standards legislation and any such event may reasonably be expected to have a Material Adverse Effect; or any Lien arises (save for contribution amounts not yet due) in connection with any Foreign Plan; and (c) it is reasonably likely from any event or events set forth in clause (a) or (b) of this Section 10.6 that the imposition of a lien, the granting of a security interest, or a liability would result, and such lien, security interest or liability would reasonably be expected to have a Material Adverse Effect.

10.7. Guarantee. The Canadian Guarantee by any Canadian Guarantor or group of Canadian Guarantors constituting a Material Subsidiary or any material provision thereof shall cease to be in full force or effect with respect to any Canadian Guarantor (other than pursuant to the terms hereof and thereof) or any Canadian Guarantor shall deny or disaffirm in writing any such Canadian Guarantor’s material obligations under any such Canadian Guarantee.

10.8. Security Documents. Any Security Document covering assets in the aggregate in excess of $30,000,000 or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder shall deny or disaffirm in writing any grantor’s material obligations under any Security Document.

10.9. Judgments. One or more judgments or decrees shall be entered against any Borrower or any of the Restricted Subsidiaries involving a liability of $75,000,000 or more in the aggregate for all such judgments and decrees for any Borrower and the Restricted Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof.

10.10. Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agents shall, upon the written request of the Required Lenders, by written notice to the U.S. Parent Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agents to enforce their claims against the Borrowers, except as otherwise specifically provided for in this Agreement, (i) terminate the outstanding Commitments and/or (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that, if an Event of Default specified in Section 10.5 shall occur with respect to the U.S. Parent Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified shall occur automatically without the giving of any such notice.

With respect to any Letter of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the applicable Borrower(s) shall at such time deposit in a cash collateral account opened by the applicable Administrative Agent an amount in cash (and in the same currencies as the Letters of Credit) equal to the aggregate then un-drawn and unexpired amount of such Letter of Credit. The Borrowers hereby grant to the applicable Administrative Agent, for the benefit of the Letter of Credit Issuers and the Letter of Credit Participants, a security interest in such cash collateral to secure all Obligations of such Borrowers in respect of such Letters of Credit under this Agreement and the other Credit Documents. Each Borrower shall execute and deliver to the Administrative Agent, for the account of the Letter of Credit Issuers and the Letter of Credit Participants, such further documents and instruments as the applicable Administrative Agent may at such time request to evidence the creation and perfection of such security interest in such cash collateral account. Amounts held in such cash collateral account shall be applied by the applicable Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit (or, in the case of the Canadian Borrower, all Canadian Letters of Credit) shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Credit Documents. After all Letters of Credit (or, in the case of the Canadian

Borrower, all Canadian Letters of Credit) shall have expired or been fully drawn upon, all Letter of Credit Obligations shall have been satisfied, the balance, if any, in such cash collateral account shall be returned to the applicable Borrowers. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, no Lender in its capacity as a Secured Party or as beneficiary of any security granted pursuant to the Security Documents shall have any right to exercise remedies in respect of such security without the prior written consent of the Required Lenders.

In connection with any acceleration of the Obligations as contemplated by clause (ii) above, the Designated Obligations shall, automatically and with no further action required by any Administrative Agent, any Credit Party or any Lender, be converted into Dollars based on the Dollar Equivalent amount thereof, determined using the Spot Rate calculated as of the date of such acceleration and from and after such date all amounts accruing and owed to the Lenders in respect of such Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder.

Any amount received by the Administrative Agent or the Collateral Agent from any U.S. Borrower or on account of any U.S. Collateral following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the U.S. Parent Borrower under Section 10.5 (or received by any Lender in any proceeding with respect to any U.S. Borrower under Title 11 of the United States Code or any similar bankruptcy or insolvency proceeding under applicable law) shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agents and the Collateral Agent and amounts payable under Section 12.5) payable to the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders, each in its capacity as such;

Second, ratably (i) to payment of that portion of the Obligations constituting accrued and unpaid interest on the U.S. Revolving Loans, U.S. Agent Advances, U.S. Swingline Loans and Letter of Credit Borrowings under U.S. Letters of Credit and accrued and unpaid U.S. Unused Line Fees and accrued and unpaid U.S. Letter of Credit Fees and Fronting Fees with respect to U.S. Letters of Credit, ratably among the U.S. Revolving Lenders, U.S. Swingline Lender and U.S. Letter of Credit Issuer entitled thereto and (ii) to payment of that portion of the Obligations constituting accrued and unpaid interest on the Canadian Revolving Loans, Canadian Agent Advances, Canadian Swingline Loans and Letter of Credit Borrowings in respect of Canadian Letters of Credit issued for the account of the U.S. Borrowers, in each case, of the U.S. Borrowers;

Third, ratably (i) to payment of that portion of the Obligations constituting the unpaid principal amount of the U.S. Revolving Loans, U.S. Agent Advances, U.S. Swingline Loans and Letter of Credit Borrowings under U.S. Letters of Credit, ratably among the U.S. Revolving Lenders, U.S. Swingline Lender and U.S. Letter of Credit Issuer entitled thereto, (ii) to payment of that portion of the Obligations constituting the unpaid principal amount of the Canadian Revolving Loans, Canadian Agent Advances, Canadian Swingline Loans and Letter of Credit Borrowings in respect of Canadian Letters of Credit issued for the account of the U.S. Borrowers, in each case, of the U.S. Borrowers, ratably among the Canadian Revolving Lenders entitled thereto and (iii) solely up to the amount of any Bank Product Reserves with respect to the U.S. Borrowing Base, to payment of that portion of the Obligations consisting of Secured Cash Management Agreements and Secured Hedge Agreements for which such Reserves were established;

Fourth, to cash collateralize undrawn U.S. Letters of Credit and Canadian Letters of Credit issued for the account of the U.S. Borrowers in an amount equal to the aggregate undrawn amount thereof;

Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Canadian Revolving Loans of the Canadian Borrower, Canadian Agent Advances of the Canadian Borrower, Canadian Swingline Loans of the Canadian Borrower and Letter of Credit Borrowings under Canadian Letters of Credit issued for the account of the Canadian Borrower and accrued and unpaid Canadian Unused Line Fees and accrued and unpaid Canadian Letter of Credit Fees and Fronting Fees with respect to Canadian Letters of Credit issued for the account of the Canadian Borrower, ratably among the Canadian Revolving Lenders, Canadian Swingline Lenders and Canadian Letter of Credit Issuer entitled thereto;

Sixth, ratably to payment of that portion of the Obligations constituting the unpaid principal amount of the Canadian Revolving Loans of the Canadian Borrower, Canadian Agent Advances of the Canadian Borrower, Canadian Swingline Loans of the Canadian Borrower and Letter of Credit Borrowings under Canadian Letters of Credit issued for the account of the Canadian Borrower, ratably among the Canadian Revolving Lenders and Canadian Letter of Credit Issuer entitled thereto;

Seventh, to cash collateralize undrawn Canadian Letters of Credit issued for the account of the Canadian Borrower in an amount equal to the aggregate undrawn amount thereof;

Eighth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Term Lenders entitled thereto;

Ninth, to payment of that portion of the Obligations constituting the unpaid principal amount of the Term Loans, ratably among the Term Lenders entitled thereto;

Tenth, to payment of all other Obligations (including without limitation those arising from all other Secured Cash Management Agreements and Secured Hedge Agreements), ratably among the Secured Parties holding such Obligations; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the U.S. Borrowers or as otherwise required by laws.

Amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clauses Fourth and Seventh above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit cash collateralized pursuant to any such clause have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Swap Guarantor shall not be paid with amounts received from such Swap Guarantor, but appropriate adjustments shall be made with respect to payments from other U.S. Borrowers to preserve the allocation to Obligations otherwise set forth above in this Section.

Any amount received by the Administrative Agents or the Collateral Agent from any Canadian Credit Party or on account of the Canadian Collateral following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the U.S. Parent Borrower under Section 10.5 shall be applied:

First, to payment of that portion of the Canadian Obligations constituting fees, indemnities, Expenses and other amounts (including fees, charges and disbursements of counsel to the Canadian Administrative Agent and the Collateral Agent and amounts payable under Section 12.5) payable to the Canadian Administrative Agent, the Collateral Agent, the Canadian Letter of Credit Issuer and the Canadian Revolving Lenders, each in its capacity as such;

Second, ratably to payment of that portion of the Canadian Obligations constituting accrued and unpaid interest on the Canadian Revolving Loans, Canadian Agent Advances of the Canadian Borrower, Canadian Swingline Loans of the Canadian Borrower and Letter of Credit Borrowings under Canadian Letters of Credit issued for the account of the Canadian Borrower and accrued and unpaid Canadian Unused Line Fees and accrued and unpaid Canadian Letter of Credit Fees and Fronting Fees with respect to Canadian Letters of Credit issued for the account of the Canadian Borrower, ratably among the Canadian Revolving Lenders, Canadian Swingline Lenders and Canadian Letter of Credit Issuer entitled thereto;

Third, ratably (i) to payment of that portion of the Canadian Obligations constituting the unpaid principal amount of the Canadian Revolving Loans of the Canadian Borrower, Canadian Agent Advances of the Canadian Borrower, Canadian Swingline Loans of the Canadian Borrower and Letter of Credit Borrowings under Canadian Letters of Credit issued for the account of the Canadian Borrower, ratably among the Canadian Revolving Lenders, Canadian Swingline Lenders and Canadian Letter of Credit Issuer entitled thereto and (ii) solely up to the amount of any Bank Product Reserves with respect to the Canadian Borrowing Base, to payment of that portion of the Canadian Obligations consisting of Secured Cash Management Agreements and Secured Hedge Agreements for which such Reserves were established;

Fourth, to cash collateralize undrawn Canadian Letters of Credit issued for the account of the Canadian Borrower in an amount equal to the aggregate undrawn amount thereof;

Fifth, to payment of all other Canadian Obligations (including without limitation those arising from all other Secured Cash Management Agreements and Secured Hedge Agreements, ratably among the Canadian Secured Parties holding such Canadian Obligations; and

Last, the balance, if any, after all of the Canadian Obligations have been paid in full, to the Canadian Credit Parties or as otherwise required by laws.

Amounts used to cash collateralize the aggregate undrawn amount of Canadian Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Canadian Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Canadian Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Canadian Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Swap Guarantor shall not be paid with amounts received from such Swap Guarantor, but appropriate adjustments shall be made with respect to payments from other Canadian Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

SECTION 11.	The Agents

11.1. Appointment.

(a) Each Lender hereby irrevocably designates and appoints the applicable Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to such Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Administrative Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any Administrative Agent.

(b) The Administrative Agents, the Swingline Lenders, the Letter of Credit Issuers and each Lender hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agents, the Swingline Lenders, the Letter of Credit Issuers and each Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Swingline Lenders, the Letter of Credit Issuers, the Administrative Agents or the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

(c) Without limiting the generality of paragraph (b) above, for the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code, between the Secured Parties taken individually, on the one hand, and the Collateral Agent, on the other hand, each Credit Party, each such Secured Party and the Collateral Agent acknowledge and agree with the Collateral Agent that each such Secured Party and the Collateral Agent are hereby conferred the legal status of solidary creditors of each Credit Party in respect of all Obligations, present and future, owed by each such Credit Party to the Collateral Agent and each such Secured Party hereunder and under the other Credit Documents (collectively, the “Solidary Claim”). Each Credit Party which is not a signatory of this Agreement but is or may become a signatory to any other Credit Documents shall be deemed to have accepted the provisions contained in this paragraph by its execution of such other Credit Documents. Accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code, each such Credit Party is irrevocably bound towards the Collateral Agent and each Secured Party in respect of the entire Solidary Claim of the Collateral Agent and such Secured Party. As a result of the foregoing, the parties hereto acknowledge that the Collateral Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Collateral Agent and such Secured Party and the right to give full acquittance for same. The parties further agree and acknowledge that the Collateral Agent’s Liens on the Collateral under the Security Documents shall be granted to the Collateral Agent, for its own benefit and for the benefit of the Secured Parties, as solidary creditor as hereinabove set forth.

(d) The Arrangers and any Person named as a Co-Syndication Agent or Co-Documentation Agent on the cover of this Agreement, in their respective capacities as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 11.

11.2. Delegation of Duties. Each Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither any Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

11.3. Exculpatory Provisions. None of the Administrative Agents, the Collateral Agent, the Swingline Lender, the Letter of Credit Issuer, any other Agent or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Credit Party to perform its obligations hereunder or thereunder. None of the Administrative Agent, the Collateral Agent, the Swingline Lender, the Letter of Credit Issuer or any other Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

11.4. Reliance by Agents. The Administrative Agents, the Swingline Lenders, the Letter of Credit Issuers and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to any Borrower), independent accountants and other experts selected by such Administrative Agent, Swingline Lender, Letter of Credit Issuer or the Collateral Agent. Each Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Administrative Agent. The Administrative Agents, the Swingline Lenders, the Letter of Credit Issuers and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agents, the Swingline Lenders, the Letter of Credit Issuers and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

11.5. Notice of Default. Neither the Administrative Agents nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Administrative Agent or Collateral Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default. In the event that an Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agents shall have received such directions, the Administrative Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.

11.6. Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereinafter taken, including any review of the affairs of any Borrower, any Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender. Each Lender, Swingline Lender and Letter of Credit Issuer represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Borrower, Guarantor and other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers, any Guarantor and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of any Borrower, any Guarantor or any other Credit Party that may come into the possession of the Administrative Agent or Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

11.7. Indemnification. The Lenders agree to indemnify each Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective portions of the Aggregate Revolving Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Aggregate Revolving Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Each Revolving Participant agrees to indemnify the applicable Fronting Lender, in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers to do so), for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on or incurred by or asserted against such Fronting Lender in its capacity as such; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Fronting Lender’s gross negligence or willful misconduct of the Fronting Lender as determined by a final judgment of a court of competent jurisdiction. The agreements in this Section 11.7 shall survive the payment of the Loans and all other amounts payable hereunder.

11.8. Agents in Their Individual Capacities. The Agents and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower, any Guarantor, and any other Credit Party as though the Administrative Agent or such other Agent were not the Administrative Agent or such other Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include the Agents in their individual capacities.

11.9. Successor Agents. Each Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the reasonable consent of the U.S. Parent Borrower so long as no Default or Event of Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the retiring Agent shall notify the U.S. Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except in the case of the Collateral Agent holding collateral security on behalf of any Secured Parties, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 11 (including 11.7) and Section 12.5 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

11.10. Withholding Tax. To the extent required by any applicable law, each Administrative Agent and any Fronting Lender shall withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Agent or any Fronting Lender did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the applicable Administrative Agent or such Fronting Lender of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify and hold harmless each Administrative Agent and any Fronting Lender (to the extent that such Agent or such Fronting Lender has not already been reimbursed by any Borrower and without limiting the obligation of any Borrower to do so) for all amounts paid, directly or indirectly, by the Agent or such Fronting Lender as tax or otherwise, including any interest, additions to tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such tax were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or Fronting Lender shall be conclusive absent manifest error. Each Lender hereby authorizes the Agents and any Fronting Lender to setoff any amounts owing to such Lender against any amounts owing to the Agents or the Fronting Lenders pursuant to this Section 11.10. For the avoidance of doubt the term “Lender” shall, for purposes of this Section 11.10, include any Fronting Lender, any Swingline Lender and any Letter of Credit Issuer.

SECTION 12.	Miscellaneous

12.1. Amendments and Waivers. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 12.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agents and/or the Collateral Agent may (as applicable depending on the relevant Credit Document), from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agents and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly (i) forgive or reduce any portion of any Loan or extend the scheduled repayment date of any principal of any Loan (which, for the avoidance of doubt, does not include payments pursuant to Section 4.3, it being understood that only the consent of the Required Lenders shall be necessary to waive any obligations of the Borrowers to make payments pursuant to Section 4.3) or reduce the stated rate (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrowers to pay interest at the “default rate”), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment, or increase the aggregate amount of the Commitments of any Lender, or amend or modify any provisions of Section 4.4(a) (with respect to the ratable allocation of any payments only) and 12.8(a), or amend or modify the definition of “Pro Rata Share”, or make any Loan, interest, fee or other amount payable in any currency other than expressly provided herein, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 12.1 or reduce the percentages specified in the definitions of the term “Required Lenders,” consent to the assignment or transfer by any Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 9.3) or alter the order of application set forth in Section 10, in each case without the written consent of each Secured Party directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 11 without the written consent of the then-current Administrative Agents and Collateral Agent, or (iv) release all or substantially all of the U.S. Subsidiary Borrowers from their obligations under this Agreement, the Canadian Guarantors under the Canadian Guarantee (except as expressly permitted by the Canadian Guarantee or this Agreement including without limitation, pursuant to a transaction resulting in payments made pursuant to Section 4.2 or not prohibited by Section 9.4) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) without the prior written consent of each Lender, or (v) amend Section 2.7 so as to permit Interest Period intervals greater than six months without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or (vi) change the definition of the terms “U.S. Borrowing Base,” “Canadian Borrowing Base,” “Availability” or any component definition thereof or similar term if as a result thereof the amounts available to be borrowed by any Borrowers would be increased, without the written consent of each Lender, provided that the foregoing shall not limit the discretion of the Administrative Agents to change, establish or eliminate any Reserves without the consent of any Lenders, or (vii) affect the rights or duties of any Letter of Credit Issuer under this Agreement or any Letter of Credit issued or to be issued by it unless in writing and signed by such Letter of Credit Issuer in addition to the Lenders otherwise required herein, or (viii) affect the rights or duties of any Swingline Lender under this Agreement unless in writing and signed by such Swingline Lender in addition to the Lenders otherwise required herein, or (ix) affect the rights or duties of any Fronting Lender without the consent of such Fronting Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Credit Parties, such Lenders, the Administrative Agents and all future holders of the affected Commitments or Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agents shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Notwithstanding any of the foregoing, the Administrative Agent, acting in its sole reasonable discretion, and the Borrowers may (without the consent of any Lender) amend or supplement this Agreement and the other Credit Documents to cure any ambiguity, defect or inconsistency or to make a modification of a minor, consistency or technical nature or to correct a manifest error.

The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in the case of all Credit Parties, in full, upon payment in full of the Obligations under this Agreement (other than indemnification and other contingent obligations for which no claim has been asserted) and the Termination Date with respect to all Facilities, (ii) in the case of the Canadian Credit Parties, in full, upon payment in full of the Canadian Obligations under this Agreement (other than indemnification and other contingent obligations for which no claim has been asserted) and the Termination Date with respect to all Canadian Revolving Facility, (iii) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party (or, in the case of a sale by a U.S. Borrower, another U.S. Borrower) to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iv) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (v) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 12.1), (vi) to the extent the property constituting such Collateral is owned by any U.S. Subsidiary Borrower or Canadian Guarantor, upon the release of such U.S. Subsidiary Borrower from its obligations under this Agreement or upon release of such Canadian Guarantor from its obligations under the Canadian Guarantee (as set forth below) (it being understood that any such disposed of U.S. Subsidiary Borrower or Canadian Guarantor shall be released from all of its obligations under the Credit Documents in connection therewith) and (vii) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents. In addition to the foregoing, the Collateral Agent, in its reasonable discretion, may release Liens granted to the Collateral Agent, for the benefit of the Secured Parties, on Collateral valued in an aggregate amount not in excess of $10,000,000 per fiscal year of the Parent without the prior written authorization of any Lender. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the U.S. Subsidiary Borrowers and the Canadian Guarantors shall be released from their obligations hereunder or under the Canadian Guarantee, as applicable, upon consummation of any transaction resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary. The Lenders hereby authorize the Administrative Agents and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any U.S. Subsidiary Borrower, Canadian Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.

12.2. Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to the Borrowers, the Administrative Agents, the Swingline Lender, the Letter of Credit Issuers or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 12.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers, the applicable Administrative Agent and the Collateral Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three (3) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the applicable Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9 and 4.1 shall not be effective until received.

12.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Administrative Agent, the Collateral Agent, Letter of Credit Issuer or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

12.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Revolving Loans hereunder.

12.5. Payment of Expenses. Each of the Borrowers agree (a) to pay or reimburse the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (but limited, as to legal fees and expenses, to the out-of-pocket reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP and up to one special and local counsel in respect of each relevant jurisdiction, as applicable), (b) to pay or reimburse the Administrative Agent and the Collateral Agent (and if applicable, the Lenders to the extent described below) for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including (x) the out-of-pocket and documented reasonable fees, disbursements and other charges of counsel to the Administrative Agent, the Collateral Agent and the Lenders and (y) the reasonable and documented fees and costs for appraisals and field examinations to the extent required by Section 8.2 and the preparation of reports related thereto in each calendar year, (c) to pay, indemnify, and hold harmless each Lender and Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender, Agent and each of their affiliates and their respective directors, officers, employees, trustees, investment advisors and agents (the “Indemnitees”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable out-of-pocket and documented fees, disbursements and other charges of one legal counsel and up to one special and local counsel in respect of each material and relevant area of law or jurisdiction (as applicable) and one additional counsel in the event of any conflict of interest, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties) or to any actual or alleged presence, Release or threatened Release of Hazardous Materials involving or attributable to the operations of the U.S. Parent Borrower, any of the Subsidiaries or any of the Real Estate (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided that the Borrowers shall have no obligation hereunder to any Administrative Agent or any Lender nor any other Indemnitee nor any of their respective Related Parties with respect to Indemnified Liabilities to the extent attributable to (i) the gross negligence, bad faith or willful misconduct of the Indemnitee to be indemnified (as determined by a final judgment of a court of competent jurisdiction), (ii) any material breach of any Credit Document by the Indemnitees to be indemnified or (iii) any claims between Indemnitees and/or their Related Parties and not directly involving the U.S. Parent Borrower or any of its Affiliates. All amounts payable under this Section 12.5 shall be paid within ten Business Days of receipt by the U.S. Parent Borrower of written demand therefor. The agreements in this Section 12.5 shall survive repayment of the Loans and all other amounts payable hereunder.

12.6. Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 9.3, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the applicable Administrative Agent and each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 12.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agents, the Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it and other participations in extensions of credit thereunder) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that, without limitation, the U.S. Parent Borrower shall have the right to withhold or delay its consent to any assignment if, in order for such assignment to comply with applicable law, any Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A) the U.S. Parent Borrower (which consent shall not be unreasonably withheld or delayed), provided that no consent of the U.S. Parent Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender (unless increased costs including payments under Section 2.10, 2.11 or 4.5 would result therefrom unless an Event of Default under Section 10.1 or Section 10.5 has occurred and is continuing), an Approved Fund or, if an Event of Default under Section 10.1 or Section 10.5 has occurred and is continuing, any other assignee; provided further that consent to an assignment by the Borrowers shall be deemed to have been given if the U.S. Parent Borrower does not expressly withhold consent thereto within 10 Business Days of a Lender requesting in writing such consent from the Borrowers; and

(B) the applicable Administrative Agent (which consent shall not be unreasonably withheld or delayed).

Notwithstanding the foregoing, no such assignment shall be made to (i) the U.S. Parent Borrower, any Sponsor or any of their respective Affiliates or (ii) a natural person.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and increments of $1,000,000 in excess thereof or, unless each of the U.S. Parent Borrower and the applicable Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed), provided that no such consent of the U.S. Parent Borrower shall be required if a Default or an Event of Default under Section 10.1 or Section 10.5 has occurred and is continuing; provided further that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the applicable Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that an Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”); and

(E) no assignment shall be effective unless and until such assignment is recorded in the Register.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 12.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 4.5 and 12.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 12.6.

(iv) Each Administrative Agent, acting for this purpose as an agent of the applicable Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and Participants, and the Commitments of, and principal and interest amounts of the Loans and fees owing to, each Lender and Participant pursuant to the terms hereof from time to time (the “Register”). Further, each Register shall contain the name and address of the applicable Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, and the Borrowers, each Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 12.6 and any written consent to such assignment required by clause (b) of this Section 12.6, the applicable Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(c) (i) Any Lender may, without the consent of any Borrower or any Administrative Agent, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) of the proviso to Section 12.1 that affects such Participant. Subject to clause (c)(ii) of this Section 12.6, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 4.4 (subject to the requirements and limitations of those Sections) and had acquired its interest by assignment pursuant to clause (b) of this Section 12.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.8(b) (subject to the requirements and limitations of the Section). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal and interest amount of each Participant’s interest in the Revolving Loans held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Revolving Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 4.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant except to the extent that the entitlement to any greater payment results from any Change in Law after the Participant becomes a Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent (which consent shall not be unreasonably withheld).

(d) Any Lender may, without the consent of any Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.6 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment, the Borrowers hereby agree that, upon request of any Lender at any time and from time to time after any Borrower has made its initial borrowing hereunder, each Borrower shall provide to such Lender, at such Borrower’s own expense, a promissory note, in form reasonably satisfactory to the Administrative Agent and the U.S. Parent Borrower, evidencing the Loans owing to such Lender.

(e) If the Borrowers wish to replace all of the Loans or Commitments hereunder with ones having different terms, they shall have the option, with the consent of the Administrative Agents and subject to any required prepayment notice to the Lenders, instead of prepaying the Loans or reducing or terminating the Commitments, to require the Lenders to assign all of the Loans and Commitments to the applicable Administrative Agent or its designees. Pursuant to any such assignment, all Loans and Commitments shall be purchased at par, accompanied by payment of any accrued interest thereon and any amounts owing pursuant to Section 2.11. By receiving such purchase price, the Lenders shall automatically be deemed to have assigned all of the Loans and Commitments pursuant to the terms of an Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(f) Subject to Section 12.16, the Borrowers authorize each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning a Borrower and its Affiliates that has been delivered to such Lender by or on behalf of such Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of such Borrower and its Affiliates in connection with such Lender’s credit evaluation of such Borrower and its Affiliates prior to becoming a party to this Agreement.

(g) The words “execution,” “signed,” “signature” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) The Canadian Administrative Agent, the Canadian Letter of Credit Issuer, the Canadian Swingline Lenders and the Canadian Revolving Lenders each represent and warrant that it is a Qualified Canadian Lender as at the Second Restatement Effective Date.

(i) (A) Where at any time an interest (including a participation) in a Canadian Obligation becomes held by a Lender or other Person that is not a Qualified Canadian Lender including, for the avoidance of doubt, by reason of the holder of any interest or participation in a Canadian Obligation ceasing to be a Qualified Canadian Lender, the Canadian Administrative Agent shall forthwith deliver to the Canadian Borrower a notice in writing stating that an interest in such Canadian Obligation is held by a Person that is not a Qualified Canadian Lender and the jurisdiction of residence for tax purposes of such Lender. Such notice shall be delivered to the Canadian Borrower no later than 5 Business Days prior to the date on which the Canadian Borrower is first obligated to make a payment in respect of the Canadian Obligation for the benefit of a Person who is not a Qualified Canadian Lender.

(B) Where at any time the interest (including a participation) of a Lender or Person described in Section 12.6(i)(A) changes, the Canadian Administrative Agent shall forthwith deliver to the Canadian Borrower an additional notice in writing stating whether an interest in such Canadian Obligation is held by a Person that is not a Qualified Canadian Lender and the jurisdiction of residence for tax purposes of such Lender. Such notice shall be delivered to the Canadian Borrower no later than 5 Business Days prior to the date on which the Canadian Borrower is first obligated to make a payment in respect of the Canadian Obligation for the benefit of a Person who is not a Qualified Canadian Lender.

12.7. Replacements of Lenders Under Certain Circumstances.

(a) The Borrowers shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10 or 4.4, (b) is affected in the manner described in Section 2.10(a)(iv) and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrowers shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11 or 4.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.6 (provided that the applicable Borrowers shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, any Administrative Agent or any other Lender shall have against the replaced Lender.

(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 12.1 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrowers shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that: (a) all Obligations of the Borrowers due and payable to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrowers, the Administrative Agents, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 12.6; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 12.7 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption and shall be recorded in the Register.

12.8. Adjustments; Set-off.

(a) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided further that with respect to any amount received from the Parent or any Foreign Restricted Subsidiary (other than the Canadian Pledgor) that would otherwise be subject to the foregoing provisions of this Section 12.8, such Lender shall only purchase participations in Canadian Obligations.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower; provided that the amount received by any Lender from the Parent or any Foreign Restricted Subsidiary (other than the Canadian Pledgor) a result of this Section 12.8(b) may only be applied to the Canadian Obligations. Each Lender agrees promptly to notify such Borrower (and the U.S. Parent Borrower, if other) and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

12.9. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

12.10. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.11. Integration. This Agreement and the other Credit Documents represent the agreement of the Borrowers, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Borrower, the Administrative Agent, the Collateral Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

12.12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

12.13. Submission to Jurisdiction; Waivers. Each Borrower irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 12.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 12.2;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.13 any special, exemplary, punitive or consequential damages; and

(f) The Credit Parties designate the U.S. Parent Borrower as process agent (the “Process Agent”). Service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Person in care of the Process Agent at the Process Agent’s above address, and such Person hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or such Person at its address specified in Section 12.2. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

12.14. Acknowledgments. Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrowers, on the one hand, and the Administrative Agent, the Lender and the other Agents on the other hand, and the Parent, the Borrowers and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrowers, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or other Agent has advised or is currently advising any of the Borrowers, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent or other Agent has any obligation to any of the Borrowers, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent nor other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Administrative Agent nor any other Agent has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrowers hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or any other Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among any Borrower, on the one hand, and any Lender, on the other hand.

12.15. WAIVERS OF JURY TRIAL. EACH BORROWER, EACH AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

12.16. Confidentiality. The Administrative Agent and each Lender shall hold all non-public information furnished by or on behalf of the U.S. Parent Borrower or any of its Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental agency or representative thereof or pursuant to legal process or (a) to such Lender’s or the Administrative Agent’s partners, directors, officers, employees, attorneys, professional advisors, independent auditors, trustees or Affiliates or to ratings agencies, (b) to an investor or prospective investor in a Securitization that agrees its access to information regarding the Credit Parties, the Revolving Loans and the Credit Documents is solely for purposes of evaluating an investment in a Securitization and who agrees to treat such information as confidential, (c) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such information as confidential, (d) to a nationally recognized ratings agency that requires access to information regarding the Credit Parties, the Revolving Loans and Credit Documents in connection with ratings issued with respect to a Securitization, (e) to any party to this Agreement, (f) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (g) with the consent of the Borrower or (h) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section 12.16 or (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than U.S. Parent Borrower or its Subsidiaries; provided that unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrowers of any request made to such Lender or the Administrative Agent by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary. Each Lender and the Administrative Agent agrees that it will not provide to prospective Transferees or to any pledgee referred to in Section 12.6 or to prospective direct or indirect contractual counterparties in swap agreements to be entered into in connection with Revolving Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by confidentiality provisions comparable to those set forth in this Section 12.16.

12.17. Direct Website Communications.

(a) Any Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under the Credit Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of the Credit Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to the Administrative Agent at https://clients.bankofamericabusinesscapital.com. Nothing in this Section 12.17 shall prejudice the right of the Borrowers, the Administrative Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

(b) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(c) The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the other Agents will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a “Public Lender”). Each of the Borrowers hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that do not contain any material non-public information and that may be distributed to the Public Lenders and that (x) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof and (y) by marking Borrower Materials “PUBLIC,” such Borrower shall be deemed to have authorized the Administrative Agent and the other Agents to make such Borrower Materials available through a portion of the Platform designated “Public Investor.” Notwithstanding the foregoing or any other provision of this Agreement to the contrary, neither any Borrower nor any of its Related Parties shall be liable, or responsible in any manner, for the use by any Agent, any Lender, any Participant or any of their Related Parties of the Borrower Materials. In addition, it is agreed that (i) to the extent any Borrower Materials constitute Confidential Information, they shall be subject to the confidentiality provisions of Section 12.16 and (ii) the Borrowers shall be under no obligation to designate any Borrower Materials as “PUBLIC.”

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to any Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents.

12.18. USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and all applicable amendments thereto (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes, but is not limited to, the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.

Each Credit Party acknowledges that, pursuant to the Patriot Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Credit Parties and their respective directors, authorized signing offers, direct or indirect shareholders or other Persons in control of the Credit Parties, and the transactions contemplated hereby. Each Credit Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender, any Issuing Bank or any Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

If the Administrative Agents have ascertained the identity of any Credit Party or any authorize signatories of the Parties for the purposes of applicable AML Legislation, then the Administrative Agents:

(i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the applicable Administrative Agent within the meaning of the applicable AML Legislation; and

(ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that neither the Administrative Agents nor any other Agent has any obligation to ascertain the identity of the Credit Parties or any authorized signatories of the Credit Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Credit Party or any such authorized signatory in doing so.

12.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

12.20. Intercreditor Agreement. The Credit Parties and the Secured Parties acknowledge that the exercise of certain of the Collateral Agent’s and the Administrative Agent’s rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Credit Documents, which, as among the Credit Parties and the Secured Parties shall remain in full force and effect.

12.21. Joint and Several Liability of U.S. Borrowers. All Term Loans, Revolving Loans, Agent Advances and Swingline Loans, upon funding, shall be deemed to be jointly funded to and received by the U.S. Borrowers and all Letters of Credit, upon issuance, shall be deemed to be jointly issued for the account of each U.S. Borrower. Each U.S. Borrower is jointly and severally liable under this Agreement for all of the Obligations, regardless of the manner or amount in which proceeds of any Loans or under any Secured Hedge Agreement or Secured Cash Management Agreements are used, allocated, shared or disbursed by or among the Borrowers themselves, or the manner in which any Administrative Agent and/or any other Secured Party accounts for such Loans or other Obligations on its books and records. Each U.S. Borrower shall be liable for all amounts due to the Administrative Agents and/or any Lender from any Borrower under this Agreement, regardless of which Borrower actually receives Loans or other credit extensions hereunder or the amount of such Loans and credit extensions received or the manner in which such Agent and/or such Lender accounts for such Loans or other credit extensions on its books and records. Each U.S. Borrower’s Obligations with respect to Loans and other credit extensions made to it, and such U.S. Borrower’s Obligations arising as a result of the joint and several liability of such U.S. Borrower hereunder with respect to Loans made to the other Borrowers hereunder shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with the Agents and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Credit Documents to any or all of the other Borrowers and is not required or given as a condition of credit extensions to such U.S. Borrower. Each U.S. Borrower’s Obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the release of any other U.S. Borrower pursuant to Section 12.1 or the validity or enforceability, avoidance, or subordination of the Obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (ii) the absence of any attempt to collect the Obligations from any other Borrower, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by an Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to an Agent and/or any Lender, (iv) the failure by an Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower, (v) an Agent’s and/or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of an Agent’s and/or any Lender’s claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to any U.S. Borrower’s Obligations arising as a result of the joint and several liability of the U.S. Borrowers hereunder with respect to Loans or other credit extensions made to any of the other Borrowers hereunder, such U.S. Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which an Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to an Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to an Agent and/or any Lender. Upon any Event of Default, the Agents may proceed directly and at once, without notice, against any U.S. Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each U.S. Borrower consents and agrees that the Agents shall be under no obligation to marshal any assets in favor of any U.S. Borrower or against or in payment of any or all of the Obligations. Notwithstanding anything to the contrary in the foregoing, none of the foregoing provisions of this Section 12.21 shall apply to any Person released from its Obligations as a U.S. Subsidiary Borrower in accordance with Section 12.1.

12.22. Contribution and Indemnification Among the U.S. Borrowers. Each U.S. Borrower is obligated to repay the Obligations as a joint and several obligor under this Agreement. To the extent that any U.S. Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another U.S. Borrower hereunder or other Obligations incurred directly and primarily by any other U.S. Borrower (an “Accommodation Payment”), then the U.S. Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other U.S. Borrowers in an amount, for each of such other U.S. Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other U.S. Borrower’s Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the U.S. Borrowers. As of any date of determination, the “Allocable Amount” of each U.S. Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such U.S. Borrower hereunder without (a) rendering such U.S. Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such U.S. Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such U.S. Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Credit Document, supersede such inconsistent provision.

12.23. Agency of the U.S. Parent Borrower for Each Other U.S. Borrower. Each of the U.S. Subsidiary Borrowers irrevocably appoints the U.S. Parent Borrower as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein (including, without limitation, execution and delivery to the Administrative Agents of Borrowing Base Certificates and Notices of Borrowing) and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of the U.S. Borrowers or acting singly, shall be valid and effective if given or taken only by the U.S. Parent Borrower, whether or not any of the other Borrowers join therein, and the Administrative Agents and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of the U.S. Parent Borrower under this Section 12.23; provided that nothing in this Section 12.23 shall limit the effectiveness of, or the right of the Agents and the Lenders to rely upon, any notice (including without limitation a Notice of Borrowing), document, instrument, certificate, acknowledgment, consent, direction, certification or other action delivered by any Borrower pursuant to this Agreement.

12.24. Express Waivers by U.S. Borrowers in Respect of Cross-Guaranties and Cross-Collateralization. Each U.S. Borrower agrees as follows:

(a) Each U.S. Borrower hereby waives: (i) notice of acceptance of this Agreement; (ii) notice of the making of any Loans, the issuance of any Letter of Credit or any other financial accommodations made or extended under the Credit Documents or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to such U.S. Borrower’s right to make inquiry of the U.S. Administrative Agent to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase such U.S. Borrower’s risk with respect to such other Borrower under the Credit Documents; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Credit Documents; and (vi) all other notices (except if such notice is specifically required to be given to such U.S. Borrower hereunder or under any of the other Credit Documents to which such U.S. Borrower is a party) and demands to which such U.S. Borrower might otherwise be entitled.

(b) Each U.S. Borrower hereby waives the right by statute or otherwise to require an Agent or any Lender to institute suit against any other U.S. Borrower or to exhaust any rights and remedies which an Agent or any Lender has or may have against any other U.S. Borrower. Each U.S. Borrower further waives any defense arising by reason of any disability or other defense of any other U.S. Borrower (other than the defense of payment in full) or by reason of the cessation from any cause whatsoever of the liability of any such U.S. Borrower in respect thereof.

(c) Each U.S. Borrower hereby waives and agrees not to assert against any Agent, any Lender, or any Letter of Credit Issuer: (i) any defense (legal or equitable) other than a defense of payment, set-off, counterclaim, or claim which such U.S. Borrower may now or at any time hereafter have against any other Borrower or any other party liable under the Credit Documents; (ii) any defense, set-off, counterclaim, or claim of any kind or nature available to any other Borrower (other than a defense of payment) against any Agent, any Lender, or any Letter of Credit Issuer, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any Agent, any Lender, or any Letter of Credit Issuer under any applicable law; (iv) the benefit of any statute of limitations affecting any other Borrower’s liability hereunder.

(d) Each U.S. Borrower consents and agrees that, without notice to or by such U.S. Borrower and without affecting or impairing the obligations of such Borrower hereunder, the Agents may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction: (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Credit Documents; (ii) release all or any one or more parties to any one or more of the Credit Documents or grant other indulgences to any other Borrower in respect thereof; (iii) amend or modify in any manner and at any time (or from time to time) any of the Credit Documents; or (iv) release or substitute any Person liable for payment of the Obligations, or enforce, exchange, release, or waive any security for the Obligations.

(e) Each U.S. Borrower represents and warrants to the Agents and the Lenders that such Borrower is currently informed of the financial condition of all other Borrowers and all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each U.S. Borrower further represents and warrants that such Borrower has read and understands the terms and conditions of the Credit Documents. Each U.S. Borrower agrees that neither the Agents, any Lender, nor any Letter of Credit Issuer has any responsibility to inform any U.S. Borrower of the financial condition of any other Borrower or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

12.25. Obligations Several and Not Joint. Except pursuant to a separate guaranty executed and delivered by the Parent, the Parent will not have any obligation with respect to any Loan or other Obligation hereunder. Except as specifically provided herein, the Canadian Borrower will not have any obligations with respect to U.S. Obligations (other than any Canadian Obligations that constitute U.S. Obligations solely as a result of the U.S. Borrowers’ joint and several liability with respect to the Canadian Obligations under Sections 12.21 through Section 12.24).

12.26. Eligible Contract Participants. Notwithstanding any provision hereof or in any other Credit Document to the contrary, in the event that any Canadian Guarantor is not an “eligible contract participant” as such term is defined in Section 1(a)(18) of the Commodity Exchange Act, as amended, at the time (i) any transaction is entered into under a Hedge Agreement or (ii) such Canadian Guarantor becomes a Credit Party hereunder, the Canadian Obligations of such Canadian Guarantor shall not include, only to the extent and for so long as the Canadian Obligations of such Canadian Guarantor shall be prohibited from including such transactions under the Commodity Exchange Act, (x) in the case of clause (i) above, such transaction and (y) in the case of clause (ii) above, any transactions outstanding under any Hedge Agreements as of the date such Canadian Guarantor becomes a Canadian Guarantor hereunder.

12.27. Keepwell. The U.S. Parent Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under the Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such the U.S. Parent Borrower’s obligations and undertakings under this Section 12.27 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount) and without limitation of the foregoing, the U.S. Parent Borrower hereby absolutely, unconditionally and irrevocably guarantees the payment and performance by each Specified Credit Party of its obligations under the Credit Documents with respect to all Swap Obligations. The obligations and undertakings of the U.S. Parent Borrower under this Section 12.27 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. The U.S. Parent Borrower intends this Section 12.27 to constitute, and this Section 12.27 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

UNIVAR INC., as U.S. Parent Borrower

By:

	Name:	Thomas P. Martin
	Title:	Vice President and Treasurer

UNIVAR CANADA LTD., as Canadian Borrower

By:

	Name:	Thomas P. Martin
	Title:	Vice President and Treasurer

UNIVAR USA INC., as a U.S. Subsidiary Borrower

By:

	Name:	Thomas P. Martin
	Title:	Vice President and Treasurer

CHEMPOINT.COM INC., as a U.S. Subsidiary Borrower

By:

	Name:	Thomas P. Martin
	Title:	Vice President and Treasurer

UNIVAR HOLDCO LLC, as a U.S. Subsidiary Borrower

By:

	Name:	Thomas P. Martin
	Title:	Treasurer

[Signature Page to Second Amended and Restated ABL Credit Agreement]

UNIVAR HOLDCO III LLC, as a U.S. Subsidiary Borrower

By:

	Name:	Thomas P. Martin
	Title:	Treasurer

MAGNABLEND, INC, as a U.S. Subsidiary Borrower

By:

	Name:	Thomas P. Martin
	Title:	Treasurer

MAGNABLEND HOLDINGS, INC, as a U.S. Subsidiary Borrower

By:

	Name:	Thomas P Martin
	Title:	Treasurer

PMF CAPITAL, LLC, as a U.S. Subsidiary Borrower

By:

	Name:	Thomas P. Martin
	Title:	Treasurer

[Signature Page to Second Amended and Restated ABL Credit Agreement]

BANK OF AMERICA, NA., as U.S. Administrative Agent, Collateral Agent and as a Letter of Credit Issuer

By:

	Name:	Christopher Godfrey
	Title:	Senior Vice President

[2nd Amended and Restated ABL Credit Agreement]

BANK OF AMERICA, as Canadian Administrative Agent and as a Letter of Credit Issuer

By:

	Name:	Medina Sales de Andrade
	Title:	Vice President

[2nd Amended and Restated ABL Credit Agreement]

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By:

		Name:	Kevin S. Fong
		Title:	Vice President

For any institution requiring a second signatory:	By:
Name:
Title:

Univar- Second Amended and Restated ABL Credit Agreement

WELLS FARGO FOOTHILL CANADA ULC, as a Lender

By:

		Name:	Domenic Cosentino
		Title:	Vice President
Wells Fargo Foothill Canada ULC

For any institution requiring a second signatory:	By:
Name:
Title:

Univar- Second Amended and Restated ABL Credit Agreement

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By:

		Name:	Domenic Cosentino
		Title:	Vice President Wells Fargo Capital Finance Corporation Canada

For any institution requiring a second signatory:	By:
Name:
Title:

Univar- Second Amended and Restated ABL Credit Agreement

Deutsche Bank AG New York Branch, as a Lender

By:

		Name:	Marcus M. Tarkington
		Title:	Director

For any institution requiring a second signatory:	By:

		Name:	Erin Morrissey
		Title:	Director

Univar- Second Amended and Restated ABL Credit Agreement

Deutsche Bank AG Canada Branch, as a Lender

By:

		Name:	Leigh Knowles
		Title:	Director

For any institution requiring a second signatory:	By:

		Name:	MARCELLUS LEUNG
		Title:	Assistant Vice President

Univar- Second Amended and Restated ABL Credit Agreement

JP Morgan Chase Bank, N.A., as Joint Bookrunner, Co-Syndication Agent and a Lender

By:

	Name:	James Fallahay
	Title:	Vice President

JPMorgan Chase Bank, N.A., Toronto Branch, as a Lender

By:
Name:
Title:

Univar- Second Amended and Restated ABL Credit Agreement

JP Morgan Chase Bank, N.A., as Joint Bookrunner, Co-Syndication Agent and a Lender

By:
Name:
Title:

JPMorgan Chase Bank, N.A., Toronto Branch, as a Lender

By:

	Name:	Agostino A. Marchetti
	Title:	SVP

Univar- Second Amended and Restated ABL Credit Agreement

	HSBC Bank USA, N.A.			,
as a Lender

By:

		Name:	Mire Levy
		Title:	Vice President

For any institution requiring a second signatory:	By:
Name:
Title:

Univar- Second Amended and Restated ABL Credit Agreement

Union Bank, Canada Branch, as a Lender

By:

	Name:	Anne Collins
	Title:	Vice President

Univar- Second Amended and Restated ABL Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:

	Name:	Lisa Hanson
	Title:	Authorized Signatory

Univar- Second Amended and Restated ABL Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:

	Name:	Lisa Hanson
	Title:	Authorized Signatory

Univar- Second Amended and Restated ABL Credit Agreement

SunTrust Bank , as a Lender

By:

		Name:	Sandra M. Salazar
		Title:	Vice President

For any institution requiring a second signatory:	By:
Name:
Title:

Univar- Second Amended and Restated ABL Credit Agreement

	BMO Chicago Branch			,
as a Lender

By:

		Name:	Larry Swiniarski
		Title:	Director

For any institution requiring a second signatory:	By:
Name:
Title:

Univar- Second Amended and Restated ABL Credit Agreement

Bank of Montreal as a Lender

By:

	Name:	Gary Still
	Title:	Managing Director

By:

	Name:	Hugh Devlin
	Title:	Managing Director

Univar- Second Amended and Restated ABL Credit Agreement

US BANK NATIONAL ASSOCIATION, as a Lender

By:

		Name:	Terrence Broderick
		Title:	Vice President

For any institution requiring a second signatory:	By:
Name:
Title:

Univar- Second Amended and Restated ABL Credit Agreement

US Bank, Canada Branch, as a Lender

By:

		Name:	JOSEPH RAUHALA
		Title:	PRINCIPAL OFFICER

For any institution requiring a second signatory:	By:
Name:
Title:

Univar- Second Amended and Restated ABL Credit Agreement

	Goldman Sachs Lending Partners LLC			,
as a Lender

By:

		Name:	Mark Walton
		Title:	Authorized Signatory

For any institution requiring a second signatory:	By:
Name:
Title:

Univar- Second Amended and Restated ABL Credit Agreement

PNC BANK CANADA BRANCH as a Canadian Lender

By:

	Name:	Michael Danby
	Title:	Assistant Vice President

PNC Bank National Association

By:

	Name:	Glenn D. Kreutzer
	Title:	Vice President

Univar- Second Amended and Restated ABL Credit Agreement

For RBS Citizens Business Capital a division of RBS Citizens, N.A as a Lender

By:

		Name:	Shweta Parthasarathy
		Title:	Vice President

For any institution requiring a second signatory:	By:
Name:
Title:

Univar- Second Amended and Restated ABL Credit Agreement

Regions Bank, as a Lender

By:

		Name:	Bruce Kasper
		Title:	Attorney in Fact

For any institution requiring a second signatory:	By:
Name:
Title:

Univar- Second Amended and Restated ABL Credit Agreement

Siemens Financial Services, as a Lender

By:

		Name:	John Finore
		Title:	Vice President

For any institution requiring a second signatory:	By:

		Name:	ADAM AYERS
		Title:	Loan Operations

Univar- Second Amended and Restated ABL Credit Agreement

City National Bank, a national banking association, as a Lender

By:

	Name:	Mia Bolin
	Title:	Vice President

Univar- Second Amended and Restated ABL Credit Agreement

		COMPASS BANK		,
as a Lender

By:

		Name:	Michael Sheff
		Title:	Sr. Vice President

For any institution requiring a second signatory:	By:
Name:
Title:

Univar- Second Amended and Restated ABL Credit Agreement

	CITIZENS BANK		,
as a Lender

By:

	Name:	DENNIS KUJAWA
	Title:	FIRST VICE PRESIDENT

Univar- Second Amended and Restated ABL Credit Agreement